     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1996
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                              ----------------------
                                     FORM S-4
                              REGISTRATION STATEMENT
                                       Under
                            THE SECURITIES ACT OF 1933

                              ----------------------
                          MERCANTILE BANCORPORATION INC.
              (Exact name of registrant as specified in its charter)

            MISSOURI                           6712                43-0951744
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)     Classification Code Number)    Identification
                                                                     Number)
                                P.O. Box 524
                     St. Louis, Missouri  63166-0524
                               (314) 425-2525
(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                              ----------------------
                               JON W. BILSTROM, ESQ.
                           General Counsel and Secretary
                          Mercantile Bancorporation Inc.
                                   P.O. Box 524
                          St. Louis, Missouri  63166-0524
                                  (314) 425-2525
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                              ----------------------
                                     Copy to:

      JOHN Q. ARNOLD           ROBERT M. LaROSE, ESQ.     HOWARD H. MICK, ESQ.
 Chief Financial Officer          Thompson Coburn            Stinson, Mag &
Mercantile Bancorporation Inc.  One Mercantile Center         Fizzell, P.C.
       P.O. Box 524              St. Louis, Missouri       1201 Walnut Street
St. Louis, Missouri  63166-0524       63101-1693                Suite 2800
     (314) 425-2525                (314) 552-6000         Kansas City, Missouri
                                                                   64141
                                                              (816) 842-8600

                              ----------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                              ----------------------

                                          CALCULATION OF REGISTRATION FEE
============================================================================================================================
    Title of each class of         Amount to be       Proposed maximum             Proposed maximum            Amount of
  securities to be registered       registered     offering price per unit   aggregate offering price<F2>   registration fee
- ----------------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00 par value<F1>  325,843 shares           N/A                    $8,021,730.12                $2,766.13
============================================================================================================================

       <F1>   Includes one attached Preferred Share Purchase Right per share.

       <F2>   Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(f)(2), and based upon the $8,021,730.12 aggregate book value of the 22,500 shares of Common Stock, $100.00 par value, of Peoples State Bank issued and outstanding as of April 30, 1996.

                       ------------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                          MERCANTILE BANCORPORATION INC.

              CROSS REFERENCE SHEET FURNISHED PURSUANT TO ITEM 501(b)
            OF REGULATION S-K SHOWING HEADING OR LOCATION IN PROSPECTUS
              OF INFORMATION REQUIRED BY ITEMS IN PART I OF FORM S-4
            -----------------------------------------------------------

Form S-4 Item Number and Caption                Heading or Location in Prospectus
- --------------------------------                ---------------------------------
    A. Information about the Transaction            Facing Page; Cross Reference Sheet; Outside
        1. Forepart of Registration                 Front Cover Page of Prospectus
           Statement and Outside Front
           Cover Page of Prospectus

        2. Inside Front and Outside                 Available Information; Incorporation of
           Back Cover Pages of                      Certain Information by Reference; Table of
           Prospectus                               Contents

        3. Risk Factors, Ratio of                   Summary Information; Pro Forma Financial
           Earnings to Fixed Charges and            Information
           Other Information

        4. Terms of the Transaction                 Summary Information; Incorporation of Certain
                                                    Information by Reference; Terms of the
                                                    Proposed Acquisition; Certain Federal Income
                                                    Tax Consequences of the Acquisition;
                                                    Information Regarding MBI Common Stock

        5.  Pro Forma Financial                     Pro Forma Financial Information
            Information

        6.  Material Contacts with                  Summary Information; Terms of the Proposed
            the Company Being Acquired              Acquisition

        7.  Additional Information                  Not Applicable
            Required for Reoffering by
            Persons and Parties Deemed to
            be Underwriters

        8.  Interests of Named                      Legal Matters
            Experts and Counsel

        9.  Disclosure of Commission                Not Applicable
            Position on Indemnification
            for Securities Act Liabilities


                                    -i-

Form S-4 Item Number and Caption                Heading or Location in Prospectus
- --------------------------------                ---------------------------------
    B. Information About the Registrant

       10. Information with Respect                 Incorporation of Certain Information by
           to S-3 Registrants                       Reference; Summary Information; Information
                                                    Regarding MBI Common Stock

       11. Incorporation of Certain                 Incorporation of Certain Information by
           Information by Reference                 Reference

       12. Information with Respect                 Not Applicable
           to S-2 or S-3 Registrants

       13. Incorporation of Certain                 Not Applicable
           Information by Reference

       14. Information with Respect                 Not Applicable
           to Registrants Other Than S-2
           or S-3 Registrants

    C. Information About the Company Being
       Acquired

       15. Information with Respect                 Not Applicable
            to S-3 Companies

       16. Information with Respect                 Not Applicable
           to S-2 or S-3 Companies

       17. Information with Respect                 Summary Information; Information Regarding
           to Companies Other Than S-2              Peoples Bankshares and Peoples Bank
           or S-3 Companies

    D. Voting and Management Information

       18. Information if Proxies,                  Information Regarding Special Meetings;
           Consents or Authorizations               Incorporation of Certain Information by
           are to be Solicited                      Reference; Dissenters' Rights of Stockholders
                                                    of Peoples Bank; Information Regarding
                                                    Peoples Bankshares and Peoples Bank

       19. Information if Proxies,                  Not Applicable
           Consents or Authorizations
           are not to be Solicited in an
           Exchange Offer

                [letterhead of Peoples State Bankshares, Inc.]



                              ----------------, 1996
Dear Stockholder:

            The Board of Directors cordially invites you to attend a Special Meeting of Stockholders of Peoples State Bankshares, Inc. ("Peoples Bankshares") to be held at ---:-0 -.m., Central Time, on ---------,
- -----------, 1996, at -----------------------, -------------------------,
Topeka, Kansas (the "Special Meeting"). At this important meeting, you will be asked to consider and vote upon the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of December 19, 1995, pursuant to which Ameribanc, Inc. ("Ameribanc"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI"), will acquire all of the outstanding capital stock of Peoples State Bank, a Kansas state-chartered bank ("Peoples Bank"), through the consummation of two concurrent and interdependent transactions:
(i) the exchange (the "Exchange") of all of the shares of common stock of Peoples Bank owned beneficially and of record by Peoples Bankshares for shares of MBI common stock, and (ii) the merger (the "Merger") of Mercantile Bank of Shawnee County, a Kansas state-chartered bank in organization and wholly owned subsidiary of Ameribanc, with and into Peoples Bank.

            I have enclosed the following items relating to the Special Meeting and the proposed transactions:

            1.    Joint Proxy Statement/Prospectus;

            2.    Proxy card; and

            3.    A pre-addressed return envelope to Peoples
                  Bankshares for the proxy card.

            The Joint Proxy Statement/Prospectus and related proxy materials set forth, or incorporate by reference, financial data and other important information relating to Peoples Bankshares, Peoples Bank, MBI and Ameribanc, and describe the terms and conditions of the proposed Exchange and Merger. The Board of Directors requests that you carefully review these materials before completing the enclosed proxy card or attending the Special Meeting.

           THE BOARD OF DIRECTORS OF PEOPLES BANKSHARES CAREFULLY CONSIDERED AND APPROVED THE TERMS OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AS BEING IN THE BEST INTEREST OF PEOPLES BANKSHARES AND ITS STOCKHOLDERS. THE PEOPLES BANKSHARES BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
                                                       ---
PROPOSAL TO APPROVE THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

           APPROVAL OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY IS A CONDITION TO THE CONSUMMATION OF THE EXCHANGE AND MERGER. Accordingly, it is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting in person. Please complete, sign and date the enclosed proxy card and return it to Peoples Bankshares in the enclosed pre-addressed envelope which requires no postage if mailed within the United States. If you later decide to attend the Special Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Special Meeting, you may do so and your proxy will have no further effect. You may revoke your proxy by delivering to the Secretary of Peoples Bankshares a written notice of revocation or another proxy relating to the same shares bearing a later date than the proxy being revoked or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute a revocation of an earlier dated proxy.

            If you need assistance in completing your proxy card or if you have any questions about the Joint Proxy Statement/Prospectus, please feel free to contact ------------------ at (913) --------.

                                    Sincerely,

                                    Ronald D. Lutz
                                    President

                     [letterhead of Peoples State Bank]



                               ---------------, 1996
Dear Stockholder:

            The Board of Directors cordially invites you to attend a Special Meeting of Stockholders of Peoples State Bank ("Peoples Bank") to be held at
- --:-0 -.m., Central Time, on -------, ----------, 1996, at
- ----------------------, --------------------, Topeka, Kansas (the "Special
Meeting"). At this important meeting, you will be asked to consider and vote upon the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of December 19, 1995, and the related Plan of Merger dated as of May 2, 1996 (the "Plan of Merger" and, collectively with the Reorganization Agreement, the "Acquisition Agreements"), pursuant to which Ameribanc, Inc. ("Ameribanc"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI"), will acquire all of the outstanding capital stock of Peoples Bank through the consummation of two concurrent and interdependent transactions: (i) the exchange (the "Exchange") of all of the shares of common stock of Peoples Bank owned beneficially and of record by Peoples State Bankshares, Inc. ("Peoples Bankshares") for shares of MBI common stock, and (ii) the merger (the "Merger") of Mercantile Bank of Shawnee County, a wholly owned subsidiary of Ameribanc in organization, with and into Peoples Bank.

            I have enclosed the following items relating to the Special Meeting and the proposed transactions:

            1.    Joint Proxy Statement/Prospectus;

            2.    Proxy card; and

            3. A pre-addressed return envelope to Peoples Bank for the proxy card.

            The Joint Proxy Statement/Prospectus and related proxy materials set forth, or incorporate by reference, financial data and other important information relating to Peoples Bank, Peoples Bankshares, MBI and Ameribanc, and describe the terms and conditions of the proposed Exchange and Merger. The Board of Directors requests that you carefully review these materials before completing the enclosed proxy card or attending the Special Meeting.

           THE BOARD OF DIRECTORS OF PEOPLES BANK CAREFULLY CONSIDERED AND APPROVED THE TERMS OF THE ACQUISITION AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY AS BEING IN THE BEST INTEREST OF PEOPLES BANK AND ITS STOCKHOLDERS. THE PEOPLES BANK BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO
                                            ---
APPROVE THE ACQUISITION AGREEMENTS AND THE TRANSACTIONS
CONTEMPLATED THEREBY.

           APPROVAL OF THE ACQUISITION AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY IS A CONDITION TO THE CONSUMMATION OF THE EXCHANGE AND MERGER. Accordingly, it is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting in person. Please complete, sign and date the enclosed proxy card and return it to Peoples Bank in the enclosed pre-addressed envelope which requires no postage if mailed within the United States. If you later decide to attend the Special Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Special Meeting, you may do so and your proxy will have no further effect.

You may revoke your proxy by delivering to the Secretary of Peoples Bank a written notice of revocation or another proxy relating to the same shares bearing a later date than the proxy being revoked or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute a revocation of an earlier dated proxy.

            If you need assistance in completing your proxy card or if you have any questions about the Joint Proxy Statement/Prospectus, please feel free to contact ------------------ at (913) --------.

                                    Sincerely,


                                    Ronald D. Lutz
                                    Chairman and Chief Executive Officer

                      PEOPLES STATE BANKSHARES, INC.
                     1080 S.W. Wanamaker Road, Suite A
                        Topeka, Kansas  66604-3888

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                To Be Held
                            -------------, 1996

TO THE STOCKHOLDERS OF PEOPLES STATE BANKSHARES, INC.:

            Notice is hereby given that a Special Meeting of Stockholders of PEOPLES STATE BANKSHARES, INC., a Kansas corporation ("Peoples Bankshares"), will be held at -----------------, ---------------------, Topeka, Kansas on
- ---------, --------------, 1996, at --:-0 -.m., Central Time, for the
following purposes:

            (1) To consider and vote upon the adoption and approval of the Agreement and Plan of Reorganization dated as of December 19, 1995 (the "Reorganization Agreement"), pursuant to which (i) Peoples Bankshares and Ameribanc, Inc. ("Ameribanc"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI"), will effect an exchange (the "Exchange") of all of the shares of common stock of Peoples State Bank ("Peoples Bank") owned by Peoples Bankshares for shares of MBI common stock, (ii) Mercantile Bank of Shawnee County, a wholly owned subsidiary of Ameribanc in organization, will be merged with and into Peoples Bank (the "Merger"), whereby, (x) upon consummation of the Exchange, each share of Peoples Bank common stock that is beneficially owned by Peoples Bankshares will be transferred to Ameribanc in exchange for 14.4819 shares of MBI common stock and (y) upon consummation of the Merger, each outstanding share of Peoples Bank common stock (other than the shares that have been transferred to Ameribanc pursuant to the Exchange or shares as to which a stockholder has exercised dissenters' rights) will be converted into the right to receive 14.4819 shares of MBI common stock.

            (2) To consider and vote upon a proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Reorganization Agreement.

            The record date for determining the stockholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournment thereof has been fixed as of the close of business on ------------, 1996.

           WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Joyce M. Lutz
                                    Secretary

Topeka, Kansas
- -----------, 1996

                                PEOPLES STATE BANK
                             1064 S.W. Wanamaker Road
                            Topeka, Kansas  66604-3888

                     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                    To Be Held
                                -------------, 1996

TO THE STOCKHOLDERS OF PEOPLES STATE BANK:

            Notice is hereby given that a Special Meeting of Stockholders of PEOPLES STATE BANK, a Kansas state-chartered bank ("Peoples Bank"), will be held at ----------------------, -----------------, Topeka, Kansas, on
- ---------, -------------, 1996, at --:-0 a.m., Central Time, for the
following purposes:

            (1) To consider and vote upon the adoption and approval of the Agreement and Plan of Reorganization dated as of December 19, 1995 (the "Reorganization Agreement") and the related Plan of Merger dated as of
- -------------, 1996 (the "Plan of Merger" and, collectively with the Reorganization Agreement, the "Acquisition Agreements"), pursuant to which
(i) Peoples State Bankshares, Inc. ("Peoples Bankshares") and Ameribanc, Inc. ("Ameribanc"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI"), will effect an exchange (the "Exchange") of all of the shares of Peoples Bank common stock owned by Peoples Bankshares for shares of MBI common stock, (ii) Mercantile Bank of Shawnee County, a wholly owned subsidiary of Ameribanc in organization, will be merged with and into Peoples Bank (the "Merger") whereby, (x) upon consummation of the Exchange, each share of Peoples Bank common stock that is beneficially owned by Peoples Bankshares will be transferred to Ameribanc in exchange for 14.4819 shares of MBI common stock and (y) upon consummation of the Merger, each outstanding share of Peoples Bank common stock (other than the shares that have been transferred to Ameribanc pursuant to the Exchange or shares as to which a stockholder has exercised dissenters' rights) will be converted into the right to receive 14.4819 shares of MBI common stock.

            (2) To consider and vote upon a proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Acquisition Agreements.

            The record date for determining the stockholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournment thereof has been fixed as of the close of business on ------------, 1996.

           WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Joyce M. Lutz
                                    Secretary
Topeka, Kansas
- -----------, 1996

                     MERCANTILE BANCORPORATION INC.
                               PROSPECTUS

                               ----------

                    PEOPLES  STATE BANKSHARES, INC.
                          PEOPLES  STATE BANK
                         JOINT PROXY STATEMENT
                    SPECIAL MEETINGS OF STOCKHOLDERS
                  TO BE HELD ON  --------------, 1996


            This Prospectus of Mercantile Bancorporation Inc. ("MBI") relates to up to 325,843 shares of common stock, $5.00 par value ("Common Stock"), and attached Preferred Share Purchase Rights (the "Rights"), of MBI (the Common Stock and the Rights are collectively referred to herein as the "MBI Common Stock"), to be issued upon the acquisition by Ameribanc, Inc., a Missouri corporation and wholly owned subsidiary of MBI ("Ameribanc"), of all of the outstanding common stock, $100.00 par value ("Peoples Bank Common Stock"), of Peoples State Bank, a Kansas state-chartered bank ("Peoples Bank"). The acquisition will be accomplished through the consummation of two concurrent and interdependent transactions: (i) the exchange (the "Exchange") of all of the shares of Peoples Bank Common Stock owned beneficially and of record by Peoples State Bankshares, Inc., a Kansas corporation ("Peoples Bankshares"), for shares of MBI Common Stock, and (ii) the merger (the "Merger") of Mercantile Bank of Shawnee County, a wholly owned subsidiary of Ameribanc in organization ("MBSC"), with and into Peoples Bank, whereby all of the outstanding shares of Peoples Bank Common Stock (other than shares received by Ameribanc pursuant to the Exchange or shares as to which a stockholder has exercised dissenters' rights) will be converted into the right to receive shares of MBI Common Stock (the "Merger" and the "Exchange" are hereinafter referred to collectively as the "Acquisition"). The Acquisition will be consummated in accordance with the terms and conditions, including regulatory and stockholder approvals, as set forth more fully in the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of December 19, 1995, by and among MBI, Ameribanc, Peoples Bank and Peoples Bankshares, and the related Plan of Merger (the "Plan of Merger" and, together with the Reorganization Agreement, the "Acquisition Agreements") dated as of May 2, 1996 by and between Peoples Bank and MBSC. This Prospectus also serves as the Proxy Statement for each of Peoples Bankshares and Peoples Bank in connection with the Special Meeting of Stockholders of Peoples Bankshares (the "Peoples Bankshares Special Meeting") and the Special Meeting of Stockholders of Peoples Bank (the "Peoples Bank Special Meeting" and, collectively with the Peoples Bankshares Special Meeting, the "Special Meetings"), both of which will be held on ---------------, 1996, at the times and places and for the purposes stated in the Notice of Special Meeting of Stockholders of Peoples Bankshares and Notice of Special Meeting of Stockholders of Peoples Bank accompanying this Joint Proxy Statement/Prospectus.

            Pursuant to the Acquisition, MBI will issue up to an aggregate of 325,843 shares of MBI Common Stock (the "Acquisition Consideration"). Upon the consummation of the Exchange, Peoples Bankshares will transfer each share of Peoples Bank Common Stock that is beneficially owned by Peoples Bankshares to Ameribanc in exchange for 14.4819 shares of MBI Common Stock. Within six months after the Exchange, Peoples Bankshares shall liquidate and dissolve and effect a liquidating distribution to the holders of the capital stock of Peoples Bankshares of all of the shares of MBI Common Stock then owned beneficially and of record by Peoples Bankshares (the "Liquidation"). Upon consummation of the Merger, the business and operations of Peoples Bank will be continued through Peoples Bank as a wholly owned subsidiary of Ameribanc, and each issued and outstanding share of Peoples Bank Common Stock

(other than those shares that have been transferred to Ameribanc pursuant to the Exchange or those shares as to which a stockholder of Peoples Bank has exercised dissenters' rights under Section 17-6712 of the General Corporation Code of Kansas (the "Kansas Corporation Code")) will be converted into the right to receive 14.4819 shares of MBI Common Stock. The fair market value of the MBI Common Stock to be issued as the Acquisition Consideration may fluctuate and at the consummation of the Acquisition may be more or less than the current fair market value of such shares. See "TERMS OF THE PROPOSED ACQUISITION - General Description of the Acquisition." No fractional shares of MBI Common Stock will be issued in the Acquisition, but cash will be paid in lieu of such fractional shares. See "TERMS OF THE PROPOSED ACQUISITION - Fractional Shares."

            The Acquisition is intended to qualify as a tax-deferred reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and, accordingly, is intended to achieve certain tax-deferral benefits for federal income tax purposes for Peoples Bankshares and the stockholders of Peoples Bank and Peoples Bankshares with respect to those shares of MBI Common Stock received pursuant to the Acquisition. See "SUMMARY INFORMATION - Federal Income Tax Consequences in General" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION."

            MBI Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "MTL." On ------------, 1996, the closing sale price for MBI Common Stock as reported on the NYSE Composite Tape was $-----.
 This Joint Proxy Statement/Prospectus, the Notices of the Special Meetings and the forms of proxy were first mailed to the stockholders of Peoples Bankshares and Peoples Bank on or about ---------------, 1996.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE SHARES OF MBI COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

       The date of this Joint Proxy Statement/Prospectus is -------------,
1996.

                             AVAILABLE INFORMATION
                             ---------------------

            MBI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by MBI with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Suite 1300, Seven World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. MBI Common Stock is listed on the NYSE, and such reports, proxy statements and other information concerning MBI are also available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

            This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") covering the securities offered hereby which has been filed by MBI with the Commission. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Statements contained in this Joint Proxy Statement/Prospectus provide a summary of the contents of certain contracts or other documents referenced herein but are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For such further information, reference is made to the Registration Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
               -------------------------------------------------

           THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO MBI, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO JON W. BILSTROM, GENERAL COUNSEL AND SECRETARY, MERCANTILE BANCORPORATION INC., P.O. BOX 524, ST. LOUIS, MISSOURI 63166-0524, TELEPHONE (314) 425-2525. IN
ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ---------------, 1996.

            The following documents filed with the Commission by MBI under the Exchange Act are incorporated herein by reference:

            (a) MBI's Annual Report on Form 10-K for the year ended December 31, 1995.

            (b) MBI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

            (c) MBI's Current Reports on Form 8-K dated January 16, 1996 and March 11, 1996.

            (d) The description of MBI Common Stock set forth in Item #1 of MBI's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

            (e) The description of MBI Preferred Share Purchase Rights set forth in Item 1 of MBI's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

            All documents filed by MBI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and until the date of the Special Meetings shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to MBI contained in this Joint Proxy Statement/Prospectus does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

            Any statements contained in this Joint Proxy Statement/Prospectus involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.

           NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MBI, PEOPLES BANKSHARES OR PEOPLES BANK. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF MBI COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT HERETO SHALL IMPLY OR CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MBI OR ITS SUBSIDIARIES, PEOPLES BANKSHARES OR PEOPLES BANK OR IN THE INFORMATION SET FORTH HEREIN SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS
                                                                                            PAGE

 AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . . . . . . . . . .     3

 SUMMARY INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
       Business of MBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
       Business of Peoples Bankshares and Peoples Bank . . . . . . . . . . . . . . . . . .     8
       The Proposed Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
       Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
       Interests of Certain Persons in the Acquisition . . . . . . . . . . . . . . . . . .    10
       Special Meetings of Stockholders of Peoples Bankshares and Peoples Bank . . . . . .    10
       Reasons for the Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
       Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
       Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
       Federal Income Tax Consequences in General. . . . . . . . . . . . . . . . . . . . .    12
       Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
       Dissenters' Rights of Peoples Bank Stockholders . . . . . . . . . . . . . . . . . .    13
       Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
       Markets and Market Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
       Comparative Unaudited Per Share Data. . . . . . . . . . . . . . . . . . . . . . . .    15
       Summary Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

 INFORMATION REGARDING SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . .    20
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
       Date, Time and Place. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
       Record Date; Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
       Voting and Revocation of Proxies. . . . . . . . . . . . . . . . . . . . . . . . . .    21
       Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

 TERMS OF THE PROPOSED ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
       General Description of the Acquisition. . . . . . . . . . . . . . . . . . . . . . .    23
       Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
       Interests of Certain Persons in the Acquisition . . . . . . . . . . . . . . . . . .    25
       Background of and Reasons for the Acquisition; Board Recommendations. . . . . . . .    25
       Conditions of the Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
       Termination of the Reorganization Agreement . . . . . . . . . . . . . . . . . . . .    30
       Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
       Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
       Surrender of Peoples Bank Stock Certificates and Receipt of MBI Common Stock. . . .    31
       Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
       Certain Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
       Business Pending the Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . .    32
       Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
       Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36

                                     - 5 -


 CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION. . . . . . . . . . . . . . . .    36

 DISSENTERS' RIGHTS OF STOCKHOLDERS OF PEOPLES BANK. . . . . . . . . . . . . . . . . . . .    38

 PRO FORMA FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
       Comparative Unaudited Per Share Data. . . . . . . . . . . . . . . . . . . . . . . .    40
       Pro Forma Combined Consolidated Financial Statements (Unaudited). . . . . . . . . .    41

 INFORMATION REGARDING PEOPLES BANKSHARES AND PEOPLES BANK . . . . . . . . . . . . . . . .    47
       Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
       Management's Discussion and Analysis of Financial Condition and Results of Operations  47
       Security Ownership of Certain Beneficial Owners and Management of Peoples Bankshares   65
       Security Ownership of Certain Beneficial Owners and Management of Peoples Bank. . .    66

 INFORMATION REGARDING MBI COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . .    67
       Description of MBI Common Stock and Attached Preferred Share Purchase Rights. . . .    67
       Restrictions on Resale of MBI Common Stock by Affiliates. . . . . . . . . . . . . .    69
       Comparison of the Rights of Shareholders of MBI and the Rights of
             Stockholders of Peoples Bankshares and Peoples Bank . . . . . . . . . . . . .    69

 SUPERVISION AND REGULATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
       Certain Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . .    73
       Payment of Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
       Capital Adequacy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
       FDIC Insurance Assessments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
       Proposals to Overhaul the Savings Association Industry. . . . . . . . . . . . . . .    74
       Support of Subsidiary Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
       FIRREA and FDICIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
       Depositor Preference Statute. . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
       The Interstate Banking and Community Development Legislation. . . . . . . . . . . .    76

 RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . .    76

 LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77

 EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77

 OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77

 SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77

 FINANCIAL STATEMENTS INDEX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78

 ANNEX A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

                                     - 6 -

                              SUMMARY INFORMATION
                              -------------------

           THE FOLLOWING IS A SUMMARY OF THE IMPORTANT TERMS OF THE PROPOSED ACQUISITION AND RELATED INFORMATION DISCUSSED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS BUT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION WHICH APPEARS ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, INCLUDING THE ANNEX ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF PEOPLES BANKSHARES AND PEOPLES BANK ARE URGED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY. ALL MBI PER SHARE DATA REFLECT A THREE-FOR-TWO STOCK SPLIT DISTRIBUTED IN THE FORM OF A DIVIDEND ON APRIL 11, 1994.

BUSINESS OF MBI

            MBI, a Missouri corporation, was organized in 1970 and is a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"). MBI is also registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"). At March 31, 1996, MBI owned, directly or indirectly, all of the capital stock of Mercantile Bank of St. Louis National Association ("Mercantile Bank") and 72 other commercial banks which operate from 411 banking offices and 399 Fingertip Banking automated teller machines, including 40 off-premises machines, located throughout Missouri, Illinois, eastern Kansas, northern Arkansas and Iowa. MBI's services concentrate in four major lines of business -- consumer, corporate, investment banking and trust services. MBI also operates non-banking subsidiaries which provide related financial services, including investment management, brokerage services and asset-based lending. As of March 31, 1996, MBI had 63,124,053 shares of its Common Stock issued and outstanding. As of March 31, 1996, MBI reported, on a consolidated basis, total assets of $17.9 billion, total deposits of $14.0 billion, total loans and leases of $11.8 billion and shareholders' equity of $1.6 billion.

            On January 2, 1996, MBI completed the acquisitions of (i) Hawkeye Bancorporation ("Hawkeye"), an Iowa corporation and registered bank holding company under the BHCA, located in Des Moines, Iowa, and (ii) First Sterling Bancorp, Inc. ("Sterling"), an Illinois corporation and registered bank holding company under the BHCA, located in Sterling, Illinois. These acquisitions were accounted for under the pooling-of-interest method of accounting. As of January 2, 1996, Hawkeye and Sterling reported total assets of $2.0 billion and $168 million, respectively.

            On February 9, 1996 and March 7, 1996, respectively, MBI completed the acquisitions of (i) Security Bank of Conway, F.S.B. ("Conway"), a federal stock savings bank located in Conway, Arkansas, and (ii) Metro Savings Bank, F.S.B. ("Metro"), a federal stock savings bank located in Wood River, Illinois. These acquisitions were accounted for under the purchase method of accounting. As of February 9, 1996 and March 7, 1996, Conway and Metro reported total assets of $103 million and $81 million, respectively.

            On March 19, 1996, MBI entered into an agreement to acquire TODAY'S BANCORP, INC. ("TODAY'S"), located in Freeport, Illinois. TODAY'S, a Delaware corporation and registered bank holding company under the BHCA, operates from twelve locations in northern Illinois. As of March 31, 1996, TODAY'S reported total assets of $510 million, total deposits of $437 million, total loans of $368 million and stockholders' equity of $47 million. The acquisition of TODAY'S will be accounted for under the purchase method of accounting.

            In connection with the acquisition of Hawkeye, MBI restated its consolidated financial statements as of and for the years ended December 31, 1995, 1994 and 1993. MBI filed supplemental financial statements as of and for the years ended December 31, 1995, 1994 and 1993 in a Current Report on Form 8-K, dated March 11, 1996, which has been incorporated by reference into this Joint Proxy Statement/Prospectus. Due to the immateriality of the financial condition and results of operation of Sterling to that of MBI, the supplemental consolidated financial statements of MBI do not reflect the acquisition of Sterling.

            MBI's principal executive offices are located at One Mercantile Center, St. Louis, Missouri 63101-1693, and its telephone number is (314) 425-2525.

BUSINESS OF PEOPLES BANKSHARES AND PEOPLES BANK

            Peoples Bankshares, a Kansas corporation, commenced operations in 1973 and is a registered bank holding company under the BHCA. Peoples
Bankshares currently owns 88.88% of the issued and outstanding shares of the capital stock of Peoples Bank, a Kansas state-chartered bank founded in 1909 which operates from five locations in eastern Kansas. As of March 31, 1996, Peoples Bankshares had 97,455 shares of its common stock, $1.00 par value ("Peoples Bankshares Common Stock"), issued and outstanding and Peoples Bank had 22,500 shares of Peoples Bank Common Stock issued and outstanding. As of March 31, 1996, Peoples Bankshares reported, on a consolidated basis, total assets of $94 million, total deposits of $76 million, net loans of $52 million and stockholders' equity of $8 million, and Peoples Bank reported total assets of $94 million, total deposits of $77 million, net loans of $51 million and stockholders' equity of $8 million.

            The principal executive offices of Peoples Bankshares are located at 1080 S.W. Wanamaker Road, Suite A, Topeka, Kansas 66604-3888, and the principal executive offices of Peoples Bank are located at 1064 S.W. Wanamaker Road, Topeka, Kansas 66604-3888.

THE PROPOSED ACQUISITION

            Pursuant to the Acquisition Agreements, Ameribanc will acquire all of the outstanding capital stock of Peoples Bank through the consummation of two concurrent and interdependent transactions: (i) the exchange of all of the shares of Peoples Bank Common Stock owned beneficially and of record by Peoples Bankshares for shares of MBI Common Stock, and (ii) the merger of MBSC, a wholly owned subsidiary of Ameribanc in organization, with and into Peoples Bank. Upon consummation of the Acquisition, the separate corporate existence of MBSC will terminate, and the business and operations of Peoples Bank will be continued through Peoples Bank as a wholly owned subsidiary of Ameribanc. Following the Closing Date (as hereinafter defined), MBI intends to cause Mercantile Bank of Topeka, a Kansas state-chartered bank and wholly owned subsidiary of Ameribanc, to merge with and into Peoples Bank (the "Topeka Merger"), with the surviving entity to be a Kansas state-chartered bank named "Mercantile Bank of Topeka."

            Pursuant to the Acquisition, MBI will issue up to an aggregate of 325,843 shares of MBI Common Stock as the Acquisition Consideration. Upon consummation of the Exchange, Peoples Bankshares will be entitled to receive
14.4819 shares of MBI Common Stock for each share of Peoples Bank Common Stock that is beneficially owned by Peoples Bankshares. Pursuant to the Reorganization Agreement, within six months of the Exchange, Peoples Bankshares shall effect the Liquidation and distribute all of the shares of MBI Common Stock then owned beneficially and of record by Peoples Bankshares to the holders of Peoples Bankshares Common Stock.

            Upon consummation of the Merger, each issued and outstanding share of Peoples Bank Common Stock (other than shares transferred to Ameribanc pursuant to the Exchange or shares as to which a stockholder has exercised dissenters' rights under Section 17-6712) will cease to be outstanding and will be converted into the right to receive 14.4819 shares of MBI Common Stock. THE FAIR MARKET VALUE OF THE MBI COMMON STOCK TO
BE ISSUED AS THE ACQUISITION CONSIDERATION MAY FLUCTUATE AND AT
THE CONSUMMATION OF THE ACQUISITION MAY BE MORE OR LESS THAN THE
CURRENT FAIR MARKET VALUE OF SUCH SHARES.

            The Reorganization Agreement provides that the consummation of the Acquisition is subject to certain terms and conditions, including (i) the approval of the Reorganization Agreement and the transactions contemplated thereby by the affirmative vote of the holders of a majority of the outstanding shares of Peoples Bankshares Common Stock, (ii) the approval of the Acquisition Agreements and the transactions contemplated thereby by the affirmative vote of the holders of a majority of the outstanding shares of Peoples Bank Common Stock, (iii) the receipt of certain regulatory approvals and (iv) an opinion of counsel regarding certain federal income tax aspects of the Acquisition. For a discussion of each of the conditions to the Acquisition, see "TERMS OF THE PROPOSED ACQUISITION - Conditions of the Acquisition." The Acquisition will be consummated and become effective on the date and at the time (the "Effective Time") that the authorization of the Kansas State Bank Commissioner (the "Kansas Commissioner") is filed with the Office of the Secretary of State of the State of Kansas.

            Unless the parties otherwise agree, the date of the closing of the Acquisition (the "Closing Date") shall be on the first business day of the month commencing at least five business days following the last to occur of (i) the receipt of the requisite approval of the Reorganization Agreement and the transactions contemplated thereby by the stockholders of Peoples Bankshares and of the Acquisition Agreements and the transactions contemplated thereby by the stockholders of Peoples Bank and (ii) the receipt of approval of the Acquisition by each of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), the Kansas Commissioner and any other bank regulatory agency that may be necessary or appropriate (the Federal Reserve Board, the FDIC, the Kansas Commissioner and any other bank regulatory agency that may be necessary or appropriate are collectively referred to herein as the "Regulatory Authorities" and individually as a "Regulatory Authority"), and the expiration of all required waiting periods. The Reorganization Agreement may be terminated at any time prior to the Closing Date by mutual consent of the parties thereto or unilaterally by any party thereto upon the occurrence of certain events or if the Acquisition is not consummated by December 31, 1996. See "TERMS OF THE PROPOSED
ACQUISITION - Conditions of the Acquisition" and "- Termination of the Agreements."

OTHER AGREEMENTS

            In addition to and contemporaneously with the Reorganization Agreement, MBI executed separate agreements (the "Voting Agreements") with each of Ronald D. Lutz, President of Peoples Bankshares and Chairman and
Chief Executive Officer of Peoples Bank, and Joyce M. Lutz, Secretary of both Peoples Bankshares and Peoples Bank, whereby such individuals agreed that they will vote all of the shares of Peoples Bankshares Common Stock that they then owned or subsequently acquire in favor of approval of the Reorganization Agreement and the transactions contemplated thereby at the Peoples Bankshares Special Meeting. On a combined basis, Mr. and Mrs. Lutz control 82.09% of the voting power of the issued and outstanding shares of Peoples Bankshares Common Stock. The vote by Mr. and Mrs. Lutz will be sufficient to assure the stockholder vote required to approve the Reorganization Agreement and the transactions contemplated thereby. In addition, pursuant to the Voting Agreements, until the earliest to occur of the Closing Date, the termination of the Reorganization Agreement or the abandonment of the Acquisition, Mr. and Mrs. Lutz further agreed that they each will not transfer such shares or vote any such shares in favor of the approval of any other competing acquisition proposal involving any merger with or sale of substantially all of the assets of Peoples Bankshares to any person other than MBI or its affiliates.

            Pursuant to the Reorganization Agreement, Peoples Bankshares has agreed that, upon approval of the Reorganization Agreement and the transactions contemplated thereby by the stockholders of Peoples Bankshares, Peoples Bankshares will vote all of its shares of Peoples Bank Common Stock, which represent 88.88% of the total number of outstanding shares of Peoples Bank Common Stock, in favor of the Acquisition Agreements and the transactions contemplated thereby. The vote by Peoples Bankshares will be sufficient to assure the stockholder vote required to approve the Acquisition Agreements and the transaction contemplated thereby.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

            MBI has entered into an arrangement with Ronald D. Lutz whereby Mr. Lutz shall serve as a member of the Board of Directors of Peoples Bank, which shall be renamed "Mercantile Bank of Topeka" upon consummation of the Topeka Merger, for a period of two years commencing on the Closing Date. During such two-year period, Mr. Lutz shall be entitled to the same directors' fees as are paid to the other members of the Board of Directors of Mercantile Bank of Topeka.

SPECIAL MEETINGS OF STOCKHOLDERS OF PEOPLES BANKSHARES AND PEOPLES BANK

            The Peoples Bankshares Special Meeting will be held on
- -----------, --------------, 1996, at ---:-0 -.m. Central Time, at
- -------------------------, --------------------, Topeka, Kansas.  Approval of
the Reorganization Agreement and the transactions contemplated thereby by the stockholders of Peoples Bankshares requires the affirmative vote of the holders of a majority of the outstanding shares of Peoples Bankshares Common Stock.

            The Peoples Bank Special Meeting will be held on -----------,
- --------------, 1996, at ---:-0 -.m. Central Time, at
- -------------------------, --------------------, Topeka, Kansas.  Approval of
the Acquisition Agreements and the transactions contemplated thereby by the stockholders of Peoples Bank requires the affirmative vote of the holders of a majority of the outstanding shares of Peoples Bank Common Stock.

            Only holders of record of Peoples Bankshares Common Stock and Peoples Bank Common Stock at the close of business on ------------, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meetings. As of the Record Date, there were 97,455 shares of Peoples Bankshares Common Stock and 22,500 shares of Peoples Bank Common Stock outstanding.

            As of the Record Date, the directors and executive officers of Peoples Bankshares and their affiliates in the aggregate owned beneficially all of the shares of Peoples Bankshares Common Stock entitled to vote at the Peoples Bankshares Special Meeting. Pursuant to the Voting Agreements, Ronald
D. Lutz and Joyce M. Lutz have agreed to vote 80,008 shares, or 82.09% of the outstanding shares of the Peoples Bankshares Common Stock, for the approval of the Reorganization Agreement and the transactions contemplated thereby. The vote by Mr. And Mrs. Lutz will be sufficient to assure the stockholder vote required to approve the Reorganization Agreement and the transactions contemplated thereby. The remaining directors and executive officers of Peoples Bankshares, who own beneficially and of record the remaining 17,447 outstanding shares of Peoples Bankshares Common Stock, have also indicated their intention to vote such shares for the approval of the Reorganization Agreement and the transactions contemplated thereby.

            As of the Record Date, Peoples Bankshares and the directors and executive officers of Peoples Bank and their affiliates owned beneficially an aggregate of 20,282 shares of Peoples Bank Common Stock, or 90.01%, of the shares entitled to vote at the Peoples Bank Special Meeting. Pursuant to the Reorganization Agreement, Peoples Bankshares has agreed to vote the 19,997 shares owned beneficially and of record by it, or 88.88% of the outstanding shares of Peoples Bank Common Stock, for the approval of the Acquisition Agreements and the transactions contemplated thereby. The vote by Peoples Bankshares will be sufficient to assure the stockholder vote required to approve the Acquisition Agreements and the transactions contemplated thereby. The directors and executive officers of Peoples Bank and their affiliates, who own beneficially and of record 285 shares, or 1.27% of the outstanding shares of Peoples Bank Common Stock, have also indicated their intention to vote such shares for the approval of the Acquisition Agreements and the transactions contemplated thereby.

           THE BOARD OF DIRECTORS OF PEOPLES BANKSHARES CAREFULLY
CONSIDERED AND UNANIMOUSLY APPROVED THE TERMS OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AS BEING IN THE BEST INTEREST OF PEOPLES BANKSHARES AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

           THE BOARD OF DIRECTORS OF PEOPLES BANK CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE TERMS OF THE ACQUISITION AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY AS BEING IN THE BEST INTEREST OF PEOPLES BANK AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ACQUISITION AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

REASONS FOR THE ACQUISITION

            The respective Boards of Directors of Peoples Bankshares and Peoples Bank believe that the Acquisition will result in a combined entity that is (i) committed to serving the banking and other financial needs of Peoples Bank's depositors, employees, customers and communities, (ii) capable of competing more effectively with larger financial institutions that have exerted increased competitive pressure on Peoples Bank and (iii) well capitalized and capable of enjoying significant market penetration throughout the Topeka bank market. In addition, the boards believe that the Acquisition will provide the holders of Peoples Bankshares Common Stock and Peoples Bank Common Stock with an opportunity to receive a premium over the book value of their shares, and will enable such stockholders to participate as MBI shareholders, on a tax deferred basis, in the expanded opportunities for growth and profitability made possible by the Acquisition. See "TERMS OF THE PROPOSED ACQUISITION - Background of and Reasons for the Acquisition; Board Recommendations."

            The Board of Directors of MBI believes that the Acquisition will enable MBI to (i) take advantage of an opportunity for MBI to increase its presence in eastern Kansas through the acquisition of an established banking organization and (ii) enhance MBI's ability to compete in the increasingly competitive banking and financial services industry. See "TERMS OF THE PROPOSED ACQUISITION - Background of and Reasons for the Acquisition; Board Recommendations."

FRACTIONAL SHARES

            No fractional shares of MBI Common Stock will be issued to Peoples Bankshares or any other stockholders of Peoples Bank in connection with the Acquisition. Peoples Bankshares and each former holder of Peoples Bank Common Stock who otherwise would have been entitled to receive a fraction of a share of MBI Common Stock will receive in lieu thereof cash, without interest, in an amount equal to the holder's fractional share interest in Peoples Bank multiplied by the closing stock price of MBI Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal, Midwest Edition, on the Closing Date of the Acquisition. Cash received by Peoples Bankshares or the other former stockholders of Peoples Bank in lieu of fractional shares may give rise to taxable income. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION."

WAIVER AND AMENDMENT

            Any provision of the Reorganization Agreement, including, without limitation, the conditions to the consummation of the Acquisition and the restrictions described under the caption "TERMS OF THE PROPOSED ACQUISITION - Business Pending the Acquisition," may be (i) waived in writing at any time by the party that is, or whose shareholders or stockholders are, entitled to the benefits thereof or (ii) amended at any time by written agreement of the parties, if such written agreement is approved by or on behalf of the parties' respective Boards of Directors, whether before or after the Special Meetings; provided, however, that after approval at the Special Meetings of the Reorganization Agreement and the transactions contemplated thereby by the stockholders of Peoples Bankshares and the Acquisition Agreements and the transactions contemplated thereby by the stockholders of Peoples Bank, no such modification may (i) alter or change the form of the Acquisition Consideration to be received by Peoples Bankshares or the other stockholders of Peoples Bank, (ii) adversely affect the tax treatment of the stockholders of Peoples Bankshares or Peoples Bank, (iii) alter or change any of the terms of the Reorganization Agreement or the Plan of Merger if such alteration or change would adversely affect the stockholders of Peoples Bank or (iv) impede or delay receipt of any approval from a Regulatory Authority.

FEDERAL INCOME TAX CONSEQUENCES IN GENERAL

            Thompson Coburn, MBI's legal counsel, has delivered its opinion to the effect that, assuming the Acquisition occurs in accordance with the Acquisition Agreements and conditioned on the accuracy of certain representations made by MBI, Peoples Bankshares, Peoples Bank and certain stockholders of Peoples Bankshares or Peoples Bank, the Acquisition will constitute a "reorganization" for federal income tax purposes and that, accordingly, no gain or loss will be recognized by Peoples Bankshares, the stockholders of Peoples Bankshares or the stockholders of Peoples Bank, upon the exchange of shares of Peoples Bank Common Stock or Peoples Bankshares Common Stock solely for shares of MBI Common Stock pursuant to the Exchange, the Liquidation or the Merger, respectively. However, cash received in lieu of fractional shares in the Merger may give rise to taxable income. EACH STOCKHOLDER OF PEOPLES BANKSHARES OR PEOPLES BANK IS URGED TO
CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE, THE LIQUIDATION OR THE MERGER TO
SUCH STOCKHOLDER, INCLUDING THE APPLICABILITY OF VARIOUS STATE,
LOCAL AND FOREIGN TAX LAWS.   See "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES OF THE ACQUISITION."

REGULATORY APPROVALS

            The Acquisition is subject to the prior approval of each of the Federal Reserve Board, the FDIC and the Kansas Commissioner. MBI will file the required applications for approval with such Regulatory Authorities. In reviewing the Acquisition, the Regulatory Authorities will consider various factors, including possible anticompetitive effects of the Acquisition, and will examine the financial and managerial resources and future prospects of the combined organization. There can be no assurance that the necessary regulatory approvals will be received or as to the timing of such approvals. See "TERMS OF THE PROPOSED ACQUISITION - Certain Regulatory Approvals" and "SUPERVISION AND REGULATION."

DISSENTERS' RIGHTS OF PEOPLES BANK STOCKHOLDERS

            Under Section 9-1724 of the Kansas Banking Code (the "Kansas Banking Code"), which incorporates by reference Section 17-6712 of the Kansas Corporation Code, each holder of shares of Peoples Bank Common Stock may, in lieu of the consideration such stockholder would otherwise receive in the Merger, seek payment of the value of such shares and receive payment of such value in cash upon consummation of the Merger by following certain procedures set forth in Section 17-6712, the text of which is attached hereto as Annex A.
                                                                      -------
Failure to follow such procedures may result in the loss of such dissenters' rights. Any Peoples Bank stockholder who returns a blank executed proxy card will be deemed to have approved the Acquisition Agreements and the transactions contemplated thereby and to have waived any such dissenters' rights. Stockholders of Peoples Bankshares do not have dissenters' rights with respect to the Exchange or the Liquidation. See "DISSENTERS' RIGHTS OF STOCKHOLDERS OF PEOPLES BANK."

ACCOUNTING TREATMENT

            It is intended that the Acquisition will be accounted for under the purchase method of accounting. See "TERMS OF THE PROPOSED ACQUISITION - Accounting Treatment."

MARKETS AND MARKET PRICES

            MBI Common Stock is currently traded on the NYSE under the symbol "MTL." The last sale price reported for MBI Common Stock on December 19, 1995, the last trading date preceding the public announcement of the Acquisition, was $44.375. Management of Peoples Bank is not aware of any transactions in Peoples Bank Common Stock during the years ended December 31, 1994 and 1995 or during the current fiscal year. The last sale price for Peoples Bank Common Stock known to management prior to the public announcement of the Acquisition on December 20, 1995 was $270 per share in March 1993. Because of the lack of an established trading market for shares of Peoples Bank Common Stock, this sale price may not reflect the prices that would have been paid in an active market.

                                                  MBI<F1>                      PEOPLES BANK
                                                  -------                      ------------

                                       SALES PRICE            CASH        SALES PRICE            CASH
                                       -----------          DIVIDEND      -----------          DIVIDEND
                                   HIGH           LOW       DECLARED    HIGH        LOW        DECLARED
                                   ----           ---       --------    ----        ---        --------
1994
- ----
First Quarter. . . . . . .       $34.125        $29.875       $.28      <F2>        <F2>        $15.56
Second Quarter . . . . . .        38.125         31.125        .28      <F2>        <F2>            --
Third Quarter. . . . . . .        39.250         34.875        .28      <F2>        <F2>            --
Fourth Quarter . . . . . .        36.875         29.500        .28      <F2>        <F2>            --

1995
- ----
First Quarter. . . . . . .       $37.250        $31.250       $.33      <F2>        <F2>        $10.00
Second Quarter . . . . . .        44.875         36.000        .33      <F2>        <F2>            --
Third Quarter. . . . . . .        47.000         41.625        .33      <F2>        <F2>            --
Fourth Quarter . . . . . .        46.500         41.500        .33      <F2>        <F2>            --

1996
- ----
First Quarter. . . . . . .       $46.500        $41.500       $.41      <F2>        <F2>        $20.00
Second Quarter
(through May 9, 1996). . .        44.250         43.750        .41      <F2>        <F2>          5.00

- ------------

<F1>   For a recent sale price of MBI Common Stock, see the cover of this Joint Proxy Statement/Prospectus.

<F2>   No trades known to management of Peoples Bank.

COMPARATIVE UNAUDITED PER SHARE DATA

           The following table sets forth for the periods indicated selected historical per share data of MBI and Peoples Bank and the corresponding pro forma per share amounts, giving effect to the proposed acquisitions of Peoples Bank and TODAY'S. The data presented is based upon the consolidated financial statements and related notes of MBI and Peoples Bank included in this Joint Proxy Statement/Prospectus or in the documents incorporated herein by reference, TODAY'S consolidated financial statement and related note, and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. Due to the immateriality of the financial condition and results of operations of Sterling, Conway and Metro, individually and in the aggregate, to that of MBI, the table only reflects the acquisitions of Sterling, Conway and Metro from their closing dates forward. The assumptions used in the preparation of this table are set forth in the notes to the pro forma financial information appearing elsewhere in this Joint Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION." This data is not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the proposed acquisitions of Peoples Bank and TODAY'S had been consummated prior to the periods indicated.

                                                                      MBI/                            MBI/       PEOPLES BANK/
                                                       PEOPLES    PEOPLES BANK    PEOPLES BANK   ALL ENTITIES    ALL ENTITIES
                                              MBI        BANK      PRO FORMA       PRO FORMA       PRO FORMA       PRO FORMA
                                            REPORTED   REPORTED   COMBINED<F1>   EQUIVALENT<F2>   COMBINED<F3>   EQUIVALENT<F2>
                                            --------   --------   ------------   --------------  -------------   --------------
Book Value per Share:
  March 31, 1996 . . . . . . . . . . . .    $  25.47   $ 360.09    $  25.36         $  367.26      $  25.27        $  365.96
  December 31, 1995. . . . . . . . . . .       26.04     376.09       25.94            375.66         25.83           374.07

Cash Dividends Declared per Share:
Three months ended March 31, 1996. . . .    $    .41   $  20.00    $    .41         $    5.94      $    .41        $    5.94
  Year ended December 31, 1995 . . . . .        1.32      10.00        1.32             19.11          1.32            19.11

Earnings per Share:
  Three months ended March 31, 1996. . .    $    .07   $  12.27    $    .07         $    1.01      $   (.05)       $    (.72)
  Year ended December 31, 1995 . . . . .        3.74      51.69        3.75             54.31          3.57            51.70

Market Price per Share:
  At December 19, 1995<F4> . . . . . . .    $  44.375       N/A          --                --            --               --
  At May 9, 1996<F4>. . .  . . . . . . .       44.250       N/A          --                --            --               --

- ----------
<F1>  Includes the effect of pro forma adjustments for Peoples Bank as appropriate.  See "PRO FORMA FINANCIAL INFORMATION."

<F2>  Based on the pro forma combined per share amounts multiplied by 14.4819, the exchange ratio applicable to one share of
      Peoples Bank common stock.  Further explanation of the assumptions used in the preparation of these pro forma combined consolidated financial statements is included in the notes to pro forma financial statements.  See "PRO FORMA
      FINANCIAL INFORMATION."

<F3>  Includes the effect of pro forma adjustments for Peoples Bank and TODAY'S, as appropriate.

<F4>  The market value of MBI Common Stock was determined as of the last trading day preceding the public announcement of the proposed Acquisition and as of the latest available date prior to the filing of the Joint Proxy Statement/
      Prospectus, based on the last sale price as reported on the NYSE Composite Tape.  The market values of Peoples Bank
      Common Stock as of the dates set forth in the table can not be accurately estimated because the last transaction in
      Peoples Bank Common Stock known to management of Peoples Bank prior to the public announcement of the proposed
      Acquisition occurred in March 1993.

SUMMARY FINANCIAL DATA

            The following table sets forth for the periods indicated certain summary historical consolidated financial information for MBI and certain summary historical financial information for Peoples Bankshares and Peoples Bank. The balance sheet data and income statement data included in the summary financial data for the five years ended December 31, 1995 are taken from the audited supplemental consolidated financial statements of MBI as of and for such years, the audited consolidated financial statements of Peoples Bankshares and the audited financial statements of Peoples Bank as of and for the year ended December 31, 1995 and the unaudited consolidated financial statements of Peoples Bankshares and the unaudited financial statements of Peoples Bank as of and for the four years ended December 31, 1994. The balance sheet data and income statement data included in the summary financial data as of and for the three months ended March 31, 1996 and 1995 are taken from the unaudited consolidated financial statements of MBI and Peoples Bankshares and the unaudited financial statements of Peoples Bank as of and for the three months ended March 31, 1996 and 1995. This data includes all adjustments which are, in the opinion of the respective managements of MBI, Peoples Bankshares and Peoples Bank, necessary to present a fair statement of these periods and are of a normal recurring nature (except non-recurring merger expenses for MBI of $40,012,000, or $.63 per share, for the three months ended March 31, 1996). Results for the three months ended March 31, 1996 are not necessarily indicative of results for the entire year. The following information should be read in conjunction with the supplemental consolidated financial statements of MBI, the consolidated financial statements of Peoples Bankshares and the financial statements of Peoples Bank, and the related notes thereto, included herein or in documents incorporated herein by reference, and in conjunction with the unaudited pro forma combined consolidated financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION."

MERCANTILE BANCORPORATION INC.
SUMMARY FINANCIAL DATA
                                            As of or for the
                                           Three Months Ended                        As of or for the
                                                March 31                          Year Ended December 31
                                           ------------------       ----------------------------------------------------
                                             1996       1995        1995        1994       1993        1992         1991
                                             ----       ----        ----        ----       ----        ----         ----
PER SHARE DATA
   Net income<F1>. . . . . . . . . . . .  $    .07   $    .91   $     3.74  $     3.19  $     2.79  $     2.40   $     2.34
   Dividends declared. . . . . . . . . .       .41        .33         1.32        1.12         .99         .93          .93
   Book value at period end. . . . . . .     25.47      23.82        26.04       23.32       21.59       19.44        18.12
   Average common shares outstanding
     (thousands) . . . . . . . . . . . .    63,052     60,774       61,884      59,757      58,751      55,050       47,159

EARNINGS (THOUSANDS)
   Interest income . . . . . . . . . . .  $325,240   $314,196   $1,293,944  $1,118,069  $1,094,611  $1,139,807   $1,156,821
   Interest expense. . . . . . . . . . .   155,504    142,283      620,534     450,950     444,573     549,642      668,578
                                          --------   --------   ----------  ----------  ----------  ----------   ----------
   Net interest income . . . . . . . . .   169,736    171,913      673,410     667,119     650,038     590,165      488,243
   Provision for possible loan losses. .    33,168     13,990       36,530      43,265      64,302      79,551       64,028
   Other income. . . . . . . . . . . . .    59,284     62,701      273,653     236,561     245,589     224,456      195,237
   Other expense . . . . . . . . . . . .   182,770    135,926      553,748     555,176     570,182     529,645      486,490
   Income taxes. . . . . . . . . . . . .     8,517     29,265      124,109     113,165      96,074      69,681       28,418
                                          --------   --------   ----------  ----------  ----------  ----------   ----------
   Net income. . . . . . . . . . . . . .  $  4,565   $ 55,433   $  232,676  $  192,074  $  165,069  $  135,744   $  104,544
                                          ========   ========   ==========  ==========  ==========  ==========   ==========

ENDING BALANCE SHEET (MILLIONS)
   Total assets. . . . . . . . . . . . .  $ 17,902   $ 17,097   $   17,928  $   16,724  $   16,293  $   16,033   $   14,045
   Earning assets. . . . . . . . . . . .    16,483     15,872       16,264      15,427      14,980      14,678       12,854
   Investment securities . . . . . . . .     4,321      4,288        4,211       4,280       4,670       4,632        3,412
   Loans and leases,
     net of unearned income. . . . . . .    11,840     11,322       11,731      10,904       9,809       9,570        8,809
   Deposits. . . . . . . . . . . . . . .    14,002     13,021       13,714      12,865      13,243      13,260       11,685
   Long-term debt. . . . . . . . . . . .       324        323          325         330         316         336          238
   Shareholders' equity. . . . . . . . .     1,608      1,456        1,640       1,409       1,295       1,143          939
   Reserve for possible loan losses. . .       212        217          202         216         206         199          176

SELECTED RATIOS
   Return on average assets. . . . . . .       .10%      1.30%        1.33%       1.17%       1.03%        .89%         .78%
   Return on average equity. . . . . . .      1.09      15.35        15.14       14.06       13.46       12.76        11.81
   Net interest rate margin. . . . . . .      4.23       4.48         4.28        4.53        4.52        4.33         4.12
   Equity to assets. . . . . . . . . . .      8.98       8.52         9.15        8.42        7.95        7.13         6.68
   Reserve for possible loan losses to:
     Outstanding loans . . . . . . . . .      1.79       1.92         1.72        1.98        2.10        2.08         2.00
     Non-performing loans. . . . . . . .    259.41     548.87       245.18      583.17      290.02      154.17       109.79

- ------------------------------
<F1> Based on weighted average common shares outstanding.

PEOPLES STATE BANKSHARES, INC.
SUMMARY FINANCIAL DATA
                                            As of or for the
                                           Three Months Ended                        As of or for the
                                                March 31                          Year Ended December 31
                                           ------------------      ------------------------------------------------------
                                             1996       1995       1995       1994<F1>    1993        1992         1991
                                             ----       ----       ----       --------    ----        ----         ----
PER SHARE DATA
   Net income (loss) . . . . . . . . . .  $   1.07   $   (.38)  $   7.01    $  14.77    $   7.56    $   7.49     $   5.42
   Dividends declared. . . . . . . . . .        --         --         --          --          --          --           --
   Book value at period end. . . . . . .     82.08      71.16      82.70       70.70       57.54       49.91        42.58
   Average common shares outstanding . .    97,455     97,455     97,455      97,455      97,588      99,847      100,000

EARNINGS (THOUSANDS)
   Interest income . . . . . . . . . . .  $  1,837   $  1,568   $  7,114    $  6,860    $  7,450    $  8,121     $  9,459
   Interest expense. . . . . . . . . . .       919        753      3,512       3,127       3,499       4,316        6,085
                                          --------   --------   --------    --------    --------    --------     --------
   Net interest income . . . . . . . . .       918        815      3,602       3,733       3,951       3,805        3,374
   Provision for possible loan losses. .        --         15         45          97         144         170          167
   Other income. . . . . . . . . . . . .       146        112        581       1,886         708         669          547
   Other expense . . . . . . . . . . . .       854        932      2,879       3,086       3,285       3,052        2,864
   Minority interest . . . . . . . . . .       (31)       (24)      (129)       (106)       (109)       (114)         (93)
   Income taxes. . . . . . . . . . . . .        75         (7)       447         891         383         390          255
                                          --------   --------   --------    --------    --------    --------     --------
   Net Income (loss) . . . . . . . . . .  $    104   $    (37)  $    683    $  1,439    $    738    $    748     $    542
                                          ========   ========   ========    ========    ========    ========     ========


ENDING BALANCE SHEET (THOUSANDS)
   Total assets. . . . . . . . . . . . .  $ 94,306   $ 84,682   $ 97,860    $ 85,656    $112,875    $109,304     $104,382
   Earning assets. . . . . . . . . . . .    88,405     78,228     90,664      78,034     104,942      98,478       94,670
   Investment securities . . . . . . . .    36,757     28,550     37,364      29,345      50,158      38,913       45,142
   Loans and leases, net . . . . . . . .    51,625     49,556     52,325      47,479      54,774      51,799       49,528
   Deposits. . . . . . . . . . . . . . .    76,285     64,520     74,130      64,836      86,435      86,985       89,773
   Other borrowings. . . . . . . . . . .     8,661     12,105     14,138      12,448      15,100      11,352        5,287
   Long-term debt. . . . . . . . . . . .        --         --         --          --       4,100       4,251        3,216
   Stockholders' equity. . . . . . . . .     7,999      6,935      8,060       6,890       5,608       4,955        4,258
   Reserve for possible loan losses. . .       712        688        713         673         808         732          621

SELECTED RATIOS
   Return on average assets. . . . . . .       .43%      (.17)%      .75%       1.43%        .67%        .71%         .51%
   Return on average equity. . . . . . .      5.21      (2.08)      9.48       23.86       14.48       16.23        13.44
   Net interest rate margin. . . . . . .      4.07       4.07       4.29        3.98        3.82        3.90         3.39
   Equity to assets. . . . . . . . . . .      8.48       8.19       8.24        8.04        4.97        4.53         4.08
   Reserve for possible loan losses to:
     Outstanding loans . . . . . . . . .      1.38       1.39       1.36        1.42        1.48        1.41         1.25
     Non-performing loans. . . . . . . .    501.41     380.11     584.43      384.57      153.61      306.28       453.28

- -----------------
<F1>  On July 31, 1994, Peoples Bankshares sold its majority-owned subsidiary,
Citizens State Bank ("Citizens"), located in Osage City, Kansas. The consolidated financial condition and result of operations of Peoples Bankshares for the period ended July 31, 1994 and preceding periods include Citizens. In 1994, Peoples Bankshares' consolidated results of operations include a gain resulting from the sale of Citizens of $1,241,000 ($734,000 net of tax).

PEOPLES STATE BANK
SUMMARY FINANCIAL DATA
                                            As of or for the
                                           Three Months Ended                        As of or for the
                                                March 31                          Year Ended December 31
                                           ------------------      -----------------------------------------------------
                                             1996       1995       1995       1994        1993        1992         1991
                                             ----       ----       ----       ----        ----        ----         ----
PER SHARE DATA
   Net income. . . . . . . . . . . . . .  $ 12.27    $  9.47    $ 51.69     $ 35.56     $ 30.62     $ 33.87      $ 26.98
   Dividends declared. . . . . . . . . .    20.00      10.00      10.00       15.56       15.56        5.01           --
   Book value at period end. . . . . . .   360.09     313.64     376.09      310.04      297.91      280.89       252.04
   Average common shares outstanding . .   22,500     22,500     22,500      22,500      22,500      22,500       22,500

EARNINGS (THOUSANDS)
   Interest income . . . . . . . . . . .  $ 1,832    $ 1,557    $ 7,086     $ 5,700     $ 5,411     $ 5,853      $ 6,903
   Interest expense. . . . . . . . . . .      923        753      3,517       2,558       2,476       3,017        4,382
                                          -------    -------    -------     -------     -------     -------      -------
   Net interest income . . . . . . . . .      909        804      3,569       3,142       2,935       2,836        2,521
   Provision for possible loan losses. .       --         15         45          68         120         120           90
   Other income. . . . . . . . . . . . .      146        112        581         502         475         465          371
   Other expense . . . . . . . . . . . .      633        578      2,314       2,372       2,259       2,047        1,910
   Income taxes. . . . . . . . . . . . .      146        110        628         404         342         372          285
                                          -------    -------    -------     -------     -------     -------      -------
   Net income. . . . . . . . . . . . . .  $   276    $   213    $ 1,163     $   800     $   689     $   762      $   607
                                          =======    =======    =======     =======     =======     =======      =======

ENDING BALANCE SHEET (THOUSANDS)
   Total assets. . . . . . . . . . . . .  $93,985    $84,434    $97,566     $84,582     $81,930     $78,822      $75,185
   Earning assets. . . . . . . . . . . .   88,145     78,054     90,439      77,054      76,247      72,344       70,030
   Investment securities . . . . . . . .   36,757     28,550     37,364      28,565      34,794      26,493       33,808
   Loans and leases, net . . . . . . . .   51,365     49,382     52,100      47,279      41,443      38,085       35,072
   Deposits. . . . . . . . . . . . . . .   76,684     64,823     74,369      64,846      61,523      61,710       64,626
   Stockholders' equity. . . . . . . . .    8,102      7,057      8,462       6,976       6,703       6,320        5,671
   Other borrowings. . . . . . . . . . .    8,661     12,105     14,138      12,448      12,355       9,347        4,287
   Reserve for possible loan losses. . .      712        688        713         673         621         518          441

SELECTED RATIOS
   Return on average assets. . . . . . .     1.16%      1.01%      1.29%        .94%        .86%       1.01%         .78%
   Return on average equity. . . . . . .    13.41      12.29      15.68       12.02       10.94       12.99        11.47
   Net interest rate margin. . . . . . .     4.04       4.06       4.28        3.94        3.90        4.04         3.46
   Equity to assets. . . . . . . . . . .     8.62       8.36       8.67        8.25        8.18        8.02         7.54
   Reserve for possible loan losses to:
     Outstanding loans . . . . . . . . .     1.39       1.39       1.37        1.42        1.50        1.36         1.26
     Non-performing loans. . . . . . . .   501.41     380.11     584.43      384.57      118.06      216.74       321.90

              INFORMATION REGARDING SPECIAL MEETINGS
              --------------------------------------

GENERAL

            This Joint Proxy Statement/Prospectus is being furnished to holders of Peoples Bankshares Common Stock and Peoples Bank Common Stock in connection with the solicitation of proxies by the respective Boards of Directors of Peoples Bankshares and Peoples Bank for use at the Special Meetings and any adjournments thereof at which the stockholders of Peoples Bankshares and Peoples Bank will consider and vote upon proposals to approve the Reorganization Agreement and the transactions contemplated thereby and the Acquisition Agreements and the transactions contemplated thereby, respectively, and consider and vote upon any other business which may properly be brought before the Special Meetings or any adjournments thereof. Each copy of this Joint Proxy Statement/Prospectus is accompanied by a Notice of Special Meeting of Stockholders of Peoples Bankshares or Notice of Special Meeting of Stockholders of Peoples Bank, as the case may be, a proxy card and related instructions and a self-addressed return envelope to Peoples Bankshares or Peoples Bank for the proxy card.

            This Joint Proxy Statement/Prospectus is also furnished by MBI to each holder of Peoples Bankshares Common Stock and Peoples Bank Common Stock as a prospectus in connection with the issuance of shares of MBI Common Stock upon the consummation of the Acquisition. This Joint Proxy Statement/Prospectus and the Notices of Special Meetings, proxy card and related materials are being first mailed to stockholders of Peoples Bankshares and Peoples Bank on--------------------------------, 1996.

DATE, TIME AND PLACE

            The Peoples Bankshares Special Meeting will be held at the offices of ------------ at ------------------------------, on ------------,
- -----------, 1996, at ------- --.m. Central Time. The Peoples Bank Special Meeting will be held at the offices of ------------------------------- at
- ------------------------------, on ------------, -----------, 1996, at
- ------- --.m. Central Time.

RECORD DATE; VOTE REQUIRED

            On the Record Date, there were 97,455 shares of Peoples Bankshares Common Stock outstanding and entitled to vote at the Peoples Bankshares Special Meeting. Each such share is entitled to one vote on each matter properly brought before the Peoples Bankshares Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Peoples Bankshares Common Stock is required to approve the Reorganization Agreement and the transactions contemplated thereby.

            As of the Record Date, the directors and officers of Peoples Bankshares and their affiliates in the aggregate owned beneficially all of the shares of Peoples Bankshares Common Stock entitled to vote at the Peoples Bankshares Special Meeting. Pursuant to the Voting Agreements, Ronald D.
Lutz and Joyce M. Lutz, President and Secretary, respectively, of
Peoples Bankshares, have agreed to vote 80,008 shares owned beneficially and of record by them, or 82.09% of the outstanding shares of Peoples Bankshares Common Stock, for approval of the Reorganization Agreement and the transactions contemplated thereby. The vote by Mr. and Mrs. Lutz will be sufficient to assure the stockholder vote required to approve the Reorganization Agreement and the transactions contemplated thereby. The remaining directors and executive officers of Peoples Bankshares, who own beneficially and of record the remaining 17,447 outstanding shares of Peoples Bankshares Common Stock, have also indicated their intention to vote such shares for the approval of the Reorganization Agreement and the transactions contemplated thereby.

            On the Record Date, there were 22,500 shares of Peoples Bank Common Stock outstanding and entitled to vote at the Peoples Bank Special Meeting. Each such share is entitled to one vote on each matter properly brought before the Peoples Bank Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Peoples Bank Common Stock is required to approve the Acquisition Agreements and the transactions contemplated thereby.

            As of the Record Date, Peoples Bankshares and the directors and officers of Peoples Bank and their affiliates owned beneficially an aggregate of 20,282 shares of Peoples Bank Common Stock, or 90.01% of the outstanding shares of Peoples Bank Common Stock entitled to vote at the Peoples Bank Special Meeting. Pursuant to the Reorganization Agreement, Peoples Bankshares has agreed to vote 19,997 shares owned beneficially and of record by it, or 88.88% of the outstanding shares of Peoples Bank Common Stock, for the approval of the Acquisition Agreements and the transactions contemplated thereby. The vote by Peoples Bankshares will be sufficient to assure the stockholder vote required to approve the Acquisition Agreements and the transactions contemplated thereby. The directors and executive officers of Peoples Bank and their affiliates, who own beneficially and of record 285 shares, or 1.27% of the outstanding shares of Peoples Common Stock, have also indicated their intention to vote such shares for the approval of the Acquisition Agreements and the transactions contemplated thereby.

VOTING AND REVOCATION OF PROXIES

            Shares of Peoples Bankshares Common Stock or Peoples Bank Common Stock which are represented by a properly executed proxy received prior to the vote at the Peoples Bankshares or Peoples Bank Special Meeting will be voted at such Special Meeting in the manner directed on the proxy card, unless such proxy is revoked in the manner set forth herein in advance of such vote. ANY PEOPLES BANKSHARES OR PEOPLES BANK STOCKHOLDER RETURNING A BLANK EXECUTED PROXY CARD WILL BE DEEMED TO HAVE APPROVED THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACQUISITION AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, AS THE CASE MAY BE. Failure to return a properly executed proxy card or to vote in person at the Peoples Bankshares or Peoples Bank Special Meeting will have the practical effect of a vote against the Reorganization Agreement and the transactions contemplated thereby or the Acquisition Agreements and the transactions contemplated thereby, as the case may be.

            Shares subject to abstentions will be treated as shares that are present at the Special Meetings for purposes of determining the presence of a quorum and as voted for the purposes of determining the base number of shares voting on the proposal. Shares subject to abstentions will, therefore, have the effect of a vote against the approval of the Reorganization Agreement and the transactions contemplated thereby or the Acquisition Agreements and the transactions contemplated thereby, as the case may be. If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares it holds of record on the proposal, those shares will not be treated as shares that are present at the Special Meetings for purposes of determining the presence of a quorum and will not be considered as voted for purposes of determining the approval of stockholders on the proposal.

            Any stockholder of Peoples Bankshares or Peoples Bank giving a proxy may revoke it at any time prior to the vote at the Peoples Bankshares or Peoples Bank Special Meeting. Stockholders of Peoples Bankshares or Peoples Bank wishing to revoke a proxy prior to the vote may do so by delivering to the Secretary of Peoples Bankshares at 1080 S.W. Wanamaker Road, Topeka, Kansas 66604-3888, or the Secretary of Peoples Bank at 1064 S.W. Wanamaker Road, Topeka, Kansas 66604-3888, as the case may be, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares, or by attending the Peoples Bankshares or Peoples Bank Special Meeting and voting such shares in person. Attendance at the Special Meetings will not in itself constitute the revocation of a proxy.

            The respective Boards of Directors of Peoples Bankshares and Peoples Bank are not currently aware of any business to be brought before the Special Meetings other than that described herein. If, however, any other matters are properly brought before such Special Meetings, or any adjournments thereof, the persons appointed as proxies will have authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as to the best interest of Peoples Bankshares or Peoples Bank.

SOLICITATION OF PROXIES

            Each of Peoples Bankshares and Peoples Bank will bear its own costs of soliciting proxies, except that MBI will pay printing and mailing expenses and registration fees incurred in connection with preparing this Joint Proxy Statement/Prospectus. Proxies will initially be solicited by mail, but directors, officers and selected other employees of Peoples Bankshares and Peoples Bank may also solicit proxies in person or by telephone. Directors, executive officers and any other employees of Peoples Bankshares or Peoples Bank who solicit proxies will not be specially compensated for their services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward proxy materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

            HOLDERS OF PEOPLES BANKSHARES COMMON STOCK OR PEOPLES BANK COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE APPROPRIATE ACCOMPANYING PROXY CARD(S) AND RETURN SUCH PROXY CARD(S) PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                    TERMS OF THE PROPOSED ACQUISITION
                    ---------------------------------

           THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS AND CONDITIONS OF THE ACQUISITION AGREEMENTS, WHICH DOCUMENTS ARE INCORPORATED BY REFERENCE HEREIN. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE ACQUISITION AGREEMENTS. MBI, UPON WRITTEN REQUEST, WILL FURNISH A COPY OF THE ACQUISITION AGREEMENTS, WITHOUT CHARGE, TO ANY PERSON WHO RECEIVES A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. SUCH REQUESTS SHOULD BE DIRECTED TO JON
W. BILSTROM, GENERAL COUNSEL AND SECRETARY, MERCANTILE BANCORPORATION INC., P.O. BOX 524, ST. LOUIS, MISSOURI 63166-0524, TELEPHONE (314) 425-2525.

GENERAL DESCRIPTION OF THE ACQUISITION

            Pursuant to the Acquisition Agreements, Ameribanc will acquire all of the outstanding capital stock of Peoples Bank through the consummation of two concurrent and interdependent transactions: (i) the Exchange of all of the shares of Peoples Bank Common Stock owned beneficially and of record by Peoples Bankshares for shares of MBI Common Stock, and (ii) the Merger of MBSC with and into Peoples Bank. Upon consummation of the Exchange and the Merger, the separate corporate existence of MBSC will terminate, and the business and operations of Peoples Bank will be continued through Peoples Bank as a wholly owned subsidiary of Ameribanc. Following the Closing Date, MBI intends to cause Mercantile Bank of Topeka, a Kansas state-chartered bank and wholly owned subsidiary of Ameribanc, to merge with and into Peoples Bank, with the surviving entity being a Kansas state-chartered bank named "Mercantile Bank of Topeka."

            Pursuant to the Acquisition, MBI will issue up to an aggregate of 325,843 shares of MBI Common Stock as Acquisition Consideration. Upon consummation of the Exchange, Peoples Bankshares will be entitled to receive
14.4819 shares of MBI Common Stock for each share of Peoples Bank Common Stock that is beneficially owned by Peoples Bankshares. Pursuant to the Reorganization Agreement, within six months after the Exchange, Peoples Bankshares shall effect the Liquidation. Upon consummation of the Merger, each issued and outstanding share of Peoples Bank Common Stock (other than shares that have been transferred to Ameribanc or shares as to which stockholder of Peoples Bank has exercised dissenters' rights under Section 17-6712) shall cease to be outstanding and will be converted into the right to receive 14.4819 shares of MBI Common Stock.

            The amount and nature of the Acquisition Consideration was established through arm's-length negotiations between MBI, Ameribanc, Peoples Bankshares and Peoples Bank, and reflects the balancing of a number of countervailing factors. The total amount of the Acquisition Consideration reflects a price all parties concluded was appropriate. The fair market value of MBI Common Stock to be issued as the Acquisition Consideration may fluctuate and at the consummation of the Acquisition may be more or less than the current fair market value of such shares. See "- Background of and Reasons for the Acquisition; Board Recommendations." The fact that the Acquisition Consideration is payable in shares of MBI Common Stock reflects the desire to have the favorable tax attributes of a "reorganization" for federal income tax purposes (see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION"), and the potential for appreciation in the value of the MBI Common Stock.

            NO ASSURANCE CAN BE GIVEN THAT THE CURRENT FAIR MARKET
VALUE OF MBI COMMON STOCK WILL BE EQUIVALENT TO THE FAIR MARKET VALUE OF MBI COMMON STOCK ON THE DATE SUCH STOCK IS RECEIVED BY A

PEOPLES BANKSHARES OR PEOPLES BANK STOCKHOLDER OR AT ANY OTHER TIME. THE FAIR MARKET VALUE OF MBI COMMON STOCK RECEIVED BY A PEOPLES BANKSHARES OR PEOPLES BANK STOCKHOLDER MAY BE GREATER OR LESS THAN THE CURRENT FAIR MARKET VALUE OF MBI COMMON STOCK DUE TO NUMEROUS MARKET FACTORS.

            At the closing of the Acquisition, Peoples Bankshares shall deliver to MBI certificates evidencing all shares of Peoples Bank Common Stock owned beneficially and of record by Peoples Bankshares on the Closing Date in exchange for the number of shares of MBI Common Stock to which Peoples Bankshares is entitled. Following the Closing Date, the stockholders of Peoples Bank (other than Peoples Bankshares) will be required to submit to KeyCorp Shareholder Services, Inc., which has been appointed as Exchange Agent in the Acquisition (the "Exchange Agent"), a properly executed letter of transmittal and to surrender to the Exchange Agent the stock certificate(s) formerly representing the shares of Peoples Bank Common Stock prior to the issuance by the Exchange Agent of the stock certificate evidencing the shares of MBI Common Stock to which each such stockholder is entitled. No dividends or other distributions will be paid to any such Peoples Bank stockholder with respect to shares of MBI Common Stock until such stockholder's letter of transmittal and stock certificates formerly representing Peoples Bank Common Stock, or documentation acceptable to the Exchange Agent in lieu of lost or destroyed certificates, is delivered to the Exchange Agent. See "TERMS OF THE PROPOSED ACQUISITION - Surrender of Peoples Bank Stock Certificates and Receipt of MBI Common Stock." No fractional shares of MBI Common Stock will be issued pursuant to the Acquisition, but cash will be paid in lieu of such fractional shares, such cash being calculated by multiplying each such holder's fractional share interest by the closing stock price of MBI Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal, Midwest Edition, on the Closing Date of the Acquisition. See "TERMS OF THE PROPOSED ACQUISITION - Fractional Shares." The shares of MBI Common Stock to be issued pursuant to the Acquisition will be freely transferable except by certain stockholders of Peoples Bankshares or Peoples Bank who are deemed to be "affiliates" of Peoples Bankshares or Peoples Bank, as the case may be. The shares of MBI Common Stock issued to such affiliates will be restricted in their transferability in accordance with the rules and regulations promulgated by the Commission. See "INFORMATION REGARDING MBI COMMON STOCK - Restrictions on Resale of MBI Common Stock by Affiliates."

OTHER AGREEMENTS

            In addition to and contemporaneously with the Acquisition Agreements, MBI executed separate Voting Agreements with each of Ronald D. Lutz, President of Peoples Bankshares and Chairman and Chief Executive
Officer of Peoples Bank, and Joyce M. Lutz, Secretary of both Peoples Bankshares and Peoples Bank. Pursuant to the Voting Agreements, each of Mr. and Mrs. Lutz agreed that he or she will vote all of the shares of Peoples Bankshares Common Stock that he or she then owned or subsequently acquires in favor of the approval of the Reorganization Agreement and the transactions contemplated thereby at the Peoples Bankshares Special Meeting.
On a combined basis, Mr. and Mrs. Lutz control 82.09% of the voting power of the issued and outstanding shares of Peoples Bankshares Common Stock. The vote by Mr. and Ms. Lutz will be sufficient to assure the stockholder vote required to approve the Reorganization Agreement and the transactions contemplated thereby. In addition, until the earliest to occur of the Closing Date, the termination of the Reorganization Agreement or the abandonment of the Acquisition, each of Mr. and Mrs. Lutz further agreed that he or she will not transfer any such shares or vote any such shares in favor of the approval of any other competing acquisition proposal involving any merger with or sale of substantially all of the assets of Peoples Bankshares to any person other than MBI or its affiliates.

            Pursuant to the Reorganization Agreement, Peoples Bankshares has agreed that, upon approval of the Reorganization Agreement and the transactions contemplated thereby by the stockholders of Peoples Bankshares, Peoples Bankshares will vote all of its shares of Peoples Bank Common Stock, which represent 88.88% of the total number of outstanding shares of Peoples Bank Common Stock, in favor of the Acquisition Agreements and the transactions contemplated thereby. The vote by Peoples Bankshares will be sufficient to assure the stockholder vote required to approve the Acquisition Agreements and the transactions contemplated thereby.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

            MBI has entered into an arrangement with Ronald D. Lutz whereby Mr. Lutz shall serve as a member of the Board of Directors of Peoples Bank, which shall be named "Mercantile Bank of Topeka" upon consummation of the Topeka Merger, for a period of two years, commencing on the Closing Date. During such two-year period, Mr. Lutz shall be entitled to the same directors' fee as are paid to the other members of the Board of Directors of Peoples Bank or Mercantile Bank of Topeka, as the case may be. Mr. Lutz's arrangement with MBI will replace Mr. Lutz's other employment agreements with Peoples Bankshares and Peoples Bank.

BACKGROUND OF AND REASONS FOR THE ACQUISITION; BOARD RECOMMENDATIONS

           BACKGROUND. Throughout its history, Peoples Bank has been an independent bank with its headquarters located outside the downtown Topeka area in the western part of Topeka and branches located throughout Shawnee County, Kansas. Peoples Bank has been a subsidiary of Peoples Bankshares since 1973. Prior to 1994, Peoples Bankshares also owned and controlled Citizens State Bank ("Citizens"), located in Osage City, Kansas.

            In 1994, Peoples Bankshares determined that, in view of the changing banking environment, emphasis should be given to expansion of Peoples Bank in the Topeka market and, as a result, Citizens was sold. The Board of Peoples Bankshares was not necessarily committed to affiliating with a larger institution, but felt that Peoples Bank could continue to be a viable competitor as an independent institution.

            Beginning in 1993, a number of contacts were initiated by other banking organizations to determine whether Peoples Bank might be interested in a potential combination. Two such contacts were from other community banking organizations which were interested in acquiring Peoples Bank. Peoples Bankshares, however, was only interested in either acquiring smaller institutions in Topeka or being acquired by a large organization in a tax-deferred exchange for a marketable stock which the stockholders of Peoples Bankshares (all of whom are on the Board of Directors of Peoples Bankshares) would be interested in holding for the long term.

            In 1993, a large holding company initiated merger negotiations with Peoples Bankshares, but it was only interested in proceeding with a merger if it could acquire an additional bank in Topeka. When the efforts to acquire the other institution were unsuccessful, negotiations were terminated. In 1995, Peoples Bankshares made an attempt to acquire a small Topeka bank which it planned to combine with Peoples Bank. After several meetings with the proposed seller, negotiations were terminated. The Board believed there were only about two other organizations, including MBI, which might be interested in acquiring Peoples Bank and which met the Board's criteria for a combination.

            Although Peoples Bankshares did not engage a financial advisor to assist it in considering options for expansion, the management and Board of Directors of Peoples Bankshares took active measures to keep themselves informed concerning trends in the banking industry and prices being paid for community banks. For several years, Peoples Bankshares has been a member of the Sheshunoff High Performance Affiliation Group ("Sheshunoff"), which provides materials, including pricing information, and sponsors seminars regarding bank mergers and acquisitions. In late 1994, Peoples Bankshares obtained an appraisal of its controlling interest in Peoples Bank by the Sheshunoff organization, which is nationally recognized as an expert in bank valuations. Those actions were designed to keep the Board and management informed of developments in the industry and equip them to respond to any proposals which they might receive.

            MBI approached Ronald D. Lutz, the Chairman of the Board of Directors of both Peoples Bankshares and Peoples Bank, in July of 1995, indicated an interest in acquiring Peoples Bank and requested information which would enable MBI to make an acquisition proposal. An additional request for information was made in September and negotiations commenced in earnest in November 1995.

            During the course of negotiations, the Board consulted with GRA, Thompson, White & Co., P.C., which, in addition to accounting services, provides merger and acquisition advice to community banks, and obtained from Sheshunoff updated information with respect to prices paid in comparable transactions. The Board also engaged the law firm of Stinson, Mag & Fizzell, P.C., which is experienced in representing financial institutions in mergers and acquisitions, to assist in negotiating the Reorganization Agreement. MBI conducted due diligence on the premises of Peoples Bank in early December 1995. The terms of the Acquisition were unanimously approved by the Boards of Directors of Peoples Bank and Peoples Bankshares and the Reorganization Agreement was executed on December 19, 1995.

            PEOPLES BANKSHARES' AND PEOPLES BANK'S REASONS AND
BOARD RECOMMENDATIONS. The recommendations of the respective Boards of Directors of each of Peoples Bankshares and Peoples Bank are based upon a number of factors, including the terms of the Acquisition Agreements, the substantial benefits expected to result from the combination of Peoples Bank and MBI, information concerning the financial condition, results of operations and prospects of MBI and Peoples Bank, on both a stand-alone and a combined basis, the market price of MBI Common Stock and the value which Peoples Bankshares, as the principal stockholder of Peoples Bank, believed should be realized in a sale transaction. The Acquisition Consideration was determined pursuant to arms-length negotiations between MBI, Ameribanc, Peoples Bankshares and Peoples Bank. In arriving at the Acquisition Consideration, Peoples Bank and Peoples Bankshares considered a recent appraisal of Peoples Bank and information provided by a bank consulting firm public information regarding prices paid for comparable banks in similar transactions, but did not engage an outside firm for advice on the fairness of the Acquisition Consideration. See "SUMMARY INFORMATION - Markets and Market Prices."

            The Boards of Directors of both Peoples Bank and Peoples Bankshares were influenced by the fact that the Acquisition Consideration significantly exceeded the recent appraised value of Peoples Bank and was favorable in relation to prices paid for comparable banks in recent transactions. The Boards did not seek competing offers because they felt that the Acquisition Consideration was favorable to the stockholders of the Peoples Bank and Peoples Bankshares and that, based on their knowledge of the market and previous negotiations with one potential acquiror, and the organizations which might be interested in entering, or expanding their presence in, the Topeka market, there was no other such organization which met the Boards' criteria for a merger partner.

            Although the financial aspects of the MBI proposal were considered paramount, the Board of Peoples Bankshares considered MBI to be the most appropriate merger partner from the standpoint of the strategic objectives of Peoples Bank. Central to the decision was the fact that MBI's subsidiary, Mercantile Bank of Topeka, is headquartered in downtown Topeka, where Peoples Bank is not located, and also has branches in other areas where Peoples Bank is not represented. In addition, the Board believed that MBI and Peoples Bank share similar philosophies with respect to lending and bank operations and that these factors will help assure that the combination will be beneficial to the employees and customers of Peoples Bank and to the greater Topeka community at large.

            The respective Boards of Directors of each of Peoples Bankshares and Peoples Bank believe that the Acquisition will provide the holders of Peoples Bank Common Stock with the opportunity to receive a substantial premium over the estimated market value of Peoples Bank Common Stock and will enable them to participate as MBI shareholders, on a tax-deferred basis, in the expanded opportunities for growth and profitability made possible by the Acquisition. The respective Boards of Directors of each of Peoples Bankshares and Peoples Bank also believe that the Acquisition and the anticipated merger of Peoples Bank with Mercantile Bank of Topeka will result in a combined entity that is (i) committed to serving the banking and other financial needs of Peoples Bank's depositors, employees, customers and communities, (ii) capable of competing more effectively with larger financial institutions that have exerted increasing competitive pressure on Peoples Bank, (iii) well-capitalized and (iv) capable of enjoying significant market penetration in Topeka and the northeast Kansas banking market.

            THE BOARD OF DIRECTORS OF EACH OF PEOPLES BANKSHARES AND PEOPLES BANK BELIEVES THAT THE ACQUISITION IS IN THE BEST INTEREST OF PEOPLES BANKSHARES AND PEOPLES BANK, RESPECTIVELY, AND THEIR RESPECTIVE STOCKHOLDERS. THE BOARD OF DIRECTORS OF PEOPLES BANKSHARES UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF PEOPLES BANKSHARES VOTE FOR THE PROPOSAL TO APPROVE THE REORGANIZATION
                        ---
AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS OF PEOPLES BANK UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF PEOPLES BANK VOTE FOR THE PROPOSAL TO APPROVE THE ACQUISITION AGREEMENTS AND THE TRANSACTIONS
- ---
CONTEMPLATED THEREBY.

            MBI'S REASONS AND BOARD RECOMMENDATIONS. The Executive Committee of the Board of Directors of MBI considered a number of factors, including, among other things, the financial condition of Peoples Bankshares and Peoples Bank and the projected synergies which are anticipated to result from the Acquisition. The Executive Committee concluded that the Acquisition presents an unique opportunity for MBI to increase its presence in the regional banking market in eastern Kansas through the addition of an established banking organization. MBI believes that the most effective and least costly means to achieve this presence is the acquisition of a banking organization with significant operations in the targeted area. MBI's decision to pursue discussions with Peoples Bankshares and Peoples Bank was primarily a result of MBI's assessment of the value of Peoples Bank's banking franchise, its substantial asset base within eastern Kansas and the compatibility of the businesses of the two banking organizations.

CONDITIONS OF THE ACQUISITION

            The respective obligations of MBI, Ameribanc, Peoples Bankshares and Peoples Bank to effect the Acquisition are subject to the satisfaction of certain mutual conditions, including the following:

                  (1) The Reorganization Agreement and the transactions contemplated thereby shall be approved by the holders of a majority of the outstanding shares of Peoples Bankshares Common Stock at the Peoples Bankshares Special Meeting.

                  (2) The Acquisition Agreements and the transactions contemplated thereby shall be approved by the holders of a majority of the outstanding shares of Peoples Bank Common Stock at the Peoples Bank Special Meeting.

                  (3) The Acquisition Agreements and the transactions contemplated thereby shall have been approved by the Federal Reserve Board, the FDIC, the Kansas Commissioner and any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated thereby.

                  (4) The Registration Statement of which this Joint Proxy Statement/Prospectus is a part and which registers the shares of MBI Common Stock to be issued in the Acquisition shall have been declared effective and not be subject to a stop order or any threatened stop order.

                  (5) None of MBI, Ameribanc, Peoples Bankshares, Peoples Bank or MBSC shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the he Acquisition.

                  (6) MBI, Ameribanc and Peoples Bankshares shall have taken all actions as are necessary to effect the Exchange simultaneously with the Merger.

                  (7) Each of MBI, Peoples Bankshares and Peoples Bank shall have received from Thompson Coburn, counsel for MBI, an opinion to the effect that the Acquisition will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the stockholders of Peoples Bankshares or Peoples Bank to the extent that they receive MBI Common Stock in exchange for shares of Peoples Bankshares Common Stock or Peoples Bank Common Stock, respectively.

            The respective obligations of MBI and Ameribanc to effect the Acquisition are subject to the satisfaction, unless waived, of certain other conditions, including the following:

                  (1) The representations and warranties of Peoples Bankshares and Peoples Bank made in the Reorganization Agreement shall be true and correct in all material respects, except such as are not of a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of Peoples Bank, as of December 19, 1995 and as of the Closing Date (as though made on and as of the Closing Date) except
            (i) to the extent such representations and warranties are by their express provisions made as of a specific date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a material adverse effect on the condition of Peoples Bank and (iii) for the effect of the transactions contemplated by the Reorganization Agreement, and all obligations required to be performed by Peoples Bankshares and Peoples Bank under the Reorganization Agreement prior to the Closing Date shall have been performed in all material respects, and MBI shall have received an officers' certificate from each of Peoples Bankshares and Peoples Bank to that effect.

                  (2) Peoples Bankshares and Peoples Bank shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to Peoples Bank's business and any and all material permits, authorizations, consents, waivers or approvals required for the lawful consummation of the Acquisition.

                  (3) Since December 19, 1995, there shall have been no material adverse change in the business, financial condition, results of operations or prospects of Peoples Bank.

                  (4) Stinson, Mag & Fizzell, P.C., counsel to Peoples Bankshares and Peoples Bank, shall have delivered to MBI an opinion regarding certain legal matters.

                  (5)   Peoples Bankshares shall have delivered
            to the Exchange Agent the certificates evidencing shares of Peoples Bank Common Stock owned beneficially or of record by Peoples Bankshares, and such other documentation as shall be reasonably required by MBI or the Exchange Agent to effect the Exchange.

            The respective obligations of Peoples Bankshares and Peoples Bank to effect the Acquisition are subject to the satisfaction, unless waived, of certain other conditions, including the following:

                  (1) The representations and warranties of MBI and Ameribanc made in the Reorganization Agreement shall be true and correct in all material respects, except such as are not of a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of MBI and its subsidiaries taken as a whole, as of December 19, 1995 and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a material adverse effect on the condition of MBI and its subsidiaries taken as a whole, and (iii) for the effect of the transactions contemplated by the Reorganization Agreement and all obligations required to be performed by MBI and Ameribanc under the Reorganization Agreement prior to the Effective Time shall have been performed in all material respects, and Peoples Bankshares and Peoples Bank shall have received an officers' certificate from MBI and Ameribanc to that effect.

                  (2) MBI and Ameribanc shall have obtained any and all material permits, authorizations, consents, waivers and approvals required of MBI or Ameribanc for the lawful consummation of the Acquisition.

                  (3) Since the date of the Reorganization Agreement, there shall have been no material adverse change in the business, financial condition, results of operations or prospects of MBI and its subsidiaries taken as a whole.

                  (4) Thompson Coburn, counsel to MBI and Ameribanc, shall have delivered to Peoples Bankshares and Peoples Bank an opinion regarding certain legal matters.

TERMINATION OF THE REORGANIZATION AGREEMENT

            The Reorganization Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of Peoples Bankshares and Peoples Bank, by mutual consent of the Executive Committee of the Board of Directors of MBI and the Boards of Directors of Ameribanc, Peoples Bankshares and Peoples Bank, or unilaterally by the Executive Committee of the Board of Directors of MBI or the Boards of Directors of Ameribanc, Peoples Bankshares or Peoples Bank: (i) at any time after December 31, 1996 if the Acquisition has not been consummated by such date or (ii) if the Federal Reserve Board, the FDIC, the Kansas Commissioner or any other Regulatory Authority has denied approval of the Acquisition. The Reorganization Agreement may also be terminated by the Executive Committee of the Board of Directors of MBI or the Board of Directors of Ameribanc, on the one hand, or the Board of Directors of Peoples Bankshares and the Board of Directors of Peoples Bank, on the other, in the event of a breach of the Reorganization Agreement by the other party, which breach is of such a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of the breaching party taken as a whole, and is not cured or waived within forty-five days following written notice of such breach given to the party committing such breach by the other party.

INDEMNIFICATION

            MBI and Ameribanc, on the one hand, and Peoples Bankshares and Peoples Bank, on the other, have agreed to indemnify each other against any claims or liabilities to which either such party may become subject under federal or state securities laws or regulations, to the extent that such claim or liability arises out of information furnished to the party subject to such liability by the other party or an omission by such other party to state a necessary or material fact in the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

CLOSING DATE

            The Acquisition will be consummated and become effective on the Closing Date at the time that the authorization of the Kansas Commissioner is filed with the Office of the Secretary of State of the State of Kansas. Pursuant to the Reorganization Agreement, unless the parties otherwise agree, the Closing Date shall be the first business day of the month commencing at least five business days following the last to occur of: (i) the receipt of the requisite approval of the Reorganization Agreement and the transactions contemplated thereby by the stockholders of Peoples Bankshares and the Acquisition Agreements and the transactions contemplated thereby by the stockholders of Peoples Bank; or (ii) the approval of the Acquisition by the Regulatory Authorities and the expiration of any required waiting period.

SURRENDER OF PEOPLES BANK STOCK CERTIFICATES AND RECEIPT OF MBI
COMMON STOCK

            Except for the shares of Peoples Bank Common Stock subject to the exercise of dissenters' rights, at the Effective Time of the Acquisition, each outstanding share of Peoples Bank Common Stock will be converted into the right to receive 14.4819 shares of MBI Common Stock. See "TERMS OF THE PROPOSED ACQUISITION - General Description of the Acquisition." At the closing of the Acquisition, Peoples Bankshares will deliver to the Exchange Agent the stock certificates representing the shares of Peoples Bank Common Stock owned beneficially and of record by Peoples Bankshares on the Closing Date and any other documentation reasonably required to effect the Exchange. Upon such delivery, Peoples Bankshares will be entitled to receive a stock certificate evidencing the shares of MBI Common Stock to which Peoples Bankshares is entitled.

            As soon as practicable following the Effective Time of the Acquisition, the Exchange Agent will mail to each former Peoples Bank stockholder of record as of the Closing Date (other than Peoples Bankshares) a notification of the consummation of the Acquisition, a letter of transmittal and instructions as to the procedure for the surrender of stock certificates evidencing Peoples Bank Common Stock and the receipt of stock certificates evidencing the shares of MBI Common Stock to which each former Peoples Bank stockholder is entitled. It will be the responsibility of such former Peoples Bank stockholders to submit the certificates evidencing such shares of Peoples Bank Common Stock to the Exchange Agent. No dividends or other distributions will be paid to a former Peoples Bank stockholder with respect to shares of MBI Common Stock until the stockholder delivers to the Exchange Agent a properly completed letter of transmittal and all stock certificates formerly representing shares of Peoples Bank Common Stock, or documentation acceptable to the Exchange Agent in lieu of a lost or destroyed certificate. The Exchange Agent may also require the stockholder of a lost or destroyed certificate to post an insurance bond acceptable to the Exchange Agent. All dividends or other distributions on MBI Common Stock declared between the Closing Date of the Acquisition and the date of the surrender of a Peoples Bank stock certificate will be held for the benefit of the former Peoples Bank stockholders and will be paid to each such stockholder, without interest thereon, upon the surrender of such stock certificate or documentation and/or insurance bond in lieu thereof.

FRACTIONAL SHARES

            No fractional shares of MBI Common Stock will be issued to Peoples Bankshares or the other former stockholders of Peoples Bank in connection with the Acquisition. Each former holder of Peoples Bank Common Stock who otherwise would have been entitled to receive a fraction of a share of

MBI Common Stock shall receive in lieu thereof cash, without interest, in an amount equal to the holder's fractional share interest multiplied by the closing stock price of MBI Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal on the Closing Date. Cash received by Peoples Bank stockholders in lieu of fractional shares may give rise to taxable income. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION."

CERTAIN REGULATORY APPROVALS

            In addition to the approval of the Reorganization Agreement and the transactions contemplated thereby by the stockholders of Peoples Bankshares and the Acquisition Agreements and the transactions contemplated thereby by the stockholders of Peoples Bank, the obligations of the parties to effect the Acquisition are subject to prior approval of the Federal Reserve Board, the FDIC and the Kansas Commissioner. Applications for approval will be filed with such Regulatory Authorities.

            In reviewing the applications, the Regulatory Authorities will consider, among other things, whether the effect of the Acquisition would be to substantially lessen competition in the relevant market. In addition, the Regulatory Authorities will consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977, as amended, by assessing the involved entities' respective records of meeting the credit needs of the local communities in which they are chartered, consistent with the safe and sound operation of such institutions. In their review, the Regulatory Authorities will also examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The Regulatory Authorities have the authority to deny the applications if they conclude that the combined organization would have inadequate capital.

            MBI, Ameribanc, Peoples Bankshares and Peoples Bank are not aware of any governmental approvals or actions that may be required for the consummation of the Acquisition other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that necessary approvals or actions will be timely received or taken, that no action will be brought challenging a necessary approval or action, or, if such a challenge is brought, as to the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the Acquisition. See "SUPERVISION AND REGULATION."

BUSINESS PENDING THE ACQUISITION

            The Reorganization Agreement provides that, during the period from December 19, 1995 to the Effective Time, Peoples Bankshares and Peoples Bank will conduct their respective businesses according to the ordinary and usual course consistent with past and current practices and use their best efforts to maintain and preserve their respective business organizations, employees and advantageous business relationships and to retain the services of their officers and key employees.

            Furthermore, from December 19, 1995 to the Closing Date, Peoples Bankshares and Peoples Bank will not, without the prior written consent of MBI and Ameribanc:

                  (1) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of their capital stock, except that (i) Peoples Bank may declare and pay a cash dividend of not more than $20.00 per share on the Peoples Bank Common Stock in January of 1996 for the year ended December 31, 1995, and (ii) Peoples Bank may declare and pay dividends of not more than $5.00 per share for each of the first and second quarter of 1996; provided, however, that Peoples Bank will coordinate the record and payment dates of each such quarterly dividend such that the record and payment dates for a given quarterly dividend are the same as MBI's record and payment dates for its regular quarterly dividend for that quarter; and provided further that if the Effective Time has not occurred on or before September 10, 1996, Peoples Bank may declare and pay a dividend for each quarter ending thereafter in which the MBI Board of Directors shall declare a dividend on shares of MBI Common Stock that in the aggregate is not in excess of the greater of (A) the aggregate quarterly dividend that would have been paid by MBI on the Acquisition Consideration if the Acquisition had been consummated on September 10, 1996 and (B) $112,500; provided further, however, that Peoples Bank may not declare or pay a dividend for any quarter in which Peoples Bank's stockholders will be entitled to receive a regular quarterly dividend on the shares of MBI Common Stock to be issued in the Acquisition;

                  (2) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, materially modify any of their employee plans, grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice,
            (ii) as required by law or contract and (iii) increases of which Peoples Bank and Peoples Bankshares notify MBI and Ameribanc in writing and which MBI and Ameribanc do not disapprove within ten days of the receipt of such notice;

                  (3) authorize, recommend, propose, announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Acquisition and the Topeka Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

                  (4) propose or adopt any amendments to their articles of incorporation, charter documents or By-Laws;

                  (5) issue, sell, grant, confer or award any of their equity securities, effect any stock split or adjust, combine, reclassify or otherwise change their capitalization as it existed on December 19, 1995;

                  (6) purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of their shares of capital stock or other equity securities, whether pursuant to the terms of such securities or otherwise;

                  (7) (i) without first consulting with MBI, enter into, renew or increase any loan or credit commitment
            (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $250,000 or in any amount which, when aggregated with any and all loans or credit commitments of Peoples Bank to such person or entity, would be in excess of $250,000, provided that no such consultation is required in respect of single-family residential loans or credits that (A) remain in Peoples
            Bank's loan portfolio, (B) do not exceed $125,000 and (C) are salable in recognized secondary markets pursuant to Peoples Bank's lending policies as in effect on December 19, 1995, (ii) without first obtaining the written consent of MBI, Lend to any person or entity, in an amount in excess of $400,000 or in any amount which, when aggregated with any and all loans or credit commitments of Peoples Bank to such person or entity would be in excess of $400,000, (iii) Lend to any person other than in accordance with Peoples Bank's lending policies as in effect on December 19, 1995, provided that in the case of clauses (i) and (ii), Peoples Bank may make any such loan in the event
            (A) Peoples Bank delivers to MBI or its designated representative a notice of its intention to make such loan and such information as MBI or its designated representative reasonably requires in respect thereof and (B) MBI or its designated representative do not reasonably object to such loan by giving written or facsimile notice of such objection within two business days following the delivery to MBI or its designated representative of the notice of intention and information as aforesaid, or (iv) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar or internal report of Peoples Bank (except those denoted "pass" thereon), in an amount in excess of $25,000; provided, however, that Peoples Bank may honor any contractual obligation in existence on December 19, 1995 or, with respect to loans described in clause (i) above, may make such loans after consulting with MBI. Notwithstanding clauses (i) and (ii), however, Peoples Bankshares and Peoples Bank are authorized, without first consulting with or obtaining the written consent of MBI or Ameribanc, to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity
            (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases may not be in excess of the lesser of five percent (5%) of such Pre-Existing Facilities or $25,000;

                  (8) directly or indirectly (including through their officers, directors, employees or other representatives) (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than the MBI, Ameribanc or the affiliates thereof) relating to the disposition of any significant portion of the business or assets of Peoples Bankshares or Peoples Bank, the acquisition of the capital stock or other equity securities of Peoples Bankshares or Peoples Bank, the merger of Peoples Bankshares or Peoples Bank with any person (other than MBI, Ameribanc or the affiliates thereof) or any similar transaction, or (ii) provide any such person with information or assistance or negotiate with any such person with respect to such a transaction, and Peoples Bankshares and Peoples Bank will promptly notify MBI orally of all the relevant details relating to all inquiries, indications of interest and proposals which they receive with respect to any such transaction;

                  (9) take any action that would (i) materially impede or delay the consummation of the transactions contemplated by the Acquisition Agreements, or the ability of MBI, Ameribanc, Peoples Bankshares or Peoples Bank to obtain any approval of any Regulatory Authority required for the transactions contemplated by the Acquisition Agreements or perform their covenants and agreements under the Acquisition Agreements or (ii) prevent or impede the Acquisition from qualifying as a reorganization within the meaning of Section 368 of the Code;

                  (10) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

                  (11) in the case of Peoples Bank, materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions of greater than $500,000 for U.S. Treasury Securities and Federal Agency securities and $100,000 for all other investment instruments, provided that the prior written consent of MBI and Ameribanc is not unreasonably withheld;

                  (12) agree in writing or otherwise take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in Article II of the Reorganization Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

                  (13) enter into or increase any loan or credit commitment (including standby letters of credit) to any executive officer or director of Peoples Bankshares or Peoples Bank, any stockholder of Peoples Bankshares or Peoples Bank, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. Sec. 371c and 12 U.S.C. Sec. 371c-1, without first obtaining the prior written consent of MBI, which consent may not be unreasonably withheld.

            From December 19, 1995 to the Closing Date, MBI and Ameribanc will not, without the prior consent of Peoples Bankshares and Peoples Bank, agree in writing or otherwise engage in any activity, enter into any transaction or take or omit to take any other action which would make any of the representations and warranties in Article III of the Reorganization Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

WAIVER AND AMENDMENT

            Any provision of the Reorganization Agreement, including, without limitation, the conditions to the consummation of the Acquisition and the restrictions described under the caption "TERMS OF THE PROPOSED ACQUISITION - Business Pending the Acquisition," may be (i) waived in writing at any time by the party that is, or whose shareholders or stockholders, as the case may be, are entitled to the benefits thereof or (ii) amended at any time by written agreement of the parties to the Reorganization Agreement, if such agreement is approved by or on behalf of their respective Boards of

Directors, whether before or after the Special Meetings; provided, however, that after approval of the Reorganization Agreement and the transactions contemplated thereby by the stockholders of Peoples Bankshares and the Acquisition Agreements and the transactions contemplated thereby by the stockholders of Peoples Bank at the Special Meetings, no such modification may: (A) alter the amount or change the form of Acquisition Consideration to be received by Peoples Bankshares and the other stockholders of Peoples Bank in the Acquisition; (B) adversely affect the tax treatment of the stockholders of Peoples Bankshares or Peoples Bank; (C) alter or change any of the terms of the Reorganization Agreement if such alteration or change would adversely affect the stockholders of Peoples Bank; or (D) impede or delay the receipt of any approval from a Regulatory Authority or the consummation of the Acquisition.

ACCOUNTING TREATMENT

            The Acquisition will be accounted for under the purchase method of accounting. Accordingly, data regarding the financial condition and results of operations of Peoples Bank will be included in MBI's consolidated financial statements on and after the Closing Date.

        CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION
        ----------------------------------------------------------

            The following discussion is based upon an opinion of Thompson Coburn, counsel to MBI ("Counsel"), and except as otherwise indicated, reflects Counsel's opinion. The discussion is a general summary of the material United States federal income tax ("federal income tax") consequences of the Exchange, the Merger and the Liquidation to certain stockholders of Peoples Bankshares and to certain stockholders of Peoples Bank and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the Reorganization Agreement, the Acquisition Agreements and the transactions contemplated by each. The discussion does not address all aspects of federal income taxation that may be applicable to stockholders of Peoples Bankshares or Peoples Bank in light of their status or personal investment circumstances, nor does it address the federal income tax consequences that are applicable to any stockholder subject to special federal income tax treatment including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their stock pursuant to the exercise of employee stock options or otherwise as compensation, persons who hold their stock as part of a "straddle," "hedge" or "conversion transaction," and persons who acquired their stock after December 19, 1995. In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws, or the effect of any federal tax laws other than those pertaining to the federal income tax. AS A RESULT, EACH STOCKHOLDER OF PEOPLES BANKSHARES OR PEOPLES BANK IS URGED TO CONSULT HIS OR HER
OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE
EXCHANGE, THE MERGER AND THE LIQUIDATION TO SUCH STOCKHOLDER. The discussion assumes that shares of Peoples Bankshares Common Stock and shares of Peoples Bank Common Stock are held as capital assets (within the meaning of Section 1221 of the Code) at the Effective Time.

            Peoples Bankshares and Peoples Bank have each received an opinion from Counsel to the effect that, assuming the Exchange and the Merger occur in accordance with the Acquisition Agreements, each of the Exchange and the Merger will constitute a "reorganization" for federal income tax purposes under Section 368(a)(1) with the following federal income tax consequences:

            1. No gain or loss will be recognized by Peoples Bankshares on its transfer of Peoples Bank Common Stock solely in exchange for MBI Common Stock in the Exchange.

            2. No gain or loss will be recognized by Peoples Bankshares on its distribution of MBI Common Stock to its stockholders in the Liquidation.

            3. Each stockholder of Peoples Bankshares who exchanges, in the Liquidation, his, her or its shares of Peoples Bankshares Common Stock solely for shares of MBI Common Stock:

                  a)    will recognize no gain or loss;

                  b) will have an aggregate adjusted basis for the shares of MBI Common Stock received equal to the aggregate basis of the shares of Peoples Bankshares Common Stock surrendered; and

                  c) will have a holding period for the share of MBI Common Stock received which includes the period during which the shares of Peoples Bankshares Common Stock surrendered were held.

            4. Each stockholder of Peoples Bank who exchanges in the Merger his, her or its shares of Peoples Bank Common Stock solely for shares of MBI Common Stock:

                  a) will recognize no gain or loss, except with regard to cash received in lieu of a fractional share, as discussed;

                  b) will have an aggregate adjusted basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) equal to the aggregate basis of the shares of Peoples Bank Common Stock surrendered; and

                  c) will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) which includes the period during which the shares of Peoples Bank Common Stock surrendered were held.

            5. Each stockholder of Peoples Bank who receives cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received and then redeemed by MBI. The receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of MBI Common Stock allocable to the fractional share interest.

            Counsel's opinion is subject to the conditions and assumptions stated therein and relies upon representations made by MBI, Peoples Bankshares, Peoples Bank, and certain stockholders of Peoples Bankshares or Peoples Bank. If any of these representations or assumptions is inaccurate, the federal income tax consequences of the Acquisition or Liquidation could differ from those described herein. Counsel's opinion is also based upon the Code, regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. Copies of the opinion are available without charge upon written request to MBI.

Consummation of the Acquisition is subject to the condition that Counsel's opinion shall have been received (and not withdrawn) before the Effective Time. An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service (the "Service"), has no binding effect on the Service. The Service could take a position contrary to the opinion and, if the matter were litigated, a court may reach a decision contrary to the opinion. Neither
MBI, Peoples Bankshares nor Peoples Bank has requested an advance ruling as to the federal income tax consequences of the Exchange, the Merger or the Liquidation, and the Service is not expected to issue such a ruling.

            THE FOREGOING IS A GENERAL DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE, THE MERGER AND THE LIQUIDATION TO CERTAIN STOCKHOLDERS AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH STOCKHOLDER OF PEOPLES BANKSHARES OR PEOPLES BANK. ACCORDINGLY, EACH SUCH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE, THE MERGER, AND THE LIQUIDATION, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

              DISSENTERS' RIGHTS OF STOCKHOLDERS OF PEOPLES BANK
              --------------------------------------------------

            Under Section 9-1724 of the Kansas Banking Code, which incorporates by reference Section 17-6712 of the Kansas Corporation Code, each stockholder of Peoples Bank has the right to dissent from the Merger with respect to some or all of his or her shares of Peoples Bank Common Stock and to receive the fair value of such shares in cash by following the procedures set forth under Section 17-6712, attached hereto as Annex A and
                                                               -------
the material provisions of which are summarized below. Stockholders of Peoples Bankshares do not have dissenters' rights in connection with the Exchange.

            Under Section 17-6712, a stockholder of Peoples Bank who (i) files with Peoples Bank prior to the vote on the Merger a written objection to the Merger, (ii) is not entitled to vote or does not vote in favor of the approval of the Merger and (iii) within twenty days of receiving notice of the Merger from Peoples Bank, delivers to Peoples Bank a written demand for payment of the value of his or her shares, shall be entitled to receive from Peoples Bank, within thirty days following the expiration of the twenty-day period for a written demand, the value of his or her shares on the Closing Date, exclusive of any value derived from the consummation of the Merger. A VOTE AGAINST THE MERGER WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN OBJECTION FOR PURPOSES OF ASSERTING APPRAISAL RIGHTS.

            If, within thirty days following the expiration of the twenty-day period for a written demand, Peoples Bank and any such dissenting stockholder do not agree on the value of his or her shares, the dissenting stockholder may, within four months after the expiration of such thirty-day period for agreement, file a complaint in the District Court of Kansas asking for a finding and determination of the value of such shares. Such dissenting stockholder shall be entitled to judgment for the amount of the fair value as determined by a court-appointed appraiser with interest thereon to the date of such judgment. Any stockholder who demands payment of stock pursuant to
Section 17-6712 will not thereafter be
entitled to vote for any purpose and will not be entitled to dividends or other distributions following the Closing Date, unless the appraisal proceedings are dismissed or such stockholder delivers to the corporation a written withdrawal of objection and acceptance of the Merger.

            THE PRECEDING DISCUSSION IS A FAIR SUMMARY OF THE PROVISIONS REGARDING DISSENTERS' RIGHTS UNDER THE KANSAS CORPORATION CODE AND IS QUALIFIED IN ITS ENTIRETY BY THE TEXT OF SECTION 17-6712 OF THE KANSAS CORPORATION CODE, WHICH IS ATTACHED HERETO AS ANNEX A. PEOPLES BANK STOCKHOLDERS WHO ARE
                            -------
INTERESTED IN PERFECTING THEIR DISSENTERS' RIGHTS PURSUANT TO SECTION 17-6712 IN CONNECTION WITH THE MERGER MAY WISH TO CONSULT WITH THEIR COUNSEL FOR ADVICE AS TO THE PROCEDURES REQUIRED TO BE FOLLOWED.

                        PRO FORMA FINANCIAL INFORMATION
                        -------------------------------

COMPARATIVE UNAUDITED PER SHARE DATA

           The following table sets forth for the periods indicated selected historical per share data of MBI and Peoples Bank and the corresponding pro forma per share amounts, giving effect to the proposed acquisitions of Peoples Bank and TODAY'S. The data presented is based upon the consolidated financial statements and related notes of MBI and Peoples Bank included in this Joint Proxy Statement/Prospectus or in the documents incorporated herein by reference, TODAY'S consolidated financial statements and related notes and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. Due to the immateriality of the financial condition and results of operations of Sterling, Conway and Metro, individually and in the aggregate, to that of MBI, the table only reflects the acquisitions of Sterling, Metro and Conway from their closing dates forward. The assumptions used in the preparation of this table are set forth in the notes to the pro forma financial information appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                                                   MBI/                             MBI/         PEOPLES BANK/
                                                     PEOPLES   PEOPLES BANK    PEOPLES BANK     ALL ENTITIES     ALL ENTITIES
                                          MBI         BANK      PRO FORMA       PRO FORMA        PRO FORMA        PRO FORMA
                                       REPORTED     REPORTED   COMBINED <F1>  EQUIVALENT <F2>   COMBINED <F3>   EQUIVALENT <F2>
                                       --------     --------   -------------  ---------------   -------------   ---------------
Book Value per Share:
  March 31, 1996 . . . . . . . . . . .  $25.47      $360.09       $25.36          $367.26           $25.27          $365.96
  December 31, 1995. . . . . . . . . .   26.04       376.09        25.94           375.66            25.83           374.07

Cash Dividends Declared per Share:
  Three months ended March 31, 1996. .  $  .41      $ 20.00       $  .41          $  5.94           $  .41          $  5.94
  Year ended December 31, 1995 . . . .    1.32        10.00         1.32            19.11             1.32            19.11

Earnings per Share:
  Three months ended March 31, 1996. .  $  .07      $ 12.27       $  .07          $  1.01           $ (.05)         $  (.72)
  Year ended December 31, 1995 . . . .    3.74        51.69         3.75            54.31             3.57            51.70

Market Price per Share:
  At December 19, 1995 <F4>. . . . . . $44.375         N/A            --               --               --               --
  At May 9, 1996 <F4>. . . . . . . . .  44.250         N/A            --               --               --               --

- --------------------

<F1>   Includes the effect of pro forma adjustments for Peoples Bank as appropriate.

<F2>   Based on the pro forma combined per share amounts multiplied by
       14.4819, the per share exchange ratio applicable to one share of Peoples Bank Common Stock. Further explanation of the assumptions used in the preparation of this pro forma combined consolidated financial statements is included in the notes to pro forma financial statements.

<F3>   Includes the effect of pro forma adjustments for Peoples Bank and
       TODAY'S, as appropriate.

<F4>   The market value of MBI Common Stock was determined as of the last trading day preceding the public announcement of the proposed Acquisition and as of the latest available date prior to the filing of the Joint Proxy Statement/Prospectus, based on the last sale price as reported on the NYSE Composite Tape. The market values of Peoples Bank Common Stock as of the dates set forth in the table can not be accurately estimated because the last transaction in Peoples Bank Common Stock known to management of Peoples Bank occurred in March 1993.

PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

            The following unaudited pro forma combined consolidated balance sheet gives effect to the proposed acquisitions of Peoples Bank and TODAY'S as if each of the acquisitions had been consummated on March 31, 1996.

            The following unaudited pro forma combined consolidated income statements for the three months ended March 31, 1996 and for the year ended December 31, 1995 set forth the results of operations of MBI combined with the results of operations of Peoples Bank and TODAY'S as if the acquisitions of Peoples Bank and TODAY'S had occurred as of the first day of the period presented.

            The unaudited pro forma combined consolidated financial statements should be read in conjunction with the accompanying Notes to the Pro Forma Combined Consolidated Financial Statements and with the historical financial statements of MBI, Peoples Bank and TODAY'S. The historical interim financial information for the three months ended March 31, 1996, used as a basis for the pro forma combined consolidated financial statements, include all necessary adjustments which, in management's opinion, are necessary to present the data fairly. These pro forma combined consolidated financial statements may not be indicative of the results of operations that actually would have occurred if the proposed acquisitions had been consummated on the dates assumed above or of the results of operations that may be achieved in the future.

            Due to the immateriality of the financial condition and results of operation of Sterling, Conway and Metro, individually and in the aggregate, to that of MBI, the unaudited pro forma combined consolidated financial statements only reflect the acquisitions of Sterling, Metro and Conway from their closing dates forward.

                                         MERCANTILE BANCORPORATION INC.
                                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                                 MARCH 31, 1996
                                                  (THOUSANDS)
                                                  (UNAUDITED)


                                                                            MBI/Peoples Bank                           All Entities
                                                                               Pro Forma                                Pro Forma
                                                    Peoples   Peoples Bank      Combined                  TODAY'S        Combined
                                          MBI<F1>     Bank   Adjustments<F2>  Consolidated  TODAY'S   Adjustments<F2>  Consolidated
                                       ------------ -------  ---------------  ------------  -------   ---------------  ------------
ASSETS
  Cash and due from banks. . . . . .   $   888,924  $ 2,612   $ (14,670)<F3>   $   876,866  $ 15,770   $(52,965)<F3>   $   805,386
                                                                                                        (34,285)<F6>
  Due from banks-interest bearing. .        77,206       23                         77,229                                  77,229
  Federal funds sold and repurchase
   agreements. . . . . . . . . . . .       245,037       --                        245,037        --                       245,037
  Investments in debt and equity
   securities. . . . . . . . . . . .                                                    --
      Trading. . . . . . . . . . . .        13,245       --                         13,245        --                        13,245
      Available-for-sale . . . . . .     4,307,504   36,757                      4,344,261    74,119                     4,418,380
      Held-to-maturity . . . . . . .            --       --                             --    30,780                        30,780
                                       -----------  -------   ---------        -----------  --------   --------        -----------
          Total. . . . . . . . . . .     4,320,749   36,757          --          4,357,506   104,899         --          4,462,405
  Loans and leases . . . . . . . . .    11,840,242   52,077                     11,892,319   368,053                    12,260,372
  Reserve for possible loan losses .      (211,608)    (712)                      (212,320)   (3,312)                     (215,632)
                                       -----------  -------   ---------        -----------  --------   --------        -----------
      Net Loans and Leases . . . . .    11,628,634   51,365          --         11,679,999   364,741         --         12,044,740
  Other assets . . . . . . . . . . .       741,776    3,228       8,102<F4>        751,004    24,259     47,149<F6>        815,963
                                                                 (8,102)<F5>                            (47,149)<F7>
                                                                  6,000<F8>                              40,700<F8>

    Total Assets . . . . . . . . . .   $17,902,326  $93,985   $  (8,670)       $17,987,641  $509,669   $(46,550)       $18,450,760
                                       ===========  =======   =========        ===========  ========   ========        ===========

See notes to pro forma combined consolidated financial statements.

                                         MERCANTILE BANCORPORATION INC.
                                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                                 MARCH 31, 1996
                                                  (THOUSANDS)
                                                  (UNAUDITED)


                                                                            MBI/Peoples Bank                           All Entities
                                                                               Pro Forma                                Pro Forma
                                                    Peoples   Peoples Bank      Combined                  TODAY'S        Combined
                                          MBI<F1>     Bank   Adjustments<F2>  Consolidated  TODAY'S   Adjustments<F2>  Consolidated
                                       ------------ -------  ---------------  ------------  -------   ---------------  ------------
LIABILITIES
  Deposits
    Non-interest bearing . . . . . .   $ 2,040,285  $ 8,972   $                $ 2,049,257  $ 43,020   $               $ 2,092,277
    Interest bearing . . . . . . . .    11,801,245   67,712                     11,868,957   394,077                    12,263,034
    Foreign. . . . . . . . . . . . .       160,478       --                        160,478        --                       160,478
                                       -----------  -------   ---------        -----------  --------   --------        -----------
      Total Deposits . . . . . . . .    14,002,008   76,684          --         14,078,692   437,097         --         14,515,789
      Federal funds purchased
       and repurchase agreements . .     1,220,321    8,261                      1,228,582     8,539                     1,237,121
      Other borrowings . . . . . . .       220,891      400                        221,291    12,497                       233,788
      Other liabilities. . . . . . .       851,219      538                        851,757     4,387                       856,144
                                       -----------  -------   ---------        -----------  --------   --------        -----------

     Total Liabilities . . . . . . .    16,294,439   85,883          --         16,380,322   462,520         --         16,842,842

SHAREHOLDERS' EQUITY

      Common stock . . . . . . . . .       316,058    2,250       1,630<F4>        317,688    13,714      5,885<F6>        323,573
                                                                 (2,250)<F5>                            (13,714)<F7>
      Capital surplus. . . . . . . .       234,689    2,250      12,472<F4>        247,161     6,447     47,679<F6>        294,840
                                                                 (2,250)<F5>                             (6,447)<F7>

      Retained earnings. . . . . . .     1,060,542    3,602      (3,602)<F5>     1,060,542    26,988    (26,988)<F7>     1,060,542


      Treasury stock . . . . . . . .        (3,402)      --     (14,670)<F3>       (18,072)       --    (52,965)<F3>       (71,037)
                                       -----------  -------   ---------        -----------  --------   --------        -----------

      Total Shareholders' Equity . .     1,607,887    8,102      (8,670)         1,607,319    47,149    (46,550)         1,607,918
                                       -----------  -------   ---------        -----------  --------   --------        -----------

      Total Liabilities and
       Shareholders' Equity. . . . .   $17,902,326  $93,985   $  (8,670)       $17,987,641  $509,669   $(46,550)       $18,450,760
                                       ===========  =======   =========        ===========  ========   ========        ===========

See notes to pro forma combined consolidated financial statements.

                                                MERCANTILE BANCORPORATION INC.
                                      PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                          FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                              (THOUSANDS EXCEPT PER SHARE DATA)
                                                         (UNAUDITED)


                                                                            MBI/Peoples Bank                           All Entities
                                                                               Pro Forma                                Pro Forma
                                                    Peoples   Peoples Bank      Combined                  TODAY'S        Combined
                                          MBI<F1>     Bank   Adjustments<F2>  Consolidated  TODAY'S   Adjustments<F2>  Consolidated
                                       ------------ -------  ---------------  ------------  -------   ---------------  ------------
Interest Income. . . . . . . . . . .   $   325,240   $1,832        (183)       $   326,889   $9,755     $  (1,091)     $   335,553
Interest Expense . . . . . . . . . .       155,504      923                        156,427    4,955                        161,382
                                       -----------   ------    --------        -----------   ------     ---------      -----------

  Net Interest Income. . . . . . . .       169,736      909        (183)           170,462    4,800        (1,091)         174,171
Provision for Possible Loan Losses .        33,168       --                         33,168      280                         33,448
                                       -----------   ------    --------        -----------   ------     ---------      -----------

  Net Interest Income after Provision
    for Possible Loan Losses . . . .       136,568      909        (183)           137,294    4,520        (1,091)         140,723
Other Income
  Trust. . . . . . . . . . . . . . .        19,354       --                         19,354      476                         19,830
  Service charges. . . . . . . . . .        19,272      106                         19,378      420                         19,798
  Credit card fees . . . . . . . . .         1,449       --                          1,449       --                          1,449
  Securities gains (losses). . . . .        (2,956)      --                         (2,956)       7                         (2,949)
  Other. . . . . . . . . . . . . . .        22,165       40                         22,205      305                         22,510
                                       -----------   ------    --------        -----------   ------     ---------      -----------

    Total Other Income . . . . . . .        59,284      146          --             59,430    1,208            --           60,638
Other Expense
  Salaries and employee benefits . .        79,256      293                         79,549    1,885                         81,434
  Net occupancy and equipment. . . .        21,316      128                         21,444    1,017                         22,461
  Other. . . . . . . . . . . . . . .        82,198      212         100             82,510      899        10,680           94,089
                                       -----------   ------    --------        -----------   ------     ---------      -----------

    Total Other Expense. . . . . . .       182,770      633         100            183,503    3,801        10,680          197,984
                                       -----------   ------    --------        -----------   ------     ---------      -----------

    Income Before Income Taxes . . .        13,082      422        (283)            13,221    1,927       (11,771)           3,377
Income Taxes . . . . . . . . . . . .         8,517      146         (66)             8,597      674        (2,607)           6,664
                                       -----------   ------    --------        -----------   ------     ---------      -----------

    Net Income . . . . . . . . . . .   $     4,565   $  276    $   (217)       $     4,624   $1,253     $  (9,164)     $    (3,287)
                                       ===========   ======    ========        ===========   ======     =========      ===========

Per Share Data
  Average Common Shares Outstanding.    63,052,401                              63,052,401                              63,052,401
  Net Income . . . . . . . . . . . .   $      0.07                             $      0.07                             $      (.05)

See notes to pro forma combined consolidated financial statements.

                                                MERCANTILE BANCORPORATION INC.
                                      PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                            FOR THE YEAR ENDED DECEMBER 31, 1995
                                              (THOUSANDS EXCEPT PER SHARE DATA)
                                                         (UNAUDITED)


                                                                            MBI/Peoples Bank                           All Entities
                                                                               Pro Forma                                Pro Forma
                                                    Peoples   Peoples Bank      Combined                  TODAY'S        Combined
                                          MBI<F1>     Bank   Adjustments<F2>  Consolidated  TODAY'S   Adjustments<F2>  Consolidated
                                       ------------ -------  ---------------  ------------  -------   ---------------  ------------
Interest Income. . . . . . . . . . .   $ 1,293,944   $7,086        (734)       $ 1,300,296  $39,180     $  (4,362)     $ 1,335,114
Interest Expense . . . . . . . . . .       620,534    3,517                        624,051   19,775                        643,826
                                       -----------   ------    --------        -----------  -------     ---------      -----------

  Net Interest Income. . . . . . . .       673,410    3,569        (734)           676,245   19,405        (4,362)         691,288
Provision for Possible Loan Losses .        36,530       45                         36,575      960                         37,535
                                       -----------   ------    --------        -----------  -------     ---------      -----------

  Net Interest Income after Provision
    for Possible Loan Losses . . . .       636,880    3,524        (734)           639,670   18,445        (4,362)         653,753
Other Income
  Trust. . . . . . . . . . . . . . .        70,751       --                         70,751    1,624                         72,375
  Service charges. . . . . . . . . .        75,408      452                         75,860    1,655                         77,515
  Credit card fees . . . . . . . . .        19,690       --                         19,690       --                         19,690
  Securities gains (losses). . . . .         4,042      (14)                         4,028       62                          4,090
  Other. . . . . . . . . . . . . . .       103,762      143                        103,905    1,640                        105,545
                                       -----------   ------    --------        -----------  -------     ---------      -----------

    Total Other Income . . . . . . .       273,653      581                        274,234    4,981                        279,215
Other Expense
  Salaries and employee benefits . .       298,625    1,148                        299,773    7,318                        307,091
  Net occupancy and equipment. . . .        82,674      576                         83,250    3,863                         87,113
  Other. . . . . . . . . . . . . . .       172,449      590         400            173,439    4,779        12,710          190,928
                                       -----------   ------    --------        -----------  -------     ---------      -----------

    Total Other Expense. . . . . . .       553,748    2,314         400            556,462   15,960        12,710          585,132
                                       -----------   ------    --------        -----------  -------     ---------      -----------

    Income Before Income Taxes . . .       356,785    1,791      (1,134)           357,442    7,466       (17,072)         347,836
Income Taxes . . . . . . . . . . . .       124,109      628        (264)           124,473    2,587        (1,430)         125,630
                                       -----------   ------    --------        -----------  -------     ---------      -----------

    Net Income . . . . . . . . . . .   $   232,676   $1,163    $   (870)       $   232,969  $ 4,879     $ (15,642)     $   222,206
                                       ===========   ======    ========        ===========  =======     =========      ===========

Per Share Data
  Average Common Shares Outstanding.    61,883,723                              61,883,723                              61,883,723
  Net Income . . . . . . . . . . . .   $      3.74                             $      3.75                             $      3.57

See notes to pro forma combined consolidated financial statements.

                   MERCANTILE BANCORPORATION INC.
 NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

[FN]
      <F1> Represents MBI restated historical consolidated financial statements reflecting the acquisition of Hawkeye effective January 2, 1996. Such acquisition was accounted for as a pooling-of-interests. The acquisition of Sterling was also accounted for as a pooling-of-interests; however, due to immateriality of the financial condition and results of operations of Sterling to that of MBI, MBI did not restate its historical financial statements to reflect the acquisition of Sterling. Sterling, along with Conway and Metro, are included in these pro forma financial statements only from their acquisition dates forward. The full year impact of these acquisitions are immaterial to the pro forma combined financial statements.

      <F2> The acquisitions of each of Peoples Bank and TODAY'S will be accounted for as a purchase transaction. Purchase price adjustments offset each other or are immaterial. Included herein are the amortization of goodwill over a 15-year period (see footnote <F8> below) and the lost interest income on the cash consideration (TODAY'S) and stock buybacks. Also included for TODAY'S is $10,000,000 that MBI expects to record upon closing to conform TODAY'S accounting and credit policies to those of MBI. Goodwill is considered non-deductible and a lower tax rate is used on the conforming charges since some portion of those will be non-deductible. The balance sheet impacts of goodwill amortization, lost interest income and the conforming charges are ignored due to immateriality.

      <F3> In connection with the proposed acquisitions, MBI may repurchase up to 1,503,000 shares of MBI Common Stock in the open market. Assumed price is $45.00 per share.

      <F4> Purchase entry of Peoples Bank with assumed consideration of
           $14,466,000, consisting of 326,000 shares at $44.375 per share, the closing price for MBI Common Stock on December 19, 1995 (the date of the execution of the Reorganization Agreement).

      <F5> Elimination of MBI's investment in Peoples Bank.

      <F6> Purchase entry of TODAY'S with assumed consideration consisting of
           1,177,000 shares at $45.50 per share, plus $34,285,000 in cash.
           The closing price for MBI Common Stock on March 20, 1996 (the date of the execution of the definitive merger agreement between MBI and TODAY'S) was $45.50.

      <F7> Elimination of MBI's investment in TODAY'S.

      <F8> The pro forma excess of cost over fair value of net assets acquired was $6,000,000 and $40,700,000 as of December 31, 1995
           for People's and TODAY'S, respectively.

           INFORMATION REGARDING PEOPLES BANKSHARES AND PEOPLES BANK
           ---------------------------------------------------------

BUSINESS

            GENERAL. Peoples Bankshares was organized in October 1973 and is a one-bank holding company registered with the Federal Reserve Board under the BHCA. Peoples Bankshares currently owns 88.88% of the issued and outstanding shares of capital stock of Peoples Bank, a Kansas state-chartered bank founded in 1909 which operates from five locations in eastern Kansas.
As of March 31, 1996, on a consolidated basis, Peoples Bankshares had assets of $94 million, deposits of $76 million, net loans of $52 million and stockholders' equity of $8 million.

            Peoples Bank is a full-service community bank that provides a full complement of banking services to its customers, who are primarily individuals and small businesses in Shawnee County, Kansas. Peoples Bank accepts demand, savings and time deposits, makes commercial, agricultural, consumer and real estate loans and provides other customary commercial banking services.

            COMPETITION. The activities in which Peoples Bank engages are highly competitive and the communities in which it provides services are also served by other banks. Competition among these financial institutions is based upon interest rates offered on deposit accounts, interest rates charged on loans, other credit and service charges, the convenience of banking facilities and the quality of services rendered. Peoples Bank believes that it has successfully competed in its marketplace by providing superior service to its customers. Additional competition for depositors' funds may come from a variety of sources, including United States government securities, private issues of debt obligations, mutual funds and suppliers of other investment alternatives.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

            The following is an analysis of the consolidated financial condition and the consolidated results of operations of Peoples Bankshares and Peoples Bank as of and for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993. The analysis should be read in conjunction with the consolidated financial statements, notes to consolidated financial statements and financial data presented elsewhere in this Joint Proxy Statement/Prospectus. Peoples Bankshares' principal asset is its subsidiary, Peoples Bank. Peoples Bankshares also owned Citizens State Bank, located in Osage City, Kansas, until July 31, 1994. The analysis of the consolidated financial condition of Peoples Bankshares for purposes of comparison between years includes its investment in Citizens as if it were an unconsolidated subsidiary. Accordingly, the average investment in Citizens is included in Other Assets in the average balance sheets as of December 31, 1994 and 1993.

            On July 31, 1994, Citizens had total assets of $31,263,000 and total stockholders' equity of $2,977,000. On that date, Peoples Bankshares, sold its 91.6% interest in Citizens, resulting in a gain of $1,241,000. For purposes of this analysis, net income of Peoples Bankshares includes its equity in the earnings of Citizens in 1994 and 1993 of $183,000 and $347,000, respectively, as well as its gain on the sale of Citizens in 1994 ($734,000 net of tax). Accordingly, the ratios of return on average equity, return on average assets and average equity to average assets of Peoples Bankshares include its average investment in Citizens and the additional equity and earnings resulting from that investment in 1994 and 1993.

            Except as discussed above, the following financial schedules and related narrative do not address the financial condition and the results of operations of Citizens, but focus on the changes in financial condition and results of operations of Peoples Bank.

March 31, 1996 and 1995

RESULTS OF OPERATIONS

            NET INCOME. Net income for the three months ended March 31, 1996 was $104,000, or $1.07 per share, compared to a loss of $37,000, or $.38 per share, for the three months ended March 31, 1995. The increase in net income was primarily a result of increased net interest income of $103,000, increased noninterest income of $34,000 and decreased noninterest expense of $78,000, which was somewhat offset by an $82,000 increase in income tax expense.

            NET INTEREST INCOME. Net interest income increased $103,000, or 12.6%, from $815,000 for the three-month period ended March 31, 1995 to $918,000 for the same period in 1996. Interest income increased $269,000 and interest expense increased $166,000 for the three months ended March 31, 1995. The increase in interest income was primarily attributable to an increase in average deposits (offset somewhat by reduced other borrowings). An overall rise in the level of interest rates in the economy also contributed to the increased net interest income.

            PROVISION FOR LOAN LOSSES. There was no provision for loan losses for the three months ended March 31, 1996, compared to $15,000 for the three months ended March 31, 1995. The provision for loan losses is established based upon management's estimate of the allowance for loan losses required to absorb losses inherent in existing loans and commitments to extend credit.

            NONINTEREST INCOME.  For the three months ended March 31,
1996, deposit service charge income remained stable and other noninterest income increased $18,000, as compared to the three months ended March 31, 1995. This increase included a $20,000 gain resulting from the sale of loans in the secondary market during 1996. There were no gains or losses on sales of investment securities for the three months ended March 31, 1996, compared to losses of $14,000 on sales of investment securities during the three months ended March 31, 1995.

            OTHER EXPENSES. Compensation and benefits decreased $124,000, or 20.1%, during the three months ended March 31, 1996, as compared to the same period in 1995. This decrease was primarily due to the higher than normal bonuses paid to Peoples Bankshares employees during the three months ended March 31, 1995. Occupancy expense decreased $10,000, or 8.4%, during the three months ended March 31, 1996, as compared to March 31, 1995. The decrease was primarily due to a decrease in depreciation expense of $6,000. Other operating expenses increased $56,000 or 28.6%. Issues related to the pending sale of Peoples Bank led to increased legal, accounting and other expenses of $60,000 during the first quarter of 1996. Also, expenses related to converting the data processing system and purchasing supplies to allow Peoples Bank to provide a check imaging system totaled approximately $32,000. The FDIC insurance assessment, which has been reduced since the Bank Insurance Fund became fully funded, decreased $35,000, which partially offset the specific increases noted.

            INCOME TAXES. Income tax expense increased $82,000 for the three months ended March 31, 1996 compared to 1995 due to the increased taxable income of $230,000.

December 31, 1995, 1994 and 1993

RESULTS OF OPERATIONS

            NET INCOME. Net income of Peoples Bankshares for 1995 was $683,000, or $7.01 per share, compared to $1,439,000, or $14.77 per share, in
1994 and $738,000, or $7.56 per share, in 1993. Net income of Peoples Bankshares' includes its equity in the earnings of Citizens in 1994 and 1993 of $183,000 and $347,000, respectively, as well as its gain on the sale of Citizens of $734,000, net of tax, in 1994.

            Net income of Peoples Bank for 1995 was $1,163,000, or $51.69 per share, compared to $800,000, or $35.56 per share, in 1994 and $689,000, or $30.62 per share, in 1993. Net income increased $363,000 from 1994 to 1995. The increase in net income from 1993 to 1994 was $111,000. The primary sources of these increases were the asset growth and increased interest rate spread.

            The following are analyses and comments regarding net interest income, noninterest income and expense and income taxes for the years ended December 31, 1995, 1994 and 1993. These comparisons provide additional details of the increases in net income and include a discussion of the changes between these periods. As noted above, the following financial schedules and related narrative do not address the financial condition and results of operations of Citizens, which was sold on July 31, 1994.

            NET INTEREST INCOME. The following schedule provides a summary concerning net interest income, average balances and the related interest rates/yields for the past three years. Impaired/nonaccrual loans are included in the interest-earning assets and interest income on such loans is recorded when received. Interest income on loans includes loan fees of $244,000, $266,000 and $243,000 in 1995, 1994 and 1993, respectively.

            Interest-earning assets includes tax exempt investments and the related income is presented on a tax-equivalent basis assuming a tax rate of 34%. The amount of the tax-equivalent adjustment was $84,000, $93,000 and $96,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

                                                                      YEAR ENDED DECEMBER 31
                                  ---------------------------------------------------------------------------------------------
                                                        1995                                          1994
                                  ----------------------------------------------  ---------------------------------------------
                                               PERCENT OF  INTEREST      AVERAGE               PERCENT OF   INTEREST    AVERAGE
                                   AVERAGE       TOTAL     INCOME/       YIELD/   AVERAGE        TOTAL      INCOME/     YIELD/
                                   BALANCE       ASSETS    EXPENSE        RATE    BALANCE        ASSETS     EXPENSE      RATE
                                  --------     ----------  --------      -------  -------      ----------   --------    -------
                                                                      (dollars in thousands)
Interest-earning assets:
  Loans. . . . . . . . . . . . .  $ 51,804       56.96%    $ 5,025        9.70%   $ 47,241       54.21%     $ 4,147      8.78%
  Taxable securities . . . . . .    29,578       32.53       1,868        6.32      28,900       33.16        1,352      4.68
  Nontaxable securities. . . . .     2,824        3.11         247        8.75       3,228        3.70          273      8.46
  Restricted equity securities .       518         .57          31        5.98         404         .46           23      5.69
  Interest-bearing deposits
     with other banks. . . . . .        26         .03           2        7.69          14         .02           --        --
  Federal funds sold . . . . . .       424         .47          25        5.90         402         .46           15      3.73
                                  --------      ------     -------       -----    --------      ------      -------     -----
    Total interest-earning assets   85,174       93.67       7,198        8.45      80,189       92.01        5,810      7.25

Noninterest-bearing assets:
  Cash and due from banks. . . .     2,807        3.09                               2,672        3.07
  Premises and equipment . . . .     2,037        2.24                               2,054        2.36
  Accrued interest receivable. .     1,002        1.10                                 830         .95
  Deferred tax asset . . . . . .       157         .17                                 215         .25
  Other assets . . . . . . . . .        87         .10                               1,396        1.59
  Intangibles. . . . . . . . . .       364         .40                                 445         .51
  Allowance for loan losses. . .      (699)       (.77)                               (649)       (.74)
                                  --------      ------                            --------      ------
    Total assets . . . . . . . .  $ 90,929      100.00%                           $ 87,152      100.00%
                                  ========      ======                            ========      ======

Interest-bearing liabilities:
  NOW accounts . . . . . . . . .  $  7,214        7.93%    $   146        2.02%   $  7,140        8.19%     $   144      2.02%
  Savings accounts . . . . . . .     5,399        5.94         126        2.33       5,555        6.37          125      2.25
  Money market accounts. . . . .     7,841        8.62         254        3.24       8,520        9.78          225      2.64
  Time deposits and individual
     retirement accounts . . . .    39,353       43.28       2,254        5.73      33,563       38.51        1,421      4.23
  Short-term borrowings. . . . .    13,241       14.56         732        5.53      14,580       16.73          613      4.20
  FHLB long-term debt. . . . . .        --          --          --          --         417         .48           30      7.19
  Notes payable. . . . . . . . .        --          --          --          --       1,550        1.78          108      6.97
                                  --------      ------     -------       -----    --------      ------      -------     -----
    Total interest-bearing
     liabilities . . . . . . . .    73,048       80.33       3,512        4.81      71,325       81.84        2,666      3.74

Noninterest-bearing liabilities:
  Demand deposits. . . . . . . .     9,113       10.02                               8,469        9.72
  Accrued interest payable . . .       344         .38                                 326         .37
  Accrued income tax payable . .       322         .36                                 210         .24
  Other liabilities. . . . . . .        69         .08                                  49         .06
                                  --------      ------                            --------      ------
    Total liabilities. . . . . .    82,896       91.17                              80,379       92.23

Minority interest. . . . . . . .       829         .91                                 743         .85

Stockholders' equity . . . . . .     7,204        7.92                               6,030        6.92
                                  --------      ------                            --------      ------
    Total liabilities and
     stockholders' equity. . . .  $ 90,929      100.00%                           $ 87,152      100.00%
                                  ========      ======                            ========      ======

Net interest income. . . . . . .                           $ 3,686                                          $ 3,144
                                                           =======                                          =======
Interest rate spread . . . . . .                                          3.64%                                          3.51%
                                                                          ====                                           ====
Net interest margin. . . . . . .                                          4.33%                                          3.92%
                                                                          ====                                           ====



                                               YEAR ENDED DECEMBER 31
                                  ----------------------------------------------
                                                        1993
                                  ----------------------------------------------
                                               PERCENT OF  INTEREST      AVERAGE
                                   AVERAGE       TOTAL     INCOME/       YIELD/
                                   BALANCE       ASSETS    EXPENSE        RATE
                                  --------     ----------  --------      -------
                                               (dollars in thousands)


Interest-earning assets:
  Loans                           $ 40,705       48.97%    $ 3,601        8.85%
  Taxable securities                29,472       35.45       1,561        5.30
  Nontaxable securities              3,451        4.15         283        8.20
  Restricted equity securities         253         .30          18        7.11
  Interest-bearing deposits
     with other banks                    9         .01          --          --
  Federal funds sold                 1,271        1.53          44        3.46
                                  --------      ------     -------       -----
    Total interest-earning assets   75,161       90.41       5,507        7.33

Noninterest-bearing assets:
  Cash and due from banks            2,660        3.20
  Premises and equipment             1,456        1.75
  Accrued interest receivable          883        1.06
  Deferred tax asset                   113         .14
  Other assets                       2,873        3.46
  Intangibles                          577         .69
  Allowance for loan losses           (588)       (.71)
                                  --------      ------
    Total assets                  $ 83,135      100.00%
                                  ========      ======

Interest-bearing liabilities:
  NOW accounts                    $  5,998        7.21%    $   140        2.33%
  Savings accounts                   4,830        5.81         132        2.73
  Money market accounts              8,427       10.14         239        2.84
  Time deposits and individual
     retirement accounts            34,432       41.42       1,491        4.33
  Short-term borrowings             12,131       14.59         400        3.30
  FHLB long-term debt                1,000        1.20          74        7.40
  Notes payable                      3,176        3.82         185        5.82
                                  --------      ------     -------       -----
    Total interest-bearing
     liabilities                    69,994       84.19       2,661        3.80

Noninterest-bearing liabilities:
  Demand deposits                    6,560        7.89
  Accrued interest payable             422         .51
  Accrued income tax payable            93         .11
  Other liabilities                    268         .32
                                  --------      ------
  Total liabilities                 77,337       93.02

Minority interest                      703         .85

Stockholders' equity                 5,095        6.13
                                  --------      ------
    Total liabilities and
     stockholders' equity         $ 83,135      100.00%
                                  ========      ======

Net interest income                                        $ 2,846
                                                           =======
Interest rate spread                                                      3.53%
                                                                          ====
Net interest margin                                                       3.79%
                                                                          ====


         In summary, the above tables indicate the following trends:

                                                                           DECEMBER 31
                                                                 ------------------------------
                                                                   1995        1994       1993
                                                                 -------     -------    -------
                                                                     (dollars in thousands)

               Average earning assets. . . . . . . . . . . . .   $85,174     $80,189    $75,161
                    Increase from prior year . . . . . . . . .     4,985       5,028
               Average interest-bearing liabilities. . . . . .    73,048      71,325     69,994
                    Increase from prior year . . . . . . . . .     1,723       1,331
               Fully taxable equivalent net interest income. .     3,686       3,144      2,846
                    Increase from prior year . . . . . . . . .       542         298
               Net interest margin (net interest income
                    divided by average earning assets) . . . .      4.33%       3.92%      3.79%

         The increases in average earning assets and interest-bearing liabilities were mainly a result of normal growth and an improving economy. The improvement in net interest margin illustrates the benefits of a rising interest rate environment nationally and in Peoples Bankshares' primary market. Peoples Bankshares' loan and investment portfolio are fairly short-term which allows them to benefit quickly when interest rates are rising.

         Net interest income is affected by the volume and rate of both interest-earning assets and interest-bearing liabilities. The following table depicts the dollar effect and rate changes for the different categories of interest-earning assets and interest-bearing liabilities and the resultant change in interest income and interest expense. Nonperforming loans are included with loans in the table.

                                                 1995 COMPARED TO                   1994 COMPARED TO
                                                   1994 INCREASE                      1993 INCREASE
                                                 (DECREASE) DUE TO                  (DECREASE) DUE TO
                                           -------------------------------     -------------------------------
                                           VOLUME      RATE<F1>   COMBINED     VOLUME      RATE<F1>   COMBINED
                                           ------      --------   --------     ------      --------   --------
                                                                    (in thousands)
Interest earned on:
 Loans . . . . . . . . . . . . . . . .     $ 401       $ 477      $  878       $ 578       $ (32)      $ 546
 Taxable securities. . . . . . . . . .        32         484         516         (30)       (179)       (209)
 Nontaxable securities . . . . . . . .       (34)          8         (26)        (18)          8         (10)
 Restricted equity securities. . . . .         6           2           8          11          (6)          5
 Interest-bearing deposits
   with other banks. . . . . . . . . .         1           1           2          --          --          --
 Federal funds sold. . . . . . . . . .         1           9          10         (30)          1         (29)
                                           -----       -----      ------       -----       -----       -----

Total interest earning assets. . . . .       407         981       1,388         511        (208)        303
                                           -----       -----      ------       -----       -----       -----

Interest paid on:

 NOW accounts. . . . . . . . . . . . .         1           1           2          27         (23)          4
 Savings accounts. . . . . . . . . . .        (4)          5           1          20         (27)         (7)
 Money market deposits . . . . . . . .       (18)         47          29           3         (17)        (14)
 Time deposits and individual
   retirement accounts . . . . . . . .       245         588         833         (38)        (32)        (70)
 Short-term borrowings . . . . . . . .       (56)        175         119          81         132         213
 FHLB long-term debt . . . . . . . . .       (30)         --         (30)        (43)         (1)        (44)
 Notes payable . . . . . . . . . . . .      (108)         --        (108)        (95)         18         (77)
                                           -----       -----      ------       -----       -----       -----

Total interest-bearing liabilities . .        30         816         846         (45)         50           5
                                           -----       -----      ------       -----       -----       -----

Net interest income. . . . . . .           $ 377       $ 165      $  542       $ 556       $(258)      $ 298
                                           =====       =====      ======       =====       =====       =====

- ---------------
<F1>   Changes in interest income and interest expense due to both rate and volume are included in rate variances.

            During 1995, average interest-earning assets increased $4,985,000. This increase in volume accounted for increased interest income of $407,000. Of this total, $401,000 can be attributed to increased loan volume of $4,563,000. Taxable securities increased $678,000, while nontaxable securities decreased $404,000. Restricted equity securities increased by $114,000, and the combined Federal funds sold and interest-bearing deposits in other banks increased by $34,000. These increases in the volume of average assets were largely due to Peoples Bankshares' effort to expand its construction real estate loan portfolio causing interest income to increase by $407,000, while changes in interest rates on the average volume of interest-earning assets increased interest income $981,000. The increase in interest income associated with higher interest rates reflects the general increase in the level of rates during 1995. The combined effect of the volume and rate changes associated with interest-earning assets increased interest income $1,388,000.

            Average interest-bearing liabilities increased $1,723,000 during 1995. Average deposits increased $5,029,000 as a result of Peoples Bankshares' effort to increase its deposit base by offering higher interest rates on certificates of deposits and demand deposits with no service charges. Because of the increase in deposits, Peoples Bankshares had less need for borrowings to fund asset growth. Therefore, short-term borrowings, FHLB long-term debt and notes payable combined decreased by $3,306,000. The changes in the volume of deposits led to a $224,000 overall net increase in interest expense while the decrease in borrowings resulted in a decreased interest expense of $194,000. The rising interest rate environment caused an increase in interest expense of $816,000, creating an overall increase in interest expense of $846,000 in 1995 as compared to 1994.

            The combined or net effect of changes in rate and volume on interest-earning assets and interest-bearing liabilities in 1995 resulted in increased net interest income of $542,000.

            During 1994, average interest-earning assets increased $5,028,000 and average interest-bearing liabilities increased $1,331,000, resulting in a net increase of $298,000 in net interest income. The most significant change in average assets was an increase in loans of $6,536,000, which was somewhat offset by a decrease in combined federal funds sold and interest-bearing deposits with other banks of $864,000 and a decrease in taxable and nontaxable securities of $795,000. These changes in the mix of average assets and the overall increase in balances resulted in $511,000 in additional interest income; however, reduced yields in all categories, as experienced in the industry, decreased interest income $208,000 for a net overall increase of $303,000.

            Average interest-bearing deposits increased $1,091,000, while overall borrowings increased $240,000. Because interest rates on deposits were very low, customers tended not to invest in long-term instruments. Therefore, deposits generally moved from longer term time deposits to shorter term, less expensive, demand accounts. In total, volume changes in average interest-bearing liabilities caused a net decrease in expense of $45,000. Increasing rates on Peoples Bankshares' short-term borrowings and notes payable more than offset the effect of declining rates on deposits, resulting in an increase in interest expense of $50,000 due to rate changes. Overall, interest expense increased by $5,000 during 1994.

            The major influence on the net interest margin or net interest income was the growth in earning assets during both 1995 and 1994 and the increasing interest rate environment experienced in 1995. The increase in interest income of $1,388,000, or 24%, in 1995 was primarily due to the increased yields on loan and investment portfolios. Interest expense increased as interest rates increased on deposits and borrowings used to fund the asset growth. The increase in interest income of $303,000, or 6%, in 1994 was primarily due to growth in the loan portfolio. Overall, interest expense remained relatively stable during 1994.

            PROVISION FOR LOAN LOSSES AND ALLOWANCE FOR LOAN
LOSSES. The provision for loan losses results in an allowance against which loan losses are charged as those losses become evident. Management evaluates the appropriate level of the allowance for loan losses on a quarterly basis. The analyses take into consideration the results of an internal analysis, the purpose of which is to determine the level of credit risk within the portfolio and to ensure proper adherence to underwriting and documentation standards. A specific portion of the allowance is allocated to those loans which appear to represent a higher than normal exposure to risk. In addition, estimates are made for potential losses on loans not specifically reviewed, based on historical loan loss experience and other factors and trends.

            Provisions for loan losses of $45,000, $68,000 and $120,000 were recorded by Peoples Bank in 1995, 1994 and 1993, respectively, based on management's evaluation.

            Factors that influenced management's determination that a provision for loan losses was appropriate included (i) an evaluation of each nonperforming, classified and potential problem loan to ascertain an estimate of loss exposure based upon circumstances then known to management,
(ii) current economic conditions and outlook and (iii) an overall review of the loan portfolio in light of past loan loss experience. Net charge-offs (loan losses charged against the allowance for loan losses less recoveries of prior charge-offs) for 1995, 1994 and 1993 were $5,000, $16,000 and $17,000, respectively.

            NONINTEREST INCOME. A significant portion of a banking institution's earnings are typically generated through noninterest income from fees and service charges. The following tables outline the components of this income source for the years ended December 31, 1995, 1994 and 1993:

                                    YEAR ENDED                    CHANGE                   CHANGE
                                    DECEMBER 31                  1995/1994                1994/1993
                          ----------------------------       ------------------       -----------------
                          1995        1994        1993       AMOUNT     PERCENT       AMOUNT    PERCENT
                          ----        ----        ----       ------     -------       ------    -------
                                                  (dollars in thousands)

Service charges. . . . .  $452        $432        $393         $20        4.63%        $39        9.92%
Other operating
     income. . . . . . .   143         120         149          23       19.17         (29)     (19.46)
                          ----        ----        ----         ---      ------        ----     -------
   Subtotal. . . . . . .   595         552         542          43        7.79          10        1.85

Securities gains
     (losses). . . . . .   (14)         (8)          5          (6)     (75.00)        (13)    (260.00)
                          ----         ---          --         ---                     ---

Total noninterest
     income. . . . . . .  $581        $544        $547         $37        6.80%        $(3)      (5.48)%
                          ----        ----        ----         ---      ------         ---     -------

            As noted above, noninterest income increased each year due to increased service charges. The growth in service charges was due to the growth in deposit accounts, which provided a majority of this income. The growth in other operating income was primarily due to increased gains on the sale of mortgage loans in the secondary market in 1995.

            OTHER EXPENSES. The following tables outline the components of expenses for the years ended December 31, 1995, 1994 and 1994:

                                                            YEAR ENDED                    CHANGE                   CHANGE
                                                            DECEMBER 31                  1995/1994               1994/1993
                                                 ------------------------------     -------------------     --------------------
                                                  1995        1994        1993      AMOUNT      PERCENT     AMOUNT      PERCENT
                                                  ----        ----        ----      ------      -------     ------      -------
                                                                             (dollars in thousands)
Compensation and employee benefits . . . . . .  $1,626      $1,374      $1,279        $252       18.34%    $    95        7.43%
Occupancy expense. . . . . . . . . . . . . . .     494         406         399          88       21.67           7        1.75
FDIC assessment. . . . . . . . . . . . . . . .      75         137         137         (62)     (45.26)         --          --
Other expenses . . . . . . . . . . . . . . . .     684         691         665          (7)      (1.01)         26        3.91
                                                ------      ------      ------        ----      ------     -------        ----
   Total noninterest expense                    $2,879      $2,608      $2,480        $271       10.39%    $   128        5.16%
                                                ======      ======      ======        ====      ======     =======        ====

            Noninterest expense increased in 1995 due largely to an increase in compensation expense. The increase in compensation expense during 1995 was due to an increase in bonuses for Peoples Bankshares' employees of $205,000 from 1994 to 1995 and due to normal salary and benefits increases. The increase from 1993 to 1994 was primarily due to the opening of an additional branch location in Topeka in the fall of 1993.

            Occupancy expense remained flat from 1993 to 1994 and increased by $88,000 in 1995. Peoples Bank had accrued additional real estate taxes in years prior to 1994 for the potential payment of real estate taxes on a problem loan because Peoples Bank considered it possible that it would be required to initiate foreclosure proceedings and pay the tax liability. In 1994, the financial condition of the borrower improved and the Bank was able to reverse the accrued real estate taxes resulting in real estate tax expense of $(15,000) for 1994 as compared to an expense of $54,000 for 1995, a net change of $69,000. Without the reversal of the accrued real estate taxes on the problem loan, real estate taxes would have been $52,000 in 1994 and $39,000 in 1993. Real estate taxes increased in 1994 due to the addition of a branch bank.

            The decrease in the FDIC assessment from 1994 to 1995 relates to the reduction in assessment rates as determined by the FDIC once the Bank Insurance Fund became fully funded in 1995.

            INCOME TAXES. Peoples Bankshares files a consolidated federal income tax return with Peoples Bank. Peoples Bank makes federal income tax payments to Peoples Bankshares based on the taxable income of Peoples Bank on a stand-alone basis. Deferred income taxes are provided on certain transactions which are reported for financial reporting purposes in different periods than for income tax purposes.

            A reconciliation of expected income tax expense, computed by applying the effective federal statutory rate of 34% to income before the provision for income taxes, follows:

                                                           DECEMBER 31
                                                 ------------------------------
                                                  1995        1994        1993
                                                 ------      ------      ------
                                                     (dollars in thousands)

   Federal income taxes at statutory rate. . . .  $428        $312        $237
   Less effect of tax exempt income. . . . . . .   (53)        (59)        (61)
   State taxes, net of Federal income
     tax benefit . . . . . . . . . . . . . . . .    71          51          43
   Other, net. . . . . . . . . . . . . . . . . .     1           4          10
                                                  ----        ----        ----
     Total provision for income taxes. . . . . .  $447        $308        $229
                                                  ====        ====        ====

               Peoples Bankshares adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, during 1993. The effect of such adoption was not material to the consolidated financial condition or consolidated results of operations.

             INVESTMENTS. Peoples Bankshares' holdings of short-term investments and scheduled maturities of investment securities serve as a source of liquidity to meet depositor and borrower fund requirements, in addition to constituting a significant element of total interest income. Federal funds sold had outstanding balances of $900,000 and $1,200,000 at December 31, 1995 and 1994, respectively. Investment securities at
December 31, 1995 of $37,364,000 increased $8,019,000 as compared to investment securities at December 31, 1994 of $29,345,000. This increase in the balance of investment securities was due primarily to the growth in total assets experienced by Peoples Bank, which was invested principally in mortgage-backed securities. Management invested excess funds primarily in collateral mortgage obligations because they provided a short duration (less than three years) with a slightly higher yield than was available in U.S. Treasuries or agencies.

            SECURITIES PORTFOLIO. The following table presents the composition of investments at the dates indicated:

                                                                              DECEMBER 31
                                              ------------------------------------------------------------------------
                                                        1995                     1994                   1993
                                              -----------------------  ----------------------  -----------------------
                                                PERCENT                 PERCENT                 PERCENT
                                               OF TOTAL                OF TOTAL                OF TOTAL
                                                AMOUNT     SECURITIES   AMOUNT     SECURITIES   AMOUNT     SECURITIES
                                               --------    ----------  --------    ----------  --------    ----------
                                                                       (dollars in thousands)

Held-to-Maturity:

U.S. Treasuries and agencies . . . . . . . .   $    --          --%    $ 8,698       29.65%    $ 6,105       17.55%

Obligations of states and
   political subdivisions. . . . . . . . . .        --          --       2,865        9.76       3,575       10.27

Mortgage-backed securities . . . . . . . . .        --          --       5,362       18.27       7,266       20.88
                                               -------      ------     -------      ------     -------      ------

Total investments held-to-maturity . . . . .        --          --      16,925       57.68      16,946       48.70
                                               -------      ------     -------      ------     -------      ------

Available-for-sale:

U.S. Treasuries and agencies . . . . . . . .    22,294       59.67      11,783       40.15      15,083       43.35

Obligations of states and political
   subdivisions. . . . . . . . . . . . . . .     3,321        8.89          --          --          --          --

Mortgage-backed securities . . . . . . . . .    11,222       30.03         118         .40       2,512        7.22

Restricted equity securities . . . . . . . .       527        1.41         519        1.77         253         .73
                                               -------      ------     -------      ------     -------      ------

Total investments available for sale . . . .    37,364      100.00      12,420       42.32      17,848       51.30
                                               -------      ------     -------      ------     -------      ------

Total investments. . . . . . . . . . . . . .   $37,364      100.00%    $29,345      100.00%    $34,794      100.00%
                                               =======      ======     =======      ======     =======      ======

            The fair market value of total investment securities was $37,364,000, $29,248,000 and $35,223,000 at December 31, 1995, 1994 and 1993,
respectively.

            On December 31, 1993, Peoples Bankshares adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"). Restricted equity securities are not included in the SFAS 115 classifications due to the lack of a published market value and certain restrictions that limit their marketability. Such securities are included in the securities totals at cost and labeled as "All other equity securities" for reporting on the Call Report beginning in December 31, 1993.

            As of December 31, 1995, there were no investment securities of any issuer, other than securities of the U.S. Government and U.S. Government Agencies and corporations, which exceeded 10% of stockholders' equity.

            INVESTMENT SECURITIES-MATURITIES AND YIELDS. The following table shows the components and yields for the various forms of debt securities as of December 31, 1995:

                                                  WITHIN                OVER 1-5                 OVER 5-10              OVER 10
                                                 ONE YEAR                 YEARS                    YEARS                 YEARS
                                           -------------------     -------------------      ------------------      ---------------
                                           AMOUNT        YIELD     AMOUNT        YIELD      AMOUNT       YIELD      AMOUNT    YIELD
                                           ------        -----     ------        -----      ------       -----      ------    -----
                                                                         (dollars in thousands)

U.S. Treasuries and agencies . . . . . .   $6,065        6.53%    $16,229        6.13%       $ --          --%     $   --       --%
Obligations of states and other
   political subdivisions<F1>. . . . . .      325        8.30       2,303        8.59         693        9.48          --       --

Mortgage-backed securities<F2> . . . . .       --          --       3,772        6.26         303        9.07       7,147     6.53
                                           ------        ----     -------        ----        ----        ----      ------     ----

                                           $6,390        6.62%    $22,304        6.41%       $996        9.36%     $7,147     6.53%
                                           ======        ====     ========       ====        ====        ====      ======     ====

- ----------------------

<F1>   Yield presented on a tax-equivalent basis assuming a tax rate of 34%.

<F2>   Expected maturities will differ from contractual maturities due to normal amortization and because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The table above does not take into consideration the effects of scheduled repayments or the effects of possible prepayments.

            Restricted equity securities of $527,000 held at December 31, 1995 are not included in this table as an equity security has no stated maturity.

            LOANS. The loan portfolio constitutes the major earning asset of most bank holding companies and typically offers the best alternative for obtaining the maximum interest spread above the cost of funds. The overall economic strength of any bank holding company generally parallels the quality and yield of its loan portfolio. Peoples Bankshares' total loans outstanding on the dates indicated are presented in the following table:

                                                                            DECEMBER 31
                                                -------------------------------------------------------------------
                                                       1995                    1994                    1993
                                                -------------------     -------------------     -------------------
                                                AMOUNT      PERCENT     AMOUNT      PERCENT     AMOUNT      PERCENT
                                                                      (dollars in thousands)

Agricultural . . . . . . . . . . . . . . . .   $ 6,052       11.41%    $ 6,184       12.84%    $ 6,130       14.57%
Commercial
   and industrial. . . . . . . . . . . . . .    11,937       22.51       9,870       20.50      10,288       24.46
Real estate
   Construction. . . . . . . . . . . . . . .     5,906       11.14       4,111        8.54       2,836        6.74
   Agricultural. . . . . . . . . . . . . . .     1,970        3.71       2,365        4.91       2,110        5.02
   Commercial. . . . . . . . . . . . . . . .     5,745       10.83       5,419       11.25       4,682       11.13
   Residential . . . . . . . . . . . . . . .    15,497       29.22      14,973       31.10      11,223       26.68
Consumer . . . . . . . . . . . . . . . . . .     5,356       10.10       4,587        9.53       4,023        9.56
Other. . . . . . . . . . . . . . . . . . . .       575        1.08         643        1.33         772        1.84
                                               -------      ------     -------      ------     -------      ------
                                               $53,038      100.00%    $48,152      100.00%    $42,064      100.00%
                                               =======      ======     =======      ======     =======      ======

            The loan portfolio experienced an increase of $4,886,000, or 10.1%, from December 31, 1994 to December 31, 1995, primarily in real estate and commercial loans. An increase of $6,088,000, or 14.5%, from 1993 to 1994 was experienced primarily in real estate loans, due to a strong local real estate sector. A portion of the increase in real estate loans was due to the opening of an additional Peoples Bank branch location in North Topeka in the fall of 1993. This branch positioned Peoples Bank closer to the areas in Topeka with the largest growth of new real estate activity. To take advantage of this opportunity, Peoples Bankshares concentrated on increasing its construction real estate portfolio during 1994.

           MATURITY CLASSES. The following tables set forth the maturity composition and interest sensitivity of total loans at December 31, 1995:

                                            AGRICULTURAL,
                                             COMMERCIAL       REAL       REAL
                                                AND          ESTATE     ESTATE
                                             INDUSTRIAL   CONSTRUCTION  OTHER      CONSUMER      OTHER     TOTAL
                                            ------------- ------------  ------     --------      -----     -----
                                                                      (in thousands)

In one year or less. . . . . . . . . . . . .   $10,107      $5,827     $ 3,661      $  550        $316     $20,461
After one through
   five years. . . . . . . . . . . . . . . .     5,105          79       4,994       4,243          52      14,473
After five years . . . . . . . . . . . . . .     2,777          --      14,557         563         207      18,104
                                               -------      ------     -------      ------        ----     -------

                                               $17,989      $5,906     $23,212      $5,356        $575     $53,038
                                               =======      ======     =======      ======        ====     =======

                                           INTEREST SENSITIVITY
                                        FIXED RATE  VARIABLE RATE
                                        ----------  -------------
                                             (in thousands)

In one year or less. . . . . . . . . .   $12,350       $ 8,111
After one through five years . . . . .     9,119         5,354
After five years . . . . . . . . . . .     7,112        10,992
                                         -------       -------

       Total Loans                       $28,581       $24,457
                                         =======       =======

- -------------------
<F1>   Certain variable rate loans have reached a floor or ceiling interest rate level and can no longer adjust. These loans are treated as fixed rate loans as required by the Consolidated Reports of Condition and Income.

            NONPERFORMING ASSETS. Nonperforming assets are defined as impaired loans, nonaccrual loans, loans delinquent ninety or more days, restructured loans and foreclosed assets. Such assets do not necessarily represent future losses to Peoples Bankshares since underlying collateral can be sold and the financial condition of the borrowers may improve. The following table sets forth the detail of nonperforming assets. Peoples Bankshares had no restructured loans at the following dates.

                                                     DECEMBER 31
                                          -------------------------------
                                          1995          1994         1993
                                          ----          ----         ----
                                                (dollars in thousands)

Impaired loans . . . . . . . . . . . . .  $118          $ --         $ --
Nonaccrual loans . . . . . . . . . . . .    --           169          222
Loans past due 90 days or more . . . . .     4             6           21
                                          ----          ----         ----
    Total nonperforming loans. . . . . .  $122          $175         $243
Foreclosed property. . . . . . . . . . .    --            --           38
                                          ----          ----         ----
    Total nonperforming assets . . . . .  $122          $175         $281
                                          ====          ====         ====

            Effective January 1, 1995, Peoples Bankshares implemented Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114"), and Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures ("SFAS 118"), which amends SFAS 114.

            SFAS 114 (as amended) defines the recognition criteria for loan impairment and the measurement methods for certain impaired loans and loans for which terms have been modified in troubled-debt restructurings (restructured loans). Specifically, a loan is considered impaired when it is probable that a creditor will be unable to collect all amounts due - both principal and interest - according to the contractual terms of the loan agreement. When measuring impairment, the expected future cash flows of an impaired loan are required to be discounted at the loan's effective interest rate. Alternatively, impairment can be measured by reference to an observable market price, if one exists, or to the fair value of the collateral for a collateral-dependent loan. Regardless of the historical measurement method used, SFAS 114 requires a creditor to measure impairment based on the fair value of the collateral when the creditor determines foreclosure is probable. Additionally, impairment of a restructured loan is measured by discounting the total expected future cash flows at the loan's effective rate of interest as stated in the original loan agreement.

            SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. Peoples Bankshares has elected to continue to use its existing nonaccrual methods for recognizing interest on impaired loans. Peoples Bankshares continues to apply all payments received on impaired loans to the outstanding balance of the loan until such a time as the loan balance is reduced to zero, after which time payments are applied to interest income until such time as the foregone interest is recovered, or until such time as an improvement in the condition of the loan has occurred which would warrant the resumption of interest accruals.


            Peoples Bankshares' policy is to discontinue accruing interest on loans when principal or interest is due and remains unpaid for ninety days or more, unless the loan is well secured and in the process of collection. Peoples Bankshares would have recorded additional interest income of approximately $11,000, $13,000 and $14,000 for 1995, 1994 and 1993,
respectively, if contractual interest on these loans had been recognized. No interest was actually collected in 1995, 1994 or 1993.

            At December 31, 1995, 1994 and 1993, there were no significant commitments to lend additional funds to borrowers whose loans were considered nonperforming.

            The loan portfolio does not include any loans to foreign countries or highly leveraged transaction loans. Approximately 40% of the loans at Peoples Bankshares on December 31, 1995 were residential real estate loans. Commercial loans to individuals and businesses in the local lending area represented 33% of the loans. The remaining 27% consisted largely of agricultural and consumer lending. Peoples Bankshares has adopted policies that require security for loans, including liens on residential mortgage loans and certain of the other loans secured by real estate. In addition, policies and procedures are in place to assess the creditworthiness of borrowers for all loans and commitments. Borrowers' abilities to honor their loan contracts can be largely dependent upon weather conditions and economic conditions within their market areas and on a national level.

            Management attributes the lack of significant nonperforming assets to a relatively stable economy in its primary market, strong efforts in the credit review of potential borrowers and close monitoring of potential problem loans.

            The following table sets forth the activity for loan losses and selected financial ratios for the dates indicated:

                                                                December 31
                                                 -----------------------------------------
                                                 1995               1994              1993
                                                 ----               ----              ----
                                                           (dollars in thousands)

Balance at beginning of period . . . . . . . .   $673               $621              $518
                                                 ----               ----              ----
Loans charged off:

   Agricultural. . . . . . . . . . . . . . . .     --                 --                --

   Commercial and industrial . . . . . . . . .     --                 --                 4
   Residential real estate-mortgage. . . . . .      5                 12                 6
   Consumer. . . . . . . . . . . . . . . . . .      3                  4                 9
                                                 ----               ----              ----
Total charge-offs. . . . . . . . . . . . . . .      8                 16                19
                                                 ----               ----              ----

Recoveries:
   Agricultural. . . . . . . . . . . . . . . .     --                 --                --
   Commercial and industrial . . . . . . . . .     --                 --                --
   Residential real estate-mortgage. . . . . .      3                 --                --
   Consumer. . . . . . . . . . . . . . . . . .     --                 --                 2
                                                 ----               ----              ----
Total recoveries . . . . . . . . . . . . . . .      3                 --                 2
                                                 ----               ----              ----

  Net loans recovered (charged off). . . . . .     (5)               (16)              (17)
Provision for loan losses. . . . . . . . . . .     45                 68               120
                                                 ----               ----              ----

Balance at end of period . . . . . . . . . . .   $713               $673              $621
                                                 ====               ====              ====
Net loan charge-offs
  to average loans . . . . . . . . . . . . . .    .01%               .03%              .04%
Allowance to total loans . . . . . . . . . . .   1.34               1.40              1.48
Allowance to nonperforming loans . . . . . . .    584                385               256

            The allowance for loan losses is not allocated to specific categories of loans. However, based on Peoples Bankshares' review of remaining collateral and/or financial condition of identified loans with characteristically more than a normal degree of risk, historical loan loss percentages, and economic conditions, management believes the allowance for loan losses at December 31, 1995 is adequate to cover losses inherent in the portfolio.

            DEPOSITS. The deposit base provides the major funding source for interest-earning assets of most bank holding companies. Peoples Bankshares' deposits have increased steadily during the period from December 31, 1993 to December 31, 1995. Generally, demand, savings and certificates of deposit less than $100,000 are recognized as the core base of deposits, while certificates of deposit of $100,000 or more and public funds are more interest rate sensitive and, thus, are not considered part of the core deposit base. Because of these factors, management views the growth in deposits other than certificates of deposit of $100,000 or more as more stable growth.

            The following table indicates the mix and average levels of deposits and the average interest rates for each category of deposits for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993:

                                              MARCH 31                                    DECEMBER 31
                                         ------------------    -----------------------------------------------------------------
                                                1996                  1995                   1994                    1993
                                         ------------------    ------------------      -----------------      ------------------
                                         AVERAGE    AVERAGE    AVERAGE    AVERAGE      AVERAGE   AVERAGE      AVERAGE    AVERAGE
                                         BALANCE     RATE      BALANCE      RATE       BALANCE     RATE       BALANCE      RATE
                                         -------    -------    -------    -------      -------   -------      -------    -------
                                                            (dollars in thousands)

Demand and other
  noninterest bearing. . . . . . . . .   $ 9,027      n/a%     $ 9,113      n/a%       $ 8,469      n/a%      $ 6,560      n/a%

NOW accounts . . . . . . . . . . . . .     7,919     2.02        7,214     2.02          7,140     2.02         5,998     2.33

Savings accounts . . . . . . . . . . .     5,259     2.28        5,399     2.33          5,555     2.25         4,830     2.73

Money market deposit accounts. . . . .    11,376     3.73        7,841     3.24          8,520     2.64         8,427     2.84

Certificates of deposit including
  individual retirement accounts . . .    42,388     5.84       39,353     5.73         33,563     4.23        34,432     4.33
                                         -------     ----      -------     ----        -------     ----       -------     ----

   Total deposits. . . . . . . . . . .   $75,969     4.19%     $68,920     4.03%       $63,247     3.03%      $60,247     3.32%
                                         =======     ====      =======     ====        =======     ====       =======     ====

              AMOUNT AND MATURITIES OF TIME DEPOSITS OF $100,000
OR MORE. The following table sets forth the amount and maturities of time deposits of $100,000 or more at December 31, 1995:

                                              DECEMBER 31  PERCENT OF
                                                  1995        TOTAL
                                               ----------  ----------
                                               (dollars in thousands)

     Three months or less. . . . . . . . . . .   $  305        7.43%
     Over three through six months . . . . . .      912       22.21
     Over six through twelve months. . . . . .    2,251       54.82
     Over twelve months. . . . . . . . . . . .      638       15.54
                                                 ------      ------
         Total . . . . . . . . . . . . . . . .   $4,106      100.00%
                                                 ======      ======

             SHORT-TERM BORROWINGS. Amounts and interest rates related to short-term borrowings at the dates indicated were as follows:

                                                     MARCH 31                        DECEMBER 31
                                                     --------       -------------------------------------------
                                                       1996          1995             1994               1993
                                                       ----          ----             ----               ----
                                                                     (dollars in thousands)

Federal funds purchased and securities sold
   under agreements to repurchase:
   Outstanding balance at period-end . . . . . . .   $ 8,261        $10,188           $10,448           $12,355
   Average interest rate at period-end . . . . . .      5.01%          4.84%             5.52%             3.11%
   Average outstanding during the period . . . . .   $ 9,889        $12,002           $13,459           $12,131
   Year-to-date average interest rate. . . . . . .      4.81%          5.46%             4.09%             3.30%
   Highest outstanding balance at any month-end. .   $13,066        $14,343           $16,294           $19,128

Federal Home Loan Bank advances:
   Outstanding balance at period-end . . . . . . .   $   400        $ 3,950           $ 2,000           $    --
   Average interest rate at period-end . . . . . .      5.90%          6.15%             6.65%               --%
   Average outstanding during the period . . . . .   $   345        $ 1,239           $ 1,121           $    --
   Year-to-date average interest rate. . . . . . .      5.82%          6.21%             5.53%               --%
   Highest outstanding balance at any month-end. .   $   400        $ 3,950           $ 3,150           $    --

        RETURN ON EQUITY AND ASSETS. The following tables compare net income as a percent of average assets and average equity for the dates indicated:

                                        RETURN ON AVERAGE ASSETS                      RETURN ON AVERAGE EQUITY
                              ------------------------------------------     -------------------------------------------
                              MARCH 31               DECEMBER 31             MARCH 31              DECEMBER 31
                              --------      ----------------------------     --------      -----------------------------
                                1996        1995       1994         1993       1996        1995       1994        1993
                                ----        ----       ----         ----       ----        ----       ----        ----
Net income . . . . . . . . .    .43%        .75%       1.43%        .67%       5.21%       9.48%      23.86%      14.48%


            As discussed previously, these ratios include the financial condition and results of operations of Peoples Bankshares investment in Citizens for 1994 and 1993.

            During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, no dividends were declared by Peoples Bankshares.

             LIQUIDITY AND INTEREST RATE SENSITIVITY. Liquidity is the measure of Peoples Bankshares' ability to meet its customers' present and future deposit withdrawals or increased loan demand without unduly penalizing earnings. Interest rate sensitivity involves the relationship between rate sensitive assets and liabilities and is an indication of the probable effects of interest rate fluctuations on Peoples Bankshares' net interest income. Peoples Bankshares manages both liquidity and interest sensitivity through a GAP analysis report prepared monthly.

            Liquidity is provided for Peoples Bankshares by projecting credit demand and other financial needs and then maintaining sufficient cash and assets readily convertible into cash to meet these projected requirements. Peoples Bankshares provided for its liquidity needs through core deposits, maturing loans and scheduled maturities of investments in securities, and by maintaining adequate balances in Federal funds sold. Other sources of liquidity include federal funds purchased and other short-term borrowings.
At December 31, 1995, cash and cash equivalents amounted to $3,710,000, or 3.79%, of total assets. This is a decrease of $271,000 from December 31, 1994, when cash and cash equivalents totaled $3,981,000, or 4.65%, of total assets. This level of cash and cash equivalents is considered to be adequate in view of projected liquidity needs.

            Peoples Bankshares' liquidity is generally provided by dividends received from Peoples Bank. These funds are available for the overhead expenses and the payment of dividends to stockholders. Dividends paid by Peoples Bank during 1995, 1994 and 1993 were $225,000, $350,000 and $350,000, of which 88.88% was received by Peoples Bankshares.

            Interest rate-sensitive assets and liabilities are those with yields or rates subject to change within a future time period due to maturity or changes in market rates. An ongoing objective of Peoples Bankshares' asset/liability management program is to match rate-adjustable assets and liabilities at similar maturity horizons, so that changes in interest rates will not result in wide fluctuations in net interest income. The rate sensitivity position is managed by matching funds acquired having a specific maturity with loans, securities or other liquid assets with similar maturities.

            At December 31, 1995, $32,303,000, or 60.9%, of the loan
portfolio matured or repriced in one year or less. In addition, investment securities maturing or repricing in one year or less of $13,806,000, Federal funds sold of $900,000 and interest-bearing deposits of $75,000 bring total rate-sensitive assets maturing or repricing within one year to $47,084,000, or 51.9%, of total interest-earning assets. Rate sensitive liabilities consist of interest-bearing demand deposits, savings deposits, and time deposits maturing or repricing within one year of $56,135,000 and short-term borrowings of $14,138,000, bringing total rate-sensitive liabilities maturing or repricing within one year to $70,273,000, or 89.5%, of interest-bearing liabilities. This represented a position which management believed appropriate, given the decreasing interest rate environment expected at December 31, 1995.

             CAPITAL. The strength of its capital position determines the ability of a financial institution to take advantage of growth opportunities and handle unforeseen financial difficulties. Peoples Bankshares' stockholders' equity at December 31, 1995 was $8,060,000, an increase of $1,170,000, or 17%, from the December 31, 1994 total of $6,890,000. Stockholders' equity includes Peoples Bankshares' equity in Peoples Bank's unrealized gain (loss) on investment securities available for sale of $369,000 and $(118,000) at December 31, 1995 and 1994, respectively. The average equity to average assets ratios for the years ended December 31, 1995, 1994 and 1993, respectively, were 7.92%, 6.92% and 6.13%. As discussed previously, this ratio includes the financial condition of Peoples Bankshares' investment in Citizens for 1994 and 1993.

            At March 31, 1996, stockholders' equity was $7,999,000, which includes Peoples Bankshares' equity in Peoples Bank's unrealized gain on investment securities available-for-sale of $204,000. The average equity to average assets ratio at March 31, 1996 was 8.35%.

            Peoples Bankshares is subject to the issuance of capital adequacy guidelines by its regulators, all of which have issued similar guidelines for the measurement of capital adequacy. One measure is the leverage capital ratio, which equals the ratio of ending total capital less intangible assets to average total assets on a quarterly basis from the latest Consolidated Reports of Income and Condition ("Call Report") less intangible assets. The guidelines also include a definition of capital and provide a framework for calculating risk-weighted assets by assigning assets and off-balance-sheet instruments to broad risk categories. The risk-based capital standards establish a minimum ratio of total capital to risk-weighted assets with a minimum of 4% when using Tier 1 capital and a minimum of 8% when including total capital. Tier 1 capital is the sum of the core capital elements (common stockholders' equity less intangible assets and excluding any unrealized gains or losses on available-for-sale securities). Total capital includes the allowance for loan losses limited to a maximum of 1.25% of risk-weighted assets.

            As the following table indicates, Peoples Bankshares exceeded the minimum risk-based and leverage ratios at the date indicated:

                                        DECEMBER 31                 MINIMUM
                                           1995                     LEVELS
                                        -----------                 -------
                                              (dollars in thousands)

Capital Components:
      Tier 1 capital . . . . . . . . .   $ 7,367                     n/a
      Total capital. . . . . . . . . .     8,068                     n/a

Assets:
      Risk-weighted assets and
        off-balance-sheet instruments.   $56,073                     n/a

Capital ratios
      Leverage . . . . . . . . . . . .      7.65%                   3.00%
      Tier 1 risk-based capital. . . .     13.14                    4.00
      Total risk-based capital . . . .     14.39                    8.00

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PEOPLES BANKSHARES

            The following table sets forth as of the Record Date the number of shares of Peoples Bankshares Common Stock beneficially owned and the percentage of ownership of outstanding shares of Peoples Bankshares Common Stock by (a) each director of Peoples Bankshares, (b) each person who is known by Peoples Bankshares to own beneficially 5% or more of such stock and
(c) all directors and executive officers of Peoples Bankshares as a group:

                                                                  SHARES
                                                               BENEFICIALLY            PERCENT OF
NAME OF BENEFICIAL OWNER                      ADDRESS              OWNED                 CLASS
- ------------------------                      -------          ------------            ----------

Ronald D. Lutz . . . . . . . . .    1935 S.W. Indian Woods Lane
                                    Topeka, Kansas  66611          40,004                   41%

Joyce M. Lutz. . . . . . . . . .    1935 S.W. Indian Woods Lane
                                    Topeka, Kansas  66611          40,004                   41

Michael W. Lutz. . . . . . . . .    6142 S.W. 38th Terrace
                                    Topeka, Kansas  66610           6,952 <F1>               7

Craig E. Lutz. . . . . . . . . .    3835 S.W. Stonybrook Drive
                                    Topeka, Kansas  66610           5,020 <F2>               5

Laurie L. Carney . . . . . . . .    2415 N. Vinegate Court
                                    Wichita, Kansas  67226          5,475 <F3>               6

Directors and Executive Officers                                    97,455 <F1><F2><F3>    100
as a Group (five persons)

- ------------------------------
<F1>  Five thousand (5,000) of these shares are held by Bank IV Kansas, N.A., Trustee, 534
      Kansas Avenue, P.O. Box 88, Topeka, Kansas 66601, pursuant to the Ronald D. and Joyce M.
      Lutz Irrevocable Trust for the Benefit of the Lutz Children ("the Trust").  The terms of the Trust provide that Michael W. Lutz holds sole voting power for the shares so held.

<F2>  Five thousand (5,000) of these shares are held by Bank IV Kansas, N.A., Trustee, 534
      Kansas Avenue, P.O. Box 88, Topeka, Kansas 66601, pursuant to the Ronald D. and Joyce M.
      Lutz Irrevocable Trust for the Benefit of the Lutz Children ("the Trust").  The terms of the Trust provide that Craig E. Lutz holds sole voting power for the shares so held.

<F3>  Five thousand (5,000) of these shares are held by Bank IV Kansas, N.A., Trustee, 534
      Kansas Avenue, P.O. Box 88, Topeka, Kansas 66601, pursuant to the Ronald D. and Joyce M.
      Lutz Irrevocable Trust for the Benefit of the Lutz Children ("the Trust").  The terms of the Trust provide that Laurie L. Carney holds sole voting power for the shares so held.

            For purposes of the above table, a person is deemed to be a beneficial owner of shares of Peoples Bankshares Common Stock if the person has or shares the power to vote or to dispose of such shares. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to shares shown in the table as beneficially owned by such person and disclaims beneficial ownership in shares described in the footnotes as being "held by" other persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PEOPLES BANK

            The following table sets forth as of the Record Date the number of shares of Peoples Bank Common Stock beneficially owned and the percentage of ownership of outstanding shares of Peoples Bank Common Stock by (a) each director of Peoples Bank, (b) each person who is known by Peoples Bank to own beneficially 5% or more of such stock and (c) all directors and executive officers of Peoples Bank as a group:

                                                                  SHARES
                                                               BENEFICIALLY          PERCENT OF
NAME OF BENEFICIAL OWNER                    ADDRESS                OWNED               CLASS
- ------------------------                    -------            ------------          ----------

Peoples State Bankshares, Inc. .    1080 S.W. Wanamaker
                                    Topeka, Kansas 66604          19,997                89%

Dennis Hatfield. . . . . . . . .    P.O. Box 434
                                    Rossville, Kansas 66533          100                <F*>

James F. Stallbaumer . . . . . .    P.O. Box 446
                                    Rossville, Kansas 66533          100                <F*>

Wilbur E. Levering . . . . . . .    2018 S.W. Urish Road
                                    Topeka, Kansas 66615              75                <F*>

Richard K. Fieger. . . . . . . .    7922 S.W. Huntoon
                                    Topeka, Kansas 66615               5                <F*>

Ronald J. Francis. . . . . . . .    38 Peppertree Lane
                                    Topeka, Kansas 66611               5                <F*>

Ronald D. Lutz . . . . . . . . .    1935 S.W. Indian Woods Lane
                                    Topeka, Kansas 66611              --                --

Joyce M. Lutz. . . . . . . . . .    1935 S.W. Indian Woods Lane
                                    Topeka, Kansas 66611              --                --

Michael W. Lutz. . . . . . . . .    6142 S.W. 38th Terrace
                                    Topeka, Kansas 66610              --                --

Craig E. Lutz. . . . . . . . . .    3835 S.W. Stonybrook Drive
                                    Topeka, Kansas 66610              --                --

Directors and Executive Officers
as a Group (nine persons)                                            285                 1

- ------------------------------------

<F*> Less than 1 percent.

            For purposes of the above table, a person is deemed to be a beneficial owner of shares of Peoples Bank Common Stock if the person has or shares the power to vote or to dispose of such shares. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to shares shown in the table as beneficially owned by such person and disclaims beneficial ownership in shares described in the footnotes as being "held by" other persons.

                  INFORMATION REGARDING MBI COMMON STOCK
                  --------------------------------------

DESCRIPTION OF MBI COMMON STOCK AND ATTACHED PREFERRED SHARE
PURCHASE RIGHTS

           GENERAL. MBI has authorized 5,000,000 shares of MBI Preferred Stock, no par value, and 100,000,000 shares of MBI Common Stock, $5.00 par value. At March 31, 1996, MBI had no shares of MBI Preferred Stock issued and outstanding and 63,124,053 shares of MBI Common Stock outstanding. Under Missouri law, MBI's Board of Directors may generally approve the issuance of authorized shares of Preferred Stock and Common Stock without shareholder approval.

            MBI's Board of Directors is also authorized to fix the number of shares and determine the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of MBI Preferred Stock. Except for the designation and reservation of Series A Junior Preferred Stock pursuant to MBI's Preferred Share Purchase Rights Plan described below, MBI's Board of Directors has not acted to designate or issue any shares of MBI Preferred Stock. The existence of a substantial number of unissued and unreserved shares of MBI Common Stock and undesignated shares of MBI Preferred Stock may enable the Board of Directors to issue shares to such persons and in such manner as may be deemed to have an anti-takeover effect.

            The following summary of the terms of MBI's capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of MBI's Restated Articles of Incorporation and By-Laws and Missouri law.

           DIVIDENDS. The holders of MBI Common Stock are entitled to share ratably in dividends when, as and if declared by the Board of Directors from funds legally available therefor, after full cumulative dividends have been paid or declared, and funds sufficient for the payment thereof set apart, on all series of MBI Preferred Stock ranking superior as to dividends to MBI Common Stock.

            The Board of Directors of MBI intends to maintain its present policy of paying quarterly cash dividends on MBI Common Stock, when justified by the financial condition of MBI and its subsidiaries. The declaration and amount of future dividends will depend on circumstances existing at the time, including MBI's earnings, financial condition and capital requirements as well as regulatory limitations, note and indenture provisions and such other factors as the Board of Directors may deem relevant. The payment of dividends to MBI by subsidiary banks is subject to extensive regulation by various state and federal regulatory agencies. See "SUPERVISION AND REGULATION."

           VOTING RIGHTS. Each holder of MBI Common Stock has one vote for each share held on matters presented for consideration by the shareholders, except that, in the election of directors, each shareholder has cumulative voting rights which entitle such shareholder to the number of votes which equals the number of shares held by the shareholder multiplied by the number of directors to be elected. All such votes may be cast for one candidate for election as a director or may be distributed among two or more candidates.

           PREEMPTIVE RIGHTS. The holders of MBI Common Stock have no preemptive right to acquire any additional unissued shares or treasury shares of MBI.

           LIQUIDATION RIGHTS. In the event of liquidation, dissolution or winding up of MBI, whether voluntary or involuntary, the holders of MBI Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding MBI Preferred Stock.

           ASSESSMENT AND REDEMPTION. Shares of MBI Common Stock are and will be, when issued, fully paid and nonassessable. Such shares do not have any redemption provisions.

           PREFERRED SHARE PURCHASE RIGHTS PLAN. One preferred share purchase right (a "Right") is attached to each share of MBI Common Stock.
The Rights trade automatically with shares of MBI Common Stock, and become exercisable and will trade separately from the MBI Common Stock on the tenth day after public announcement that a person or group has acquired, or has the right to acquire, beneficial ownership of 20% or more of the outstanding shares of MBI Common Stock, or upon commencement or announcement of intent to make a tender offer for 20% or more of the outstanding shares of MBI Common Stock, in either case without prior written consent of the Board. When exercisable, each Right will entitle the holder to buy 1/100 of a share of MBI Series A Junior Participating Preferred Stock at an exercise price of $100.00 per Right. In the event a person or group acquires beneficial ownership of 20% or more of MBI Common Stock, holders of Rights (other than the acquiring person or group) may purchase MBI Common Stock having a market value of twice the then current exercise price of each Right. If MBI is acquired by any person or group after the Rights become exercisable, each Right will entitle its holder to purchase stock of the acquiring company having a market value of twice the current exercise price of each Right. The Rights are designed to protect the interests of MBI and its shareholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with MBI's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The Rights may deter certain takeover proposals. The Rights, which can be redeemed by MBI's Board of Directors in certain circumstances, expire by their terms on June 3, 1998.

           CLASSIFICATION OF BOARD OF DIRECTORS.  The Board of
Directors of MBI is divided into three classes, and the directors are elected by classes to three-year terms, so that one of the three classes of the directors of MBI will be elected at each annual meeting of the shareholders. While this provision promotes stability and continuity of the Board of Directors, classification of the Board of Directors may also have the effect of decreasing the number of directors that could otherwise be elected at each annual meeting of shareholders by a person who obtains a controlling interest in the MBI Common Stock and thereby could impede a change in control of MBI. Because fewer directors will be elected at each annual meeting, such classification also will reduce the effectiveness of cumulative voting as a means of establishing or increasing minority representation on the Board of Directors.

           OTHER MATTERS. MBI's Restated Articles of Incorporation and By-Laws also contain provisions which: (i) require the affirmative vote of holders of at least 75% of the voting power of all of the shares of outstanding capital stock of MBI entitled to vote in the election of directors to remove a director or directors without cause; (ii) require the affirmative vote of the holders of at least 75% of the voting power of all shares of the outstanding capital stock of MBI to approve certain "business combinations" with "interested parties" unless at least two-thirds of the Board of Directors first approves such business combinations; and
(iii) require an affirmative vote of at least 75% of the voting power of all shares of the outstanding capital stock of MBI for the amendment, alteration, change or repeal of any of the above provisions unless at least two-thirds of the Board of Directors first approves such an amendment, alteration, change or repeal. Such provisions may be deemed to have an anti-takeover effect.

RESTRICTIONS ON RESALE OF MBI COMMON STOCK BY AFFILIATES

            Under Rule 145 of the Securities Act of 1933 (the "Securities Act"), certain persons who receive MBI Common Stock pursuant to the Acquisition and who are deemed to be "affiliates" of Peoples Bankshares or Peoples Bank will be limited in their right to resell the stock so received. The term "affiliate" is defined to include any person who, directly or indirectly, controls, or is controlled by, or is under common control with Peoples Bankshares or Peoples Bank at the time the Acquisition is submitted to a vote of the stockholders of Peoples Bankshares or Peoples Bank. Each affiliate of Peoples Bankshares or Peoples Bank (generally any director or executive officer or a stockholder of Peoples Bankshares or Peoples Bank who beneficially owns a substantial number of outstanding shares of Peoples Bankshares or Peoples Bank Common Stock) who desires to resell the MBI Common Stock received in the Acquisition must sell such stock either pursuant to an effective Registration Statement or in accordance with an applicable exemption, such as the applicable provisions of Rule 145(d) under the Securities Act.

            Rule 145(d) provides that persons deemed to be affiliates may resell their stock received in the Acquisition pursuant to certain of the requirements of Rule 144 under the Securities Act if such stock is sold within the first two years after the receipt thereof. After two years if such person is not an affiliate of MBI and if MBI is current with respect to its required public filings, a former affiliate of Peoples Bankshares or Peoples Bank may freely resell the stock received in the Acquisition without limitation. After three years from the issuance of the stock, if such person is not an affiliate of MBI at the time of sale and for at least three months prior to such sale, such person may freely resell such stock, without limitation, regardless of the status of MBI's required public filings. The shares of MBI Common Stock to be received by affiliates of Peoples Bankshares or Peoples Bank in the Acquisition will be legended as to the restrictions imposed upon resale of such stock.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF MBI AND THE RIGHTS OF
STOCKHOLDERS OF PEOPLES BANKSHARES AND PEOPLES BANK

            MBI is incorporated under the laws of the State of Missouri. Peoples Bankshares and Peoples Bank are incorporated and chartered, respectively, under the laws of the State of Kansas. The rights of the shareholders of MBI are governed by its Restated Articles of Incorporation and By-Laws and The General and Business Corporation Law of Missouri (the "Missouri Act"). The rights of the stockholders of Peoples Bankshares are governed by its Articles of Incorporation, its By-Laws and the Kansas Corporation Code. The rights of the stockholders of Peoples Bank are governed by its Restated Articles of Incorporation, its By-Laws and the Kansas Banking Code. The rights of Peoples Bank and Peoples Bankshares stockholders who receive shares of MBI Common Stock in the Acquisition will thereafter be governed by MBI's Restated Articles of Incorporation and By-Laws and by the Missouri Act. The material rights of the MBI shareholders, and, where applicable, the differences between the rights of MBI shareholders and the rights of Peoples Bankshares or Peoples Bank stockholders, are summarized below.

           PREFERRED SHARE PURCHASE RIGHTS PLAN. As described above under "- Preferred Share Purchase Rights Plan," MBI Common Stock has attached Rights, which may deter certain takeover proposals. Neither Peoples Bankshares nor Peoples Bank has a rights plan.

           SUPERMAJORITY PROVISIONS. MBI's Restated Articles of Incorporation and By-Laws contain provisions requiring a supermajority vote of the shareholders of MBI to approve certain proposals. Under both MBI's Restated Articles and By-Laws, removal by the shareholders of the entire Board of Directors or any individual director from office without cause requires the affirmative vote of not less than 75% of the total votes entitled to be voted at a meeting of shareholders called for the election of directors.

Amendment by the shareholders of MBI's Restated Articles or By-Laws relating to (i) the number or qualification of directors; (ii) the classification of the Board of Directors; (iii) the filling of vacancies on the Board of Directors; or (iv) the removal of directors, requires the affirmative vote of not less than 75% of the total votes of MBI's then outstanding shares of capital stock entitled to vote, voting together as a single class, unless such amendment has previously been expressly approved by at least two-thirds of the Board of Directors. The Restated Articles of MBI additionally provide that, in addition to any shareholder vote required under the Missouri Act, the affirmative vote of the holders of not less than 75% of the total votes to which all of the then outstanding shares of capital stock of MBI are entitled, voting together as a single class (the "Voting Stock"), shall be required for the approval of any Business Combination. A "Business Combination" is defined generally to include sales, exchanges, leases, transfers or other dispositions of assets, mergers or consolidations, issuances of securities, liquidations or dissolutions of MBI, reclassifications of securities or recapitalizations of MBI, involving MBI on the one hand, and an Interested Shareholder or an affiliate of an Interested Shareholder on the other hand. An "Interested Shareholder" is defined generally to include any person, firm, corporation or other entity which is the beneficial owner of 5% or more of the voting power of the outstanding Voting Stock. If, however, at least two-thirds of the Board of Directors of MBI approve the Business Combination, such Business Combination shall require only the vote of shareholders as provided by Missouri law or otherwise. The amendment of the provisions of MBI's Restated Articles relating to the approval of Business Combinations requires the affirmative vote of the holders of at least 75% of the Voting Stock unless such amendment has previously been approved by at least two-thirds of the Board of Directors. To the extent that a potential acquiror's strategy depends on the passage of proposals which require a supermajority vote of MBI's shareholders, such provisions requiring a supermajority vote may have the effect of discouraging takeover attempts that do not have Board approval by making passage of such proposals more difficult

            Under Peoples Bankshares' Articles of Incorporation, a supermajority vote is required to approve any settlement between Peoples Bankshares and its stockholders in the event of receivership or dissolution. A supermajority vote of Peoples Bankshares' stockholders is not required as to any other item. Neither Peoples Bank's Restated Articles nor its By-Laws require a supermajority vote as to any item.

           VOTING FOR DIRECTORS. MBI's By-Laws provide for cumulative voting in the election of directors. Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all such votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Both Peoples Bankshares' and Peoples Bank's By-Laws also provide for cumulative voting.

           CLASSIFIED BOARD.  As described under "- Classification of
Board of Directors," the Board of Directors of MBI is divided into three classes of directors, with each class being elected to a staggered three-year term. By reducing the number of directors to be elected in any given year, the existence of a classified Board diminishes the benefits of the cumulative voting rights to minority shareholders. Neither Peoples Bankshares Articles of Incorporation or By-Laws nor Peoples Bank's Restated Articles of Incorporation or By-Laws provide for classified Boards of Directors.

           ANTI-TAKEOVER STATUTES. The Missouri Act contains certain provisions applicable to Missouri corporations such as MBI which may be deemed to have an anti-takeover effect. Such provisions include Missouri's business combination statute and the control share acquisition statute.

            The Missouri business combination statute protects domestic corporations after hostile takeovers by prohibiting certain transactions once an acquiror has gained control. The statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" or affiliates of the Interested Shareholder for a period of five years unless certain conditions are met. A "Business Combination" includes a merger or consolidation, certain sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and certain reclassifications and recapitalizations. An "Interested Shareholder" includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

            During the initial five-year restricted period, no Business Combination may occur unless such Business Combination or the transaction in which an Interested Shareholder becomes "interested" is approved by the Board of Directors of the corporation. Business Combinations may occur during such five-year period if: (i) prior to the stock acquisition by the Interested Shareholder, the Board of Directors approves the transaction in which the Interested Shareholder became an Interested Shareholder or approves the Business Combination in question; (ii) the holders of a majority of the outstanding voting stock, other than stock owned by the Interested Shareholder, approve the Business Combination; or (iii) the Business Combination satisfies certain detailed fairness and procedural requirements.

            The Missouri Act exempts from its provisions: (i) corporations not having a class of voting stock registered under Section 12 of the Exchange Act; (ii) corporations which adopt provisions in their articles of incorporation or bylaws expressly electing not to be covered by the statute; and (iii) certain circumstances in which a shareholder inadvertently becomes an Interested Shareholder. Neither MBI's Restated Articles of Incorporation and By-Laws nor Security Bank's Articles of Incorporation and By-Laws "opt out" of the Missouri business combination statute.

            The Missouri Act also contains a "Control Share Acquisition Statute" which restricts the voting power of any "Acquiring Person" who acquires "Control Shares," shares which have the voting power to exercise or direct the exercise of: (i) one-fifth to one-third (ii) one-third to a majority or (iii) a majority of the outstanding stock of the corporation, when added to all shares of the same corporation owned or controlled by the same person. In order to acquire the same voting rights as were accorded the Control Shares prior to the Control Share Acquisition, an Acquiring Person must comply with certain disclosure requirements and obtain the approval of both: (i) a majority of the outstanding voting shares and (ii) a majority of the outstanding voting shares excluding Interested Shares. Interested Shares are defined as shares owned by either the Acquiring Person or directors who are also employees of the corporation or officers of the corporation. Shareholders are given dissenters' rights with respect to any vote on a Control Share Acquisition and may demand payment of the fair value of their shares.

            A number of acquisitions of shares are deemed not to constitute Control Share Acquisitions, including good faith gifts, transfers pursuant to wills, purchases pursuant to an issuance of shares by the corporation, mergers involving the corporation which satisfy the other requirements of the Missouri Act, transactions with a person who owned a majority of the voting power of the corporation within the prior year, or purchases from a person who has previously satisfied the provisions of the Control Share Acquisition Statute, so long as the transaction does not result in the purchasing party having voting power after the purchase in a percentage range (such ranges are as set forth in the immediately preceding paragraph) beyond the range for which the selling party previously satisfied the provisions of the statute. Additionally, a corporation may exempt itself from application of the statute by inserting a provision in its articles of incorporation or bylaws expressly electing not to be covered by the statute. MBI's Restated Articles of Incorporation and By-Laws do not "opt out" of the Control Share Acquisition Statute. Neither the Kansas Corporation Code nor the Kansas Banking Code contain similar anti-takeover statutes.

           DISSENTERS' RIGHTS.  Under Section 351.455 of the Missouri
Act, a shareholder of any corporation which is a party to a merger or consolidation, or which sells all or substantially all of its assets, has the right to dissent from such corporate action and to demand payment of the value of such shares. Under Section 17-6712 of the Kansas Corporation Code, stockholders of Peoples Bank are entitled to dissenters' rights upon the consolidation or merger of Peoples Bank which are similar but not identical to those under the Missouri Act. Specifically, under Section 17-6712, a corporation must send notice of a consummation of merger or consolidation within ten days of the consummation to all dissenters who have timely filed a written objection. In addition, several of the time periods during which dissenters must act to preserve their rights under Section 17-6712 are more lengthy than under the Missouri Act. The Kansas Corporation Code does not provide dissenters' rights to a stockholder of a corporation that sells all or substantially all of its assets. Therefore, the stockholders of Peoples Bankshares are not entitled to dissenters' rights in the Exchange.

           SHAREHOLDERS' RIGHT TO INSPECT. Under Section 351.215 of the Missouri Act, any MBI shareholder may inspect the corporation's books and records for any reasonable and proper purpose. Such inspection may be made at all proper times, subject to regulations as may be prescribed by the By-laws of MBI. Under Section 9-805 of the Kansas Banking Code, any Peoples Bank stockholder may inspect the books and records of Peoples Bank during the business hours of Peoples Bank. Under Section 17-6510 of the Kansas Corporation Code, any Peoples Bankshares stockholder, in person or by attorney or other agent if accompanied by a power of attorney or similar authorization, upon written demand under oath stating the purpose thereof, may inspect for any proper purpose Peoples Bankshares' books and records and make copies or extracts therefrom during the usual hours of business.

           SIZE OF BOARD OF DIRECTORS.  As permitted under the Missouri
Act, the number of directors on the Board of Directors of MBI is set forth in MBI's By-Laws, which provide that the number of directors may be fixed from time to time at not less than twelve nor more than twenty-four by an amendment of the By-Laws or by a resolution of the Board of Directors, in either case, adopted by the vote or consent of at least two-thirds of the number of directors then authorized under the By-Laws. MBI's Board of Directors currently has twelve members. The supermajority vote required for the amendment of MBI's By-Laws regarding a change in the number of directors may have the effect of making it more difficult to force an immediate change in the composition of a majority of the Board of Directors and may be deemed to have an anti-takeover effect. Peoples Bankshares' Articles of Incorporation provide that the number of directors on the Board of Directors shall be not less than one nor more than eight. Currently, Peoples Bankshares has five directors. Peoples Bank's By-Laws provide that the number of directors on the Board of Directors shall be determined by the stockholders at each annual meeting of Peoples Bank, but shall not be fewer than five nor more than twenty-five. Currently, Peoples Bank has nine directors.


                          SUPERVISION AND REGULATION
                          --------------------------

GENERAL

            As a bank holding company, MBI is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, a bank holding company may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank or savings and loan association, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

            As a savings and loan holding company, MBI is also subject to regulatory oversight by the Office of Thrift Supervision (the "OTS"). As such, MBI is required to register and file reports with the OTS and is subject to regulation by the OTS. In addition, the OTS has enforcement authority over MBI which permits the OTS to restrict or prohibit activities that are determined to be a serious risk to its subsidiary savings association.

            MBI and its subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The earnings of MBI's subsidiaries, and therefore the earnings of MBI, are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the OTS, the FDIC, the Office of the Comptroller of the Currency (the "Comptroller") and various state financial institution regulatory agencies. In addition, there are numerous governmental requirements and regulations that affect the activities of MBI and its subsidiaries.

CERTAIN TRANSACTIONS WITH AFFILIATES

            There are various legal restrictions on the extent to which a bank holding company and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be on non-preferential terms and secured by designated amounts of specified collateral and be limited, as to any one of the holding company or such nonbank subsidiaries, to 10% of the lending bank's capital stock and surplus, and as to the holding company and all such nonbank subsidiaries in the aggregate, to 20% of such capital stock and surplus.

PAYMENT OF DIVIDENDS

            MBI is a legal entity separate and distinct from its wholly owned financial institutions and other subsidiaries. The principal source of
MBI's revenues is dividends from its financial institution subsidiaries. Various federal and state statutory provisions limit the amount of dividends the affiliate financial institutions can pay to MBI without regulatory approval. The approval of the appropriate federal or state bank regulatory agencies is required for any dividend if the total of all dividends declared by the bank in any calendar year would exceed the total of the institutions net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by any financial institution subsidiary may also be affected by other factors, such as the maintenance of adequate capital.

CAPITAL ADEQUACY

            The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are similar to, but not identical with, the standards for bank holding companies.

            In general, the risk-related standards require financial institutions and financial institution holding companies to maintain capital levels based on "risk adjusted" assets, so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, financial institutions and financial institution holding companies are required to maintain capital to support off-balance sheet activities such as loan commitments.

FDIC INSURANCE ASSESSMENTS

            The subsidiary depository institutions of MBI are subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule. Each financial institution is assigned to one of three capital groups--well capitalized, adequately capitalized or undercapitalized--and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors, and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC. See "- FIRREA and FDICIA."

            The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), adopted in August 1989 to provide for the resolution of insolvent savings associations, required the FDIC to establish separate deposit insurance funds -- the Bank Insurance Fund ("BIF") for banks and the Savings Association Insurance Fund ("SAIF") for savings associations. FIRREA also required the FDIC to set deposit insurance assessments at such levels as would cause BIF and SAIF to reach their "designated reserve ratios" of 1.25 percent of the deposits insured by them within a reasonable period of time. Due to low costs of resolving bank insolvencies in the last few years, BIF reached its designated reserve ratio in May 1995. As a result, effective January 1, 1996, the FDIC eliminated deposit insurance assessments (except for the minimum $2,000 payment required by law) for banks that are well capitalized and well managed and reduced the deposit insurance assessments for all other banks.

            The balance in SAIF is not expected to reach the designated reserve ratio until about the year 2002, as FIRREA provides that a significant portion of the costs of resolving past insolvencies of savings associations must be paid from this source. Currently, SAIF-member institutions pay deposit insurance premiums based on a schedule of from $.23 to $.31 per $100.00 of deposits. Accordingly, it is likely that the SAIF rates will be substantially higher than the BIF rates in the future. MBI, which has acquired substantial amounts of SAIF-insured deposits during the years from 1989 to the present, is required to pay SAIF deposit insurance premiums on these SAIF-insured deposits. Bills have recently been proposed by the U. S. Congress to recapitalize the SAIF through a one-time special assessment of approximately 85 basis points on the amount of deposits held by the institution. If such special assessment occurs, it is expected that the deposit premiums paid by SAIF-member institutions would be reduced to approximately $.04 for every $100.00 of deposits and would have the effect of immediately reducing the capital of SAIF-member institutions by the amount of the fee. MBI cannot predict whether the special assessment proposal will be enacted, or, if enacted, the amount of any one-time fee, or whether ongoing SAIF premiums will be reduced to a level equal to that of BIF premiums. If the one-time assessment is not enacted, it is presently expected that the SAIF deposit premiums will continue at their present rate.

PROPOSALS TO OVERHAUL THE SAVINGS ASSOCIATION INDUSTRY

            Proposals recently have been introduced in the U.S. Congress that, if adopted, would overhaul the savings association industry. The most significant of these proposals would recapitalize the SAIF through a one-time special assessment (see "- FDIC Insurance Assessments"), spread the Financing Corp., or FICO, Bond obligation across the BIF and SAIF, merge the Comptroller and the OTS, abolish the federal savings association charter, require federal thrifts to convert to commercial banks and merge the SAIF and the BIF. MBI cannot predict whether these or any other legislative proposals will be enacted, or, if enacted, the final form of the law.

SUPPORT OF SUBSIDIARY BANKS

            Under Federal Reserve Board policy, MBI is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each of the subsidiaries in circumstances where it might not choose to do so absent such a policy. This support may be required at times when MBI may not find itself able to provide it. In addition, any capital loans by MBI to any of its subsidiaries would also be subordinate in right of payment to deposits and certain other indebtedness of such subsidiary.

            Consistent with this policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition.

FIRREA AND FDICIA

            FIRREA contains a cross-guarantee provision which could result in insured depository institutions owned by MBI being assessed for losses incurred by the FDIC in connection with assistance provided to, or the failure of, any other insured depository institution owned by MBI. Under FIRREA, failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.

            The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") made extensive changes to the federal banking laws. FDICIA instituted certain changes to the supervisory process, including provisions that mandate certain regulatory agency actions against undercapitalized institutions within specified time limits. FDICIA contains various other provisions that may affect the operations of banks and savings institutions.

            The prompt corrective action provision of FDICIA requires the federal banking regulators to assign each insured institution to one of five capital categories ("well capitalized," "adequately capitalized" or one of three "undercapitalized" categories) and to take progressively more restrictive actions based on the capital categorization, as specified below. Under FDICIA, capital requirements would include a leverage limit, a risk-based capital requirement and any other measure of capital deemed appropriate by the federal banking regulators for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels for any relevant capital measure.

            The FDIC and the Federal Reserve Board adopted capital-related regulations under FDICIA. Under those regulations, a bank will be well capitalized if it: (i) had a risk-based capital ratio of 10% or greater;
(ii) had a ratio of Tier 1 capital to risk-adjusted assets of 6% or greater;
(iii) had a ratio of Tier 1 capital to adjusted total assets of 5% or greater; and (iv) was not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. An association will be adequately capitalized if it was not "well capitalized" and: (i) had a risk-based capital ratio of 8% or greater; (ii) had a ratio of Tier 1 capital to risk-adjusted assets of 4% or greater; and (iii) had a ratio of Tier 1 capital to adjusted total assets of 4% or greater (except that certain associations rated "Composite 1" under the federal banking agencies' CAMEL rating system may be adequately capitalized if their ratios of core capital to adjusted total assets were 3% or greater).

            FDICIA also makes extensive changes in existing rules regarding audits, examinations and accounting. It generally requires annual on-site, full scope examinations by each bank's primary federal regulator. It also imposes new responsibilities on management, the independent audit committee and outside accountants to develop or approve reports regarding the effectiveness of internal controls, legal compliance and off-balance sheet liabilities and assets.

DEPOSITOR PREFERENCE STATUTE

            Legislation enacted in August 1993 provides a preference for deposits and certain claims for administrative expenses and employee compensation against an insured depository institution, in the liquidation or other resolution of such an institution by any receiver. Such obligations would be afforded priority over other general unsecured claims against such an institution, including federal funds and letters of credit, as well as any obligation to shareholders of such an institution in their capacity as such.

THE INTERSTATE BANKING AND COMMUNITY DEVELOPMENT LEGISLATION

            In September 1994, legislation was enacted that is expected to have a significant effect in restructuring the banking industry in the United States. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal") facilitates the interstate expansion and consolidation of banking organizations by permitting (i) bank holding companies that are adequately capitalized and managed, one year after enactment of the legislation, to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks after June 1, 1997, subject to the right of individual states to "opt in" or to "opt out" of this authority before that date, (iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (iv) foreign banks to establish, with approval of the regulators in the United States, branches outside their home states to the same extent that national or state banks located in the home state would be authorized to do so, and (v) banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same state or a different state. One effect of Riegle-Neal will be to permit MBI to acquire banks located in any state and to permit bank holding companies located in any state to acquire banks and bank holding companies in Missouri. Overall, Riegle-Neal is likely to have the effects of increasing competition and promoting geographic diversification in the banking industry.


                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
                   -----------------------------------------

            KPMG Peat Marwick LLP served as MBI's independent accountants for the year ended December 31, 1995 and continues to serve in such capacity.
Services provided in connection with the audit function included examination of the annual consolidated financial statements, review and consultation regarding filings with the Securities and Exchange Commission and other regulatory authorities and consultation on financial accounting and reporting matters.

            GRA, Thompson, White & Co., P.C. served as Peoples Bankshares' and Peoples Bank's independent accountants for the year ended December 31, 1995 and continues to serve in such capacity. Services provided in connection with the audit function included examination of the annual consolidated financial statements, review and consultation regarding filings with regulatory authorities and consultation on financial accounting and reporting matters.

                                 LEGAL MATTERS
                                 -------------

            Certain legal matters will be passed upon for MBI by Thompson Coburn, St. Louis, Missouri and for Peoples Bankshares and Peoples Bank by Stinson, Mag & Fizzell, P.C., Kansas City, Missouri.

                                    EXPERTS
                                    -------

            The consolidated financial statements of MBI as of December 31, 1995, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference in MBI's Annual Report on Form 10-K, and the supplemental consolidated financial statements of MBI as of December 31, 1995, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1995, contained in MBI's Current Report on Form 8-K dated March 11, 1996, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, which reports are also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

            The consolidated financial statements of Peoples Bankshares and the financial statements of Peoples Bank as of and for the year ended December 31, 1995 included herein have been audited by GRA, Thompson, White, & Co., P.C., independent certified public accountants, as indicated in their report with respect thereto and are included herein in reliance and upon the authority of said firm as experts in accounting and auditing.

                                 OTHER MATTERS
                                 -------------

            The Boards of Directors of Peoples Bankshares and Peoples Bank, at the date hereof, are not aware of any business to be presented at the Special Meetings other than that referred to in the notices of the Special Meetings and discussed herein. If any other matter should properly come before either Special Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment as to the best interests of Peoples Bankshares or Peoples Bank.

                             SHAREHOLDER PROPOSALS
                             ---------------------

            If the Acquisition is approved, the other conditions to the Acquisition are satisfied and the Acquisition is consummated, Peoples Bankshares and the other stockholders of Peoples Bank will become shareholders of MBI at the Effective Time. Shareholders of MBI may submit to MBI proposals for formal consideration at the 1997 Annual Meeting of Shareholders of MBI and inclusion in MBI's proxy statement for such meeting. All such proposals must be received in writing by Jon W. Bilstrom, General Counsel and Secretary, at Mercantile Bancorporation Inc., P.O. Box 524,
St. Louis, Missouri 63166-0524 by November 22, 1996.

                       FINANCIAL STATEMENTS

                              INDEX
                              -----
                                                                   Page
                                                                   ----

PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
- ---------------------------------

INDEPENDENT AUDITORS' REPORT                                        F-1

CONSOLIDATED BALANCE SHEETS AS OF
  MARCH 31, 1996 (UNAUDITED) AND
  DECEMBER 31, 1995 AND DECEMBER 31, 1994 (UNAUDITED)               F-2

CONSOLIDATED STATEMENTS OF EARNINGS
  FOR THE THREE MONTHS ENDED MARCH 31,
  1996 AND 1995 (UNAUDITED) AND FOR THE YEARS
  ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994
  AND 1993 (UNAUDITED)                                              F-3

CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
  EQUITY FOR THE THREE MONTHS ENDED MARCH 31,
  1996 (UNAUDITED) AND FOR THE YEARS ENDED
  DECEMBER 31, 1995 AND DECEMBER 31,
  1994 AND 1993 (UNAUDITED)                                         F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
  (UNAUDITED) AND FOR THE YEARS ENDED
  DECEMBER 31, 1995 AND DECEMBER 31, 1994 AND 1993
  (UNAUDITED)                                                       F-5 to F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                          F-7 to F-20

CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 1995                 F-21

CONSOLIDATING STATEMENT OF EARNINGS FOR THE YEAR
  ENDED DECEMBER 31, 1995                                           F-22


PEOPLES STATE BANK FINANCIAL STATEMENTS
- ---------------------------------------

INDEPENDENT AUDITORS' REPORT                                        F-23

BALANCE SHEETS AS OF MARCH 31, 1996 (UNAUDITED),
  DECEMBER 31, 1995 AND DECEMBER 31, 1994 (UNAUDITED)               F-24

STATEMENTS OF EARNINGS FOR THE THREE MONTHS
  ENDED MARCH 31, 1996 AND 1995 (UNAUDITED) AND FOR
  THE YEARS ENDED DECEMBER 31, 1995 AND
  DECEMBER 31, 1994 AND 1993 (UNAUDITED)                            F-25

STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE
  THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)
  AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND
  DECEMBER 31, 1994 AND 1993 (UNAUDITED)                            F-26

STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS
  ENDED MARCH 31, 1996 AND 1995 (UNAUDITED) AND FOR
  THE YEARS ENDED DECEMBER 31, 1995 AND
  DECEMBER 31, 1994 AND 1993 (UNAUDITED)                            F-27 to F-28

NOTES TO FINANCIAL STATEMENTS                                       F-29 to F-41

               [Letterhead of GRA, Thompson, White & Co., P.C.]

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors
Peoples State Bankshares, Inc.
Topeka, Kansas

We have audited the accompanying consolidated balance sheet of Peoples State Bankshares, Inc. and subsidiary as of December 31, 1995 and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples State Bankshares, Inc. and subsidiary as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information included in Schedules 1 and 2 is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual entities. The consolidating information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly presented in all material respects in relation to the consolidated financial statements taken as a whole.



                                      /s/ GRA, Thompson, White & Co., P.C.



Merriam, Kansas
March 27, 1996

                                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
                                          CONSOLIDATED BALANCE SHEETS


                                                         MARCH 31,            DECEMBER 31,
                                                       -------------  ----------------------------
                                                           1996           1995           1994
                                                       -------------  -------------  -------------
                                                       ( unaudited )                 ( unaudited )
               Assets                                                    (In thousands)
Cash and due from banks. . . . . . . . . . . . . . .    $      2,612    $     3,710   $      3,981
Interest bearing deposits. . . . . . . . . . . . . .              23             75             10
Federal funds sold . . . . . . . . . . . . . . . . .               -            900          1,200
Available-for-sale securities. . . . . . . . . . . .          36,222         36,837         11,901
Held-to-maturity securities. . . . . . . . . . . . .               -              -         16,925
Restricted equity securities . . . . . . . . . . . .             535            527            519
Loans receivable, net. . . . . . . . . . . . . . . .          51,625         52,325         47,479
Premises and equipment . . . . . . . . . . . . . . .           1,938          1,970          2,081
Accrued interest receivable. . . . . . . . . . . . .             995          1,132            864
Core deposit intangible. . . . . . . . . . . . . . .             304            324            405
Deferred tax asset . . . . . . . . . . . . . . . . .               -              -            246
Other assets . . . . . . . . . . . . . . . . . . . .              52             60             45
                                                        -------------   ------------  -------------
                                                        $     94,306    $    97,860   $     85,656
                                                        =============   ============  =============
       Liabilities and Stockholders' Equity
Liabilities
  Deposits . . . . . . . . . . . . . . . . . . . . .    $     76,285    $    74,130   $     64,836
  Other borrowings . . . . . . . . . . . . . . . . .           8,661         14,138         12,448
  Accrued interest payable . . . . . . . . . . . . .             342            420            239
  Deferred tax liability . . . . . . . . . . . . . .               5            129              -
  Other liabilities. . . . . . . . . . . . . . . . .             110             38            464
                                                        -------------   ------------  -------------
     Total liabilities . . . . . . . . . . . . . . .          85,403         88,855         77,987
                                                        -------------   ------------  -------------

Commitments and contingencies

Minority interest. . . . . . . . . . . . . . . . . .             904            945            779
                                                        -------------   ------------  -------------

Stockholders' equity
  Common stock, $1 par value; 100,000 shares
    authorized, 97,455 shares issued and outstanding             100            100            100
  Additional paid-in capital . . . . . . . . . . . .             107            107            107
  Retained earnings. . . . . . . . . . . . . . . . .           7,763          7,659          6,976
  Net unrealized gain (loss) on available-for-sale
    securities . . . . . . . . . . . . . . . . . . .             204            369           (118)
                                                        -------------   ------------  -------------
                                                               8,174          8,235          7,065

  Less treasury stock, 2,545 shares, at cost . . . .             175            175            175
                                                        -------------   ------------  -------------

     Total stockholders' equity. . . . . . . . . . .           7,999          8,060          6,890
                                                        -------------   ------------  -------------
                                                        $     94,306    $    97,860   $     85,656
                                                        =============   ============  =============


      The accompanying notes are an integral part of these consolidated financial statements

                                      PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF EARNINGS

                                              THREE MONTHS ENDED                       YEAR ENDED
                                                   MARCH 31,                           DECEMBER 31,
                                          ---------------------------   ------------------------------------------
                                              1996           1995           1995           1994           1993
                                          ------------   ------------   ------------   ------------   ------------
                                          (unaudited)    (unaudited)                   (unaudited)    (unaudited)
INTEREST INCOME                                                   (In thousands)
  Loans, including fees. . . . . . . . .   $    1,243     $    1,117     $    5,025     $    4,857     $    4,791
  Investments. . . . . . . . . . . . . .          586            449          2,062          1,983          2,598
  Federal funds sold and
     interest bearing deposits . . . . .            8              2             27             20             61
                                          ------------   ------------   ------------   ------------   ------------
                                                1,837          1,568          7,114          6,860          7,450
                                          ------------   ------------   ------------   ------------   ------------
INTEREST EXPENSE
  Deposits . . . . . . . . . . . . . . .          795            558          2,780          2,346          2,773
  Other borrowings . . . . . . . . . . .          124            195            732            781            726
                                          ------------   ------------   ------------   ------------   ------------
                                                  919            753          3,512          3,127          3,499
                                          ------------   ------------   ------------   ------------   ------------

     Net interest income . . . . . . . .          918            815          3,602          3,733          3,951

PROVISION FOR LOAN LOSSES. . . . . . . .            -             15             45             97            144
                                          ------------   ------------   ------------   ------------   ------------

     Net interest income after
      provision for loan losses. . . . .          918            800          3,557          3,636          3,807
                                          ------------   ------------   ------------   ------------   ------------

OTHER INCOME
  Service charges. . . . . . . . . . . .          106            104            452            532            560
  Net securities losses. . . . . . . . .            -            (14)           (14)            (3)            (1)
  Gain on sale of subsidiary . . . . . .            -              -              -          1,241              -
  Other. . . . . . . . . . . . . . . . .           40             22            143            116            149
                                          ------------   ------------   ------------   ------------   ------------
                                                  146            112            581          1,886            708
                                          ------------   ------------   ------------   ------------   ------------
OTHER EXPENSES
  Salaries and employee benefits . . . .          493            617          1,626          1,592          1,643
  Occupancy. . . . . . . . . . . . . . .          109            119            494            474            521
  Data processing. . . . . . . . . . . .           32             32            137            118            112
  Federal deposit insurance premium. . .            1             36             75            170            194
  Amortization of deposit purchase
    premium. . . . . . . . . . . . . . .           20             20             81             81             81
  Other. . . . . . . . . . . . . . . . .          199            108            466            651            734
                                          ------------   ------------   ------------   ------------   ------------
                                                  854            932          2,879          3,086          3,285
                                          ------------   ------------   ------------   ------------   ------------

      Earnings before income taxes and
       minority interest . . . . . . . .          210            (20)         1,259          2,436          1,230

INCOME TAX EXPENSE . . . . . . . . . . .           75             (7)           447            891            383
                                          ------------   ------------   ------------   ------------   ------------

      Earnings before minority interest.          135            (13)           812          1,545            847

MINORITY INTEREST. . . . . . . . . . . .          (31)           (24)          (129)          (106)          (109)
                                          ------------   ------------   ------------   ------------   ------------

NET EARNINGS . . . . . . . . . . . . . .   $      104     $      (37)    $      683     $    1,439     $      738
                                          ============   ============   ============   ============   ============


              The accompanying notes are an integral part of these consolidated financial statements

                                           PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
                                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                        NET
                                                                                     UNREALIZED
                                                                                     GAIN (LOSS)
                                                                                         ON
                                                     ADDITIONAL                      AVAILABLE-
                                        COMMON        PAID-IN         RETAINED        FOR-SALE        TREASURY
                                        STOCK         CAPITAL         EARNINGS       SECURITIES         STOCK        TOTAL
                                      ----------    -----------      ----------     ------------     ----------   -----------
                                                                         (In thousands)
BALANCE AT
  DECEMBER 31, 1992
  (UNAUDITED). . . . . . . . . . .    $     100      $     107       $   4,799       $        -       $    (51)    $   4,955

Net earnings . . . . . . . . . . .            -              -             738                -              -           738

Purchase of 1,820
  Shares, at cost. . . . . . . . .            -              -               -                -           (124)         (124)

Initial adoption of
  SFAS No. 115 . . . . . . . . . .            -              -               -               39              -            39
                                      ----------     ----------      ----------      -----------      ---------    ----------
BALANCE AT
  DECEMBER 31, 1993
  (UNAUDITED). . . . . . . . . . .          100            107           5,537               39           (175)        5,608

Net earnings . . . . . . . . . . .            -              -           1,439                -              -         1,439

Net change . . . . . . . . . . . .            -              -               -             (157)             -          (157)
                                      ----------     ----------      ----------      -----------      ---------    ----------
BALANCE AT
  DECEMBER 31, 1994
  (UNAUDITED). . . . . . . . . . .          100            107           6,976             (118)          (175)        6,890

Net earnings . . . . . . . . . . .            -              -             683                -              -           683

Net change . . . . . . . . . . . .            -              -               -              487              -           487
                                      ----------     ----------      ----------      -----------      ---------    ----------

BALANCE AT
  DECEMBER 31, 1995. . . . . . . .    $     100      $     107       $   7,659       $      369       $   (175)    $   8,060

Net earnings . . . . . . . . . . .            -              -             104                -                          104

Net change . . . . . . . . . . . .            -              -               -             (165)             -          (165)
                                      ----------     ----------      ----------      -----------      ---------    ----------

BALANCE AT
  MARCH 31, 1996
  (UNAUDITED). . . . . . . . . . .    $     100      $     107       $   7,763       $      204       $   (175)    $   7,999
                                      ==========     ==========      ==========      ===========      =========    ==========


                The accompanying notes are an integral part of these consolidated financial statements

                                      PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                             THREE MONTHS ENDED                       YEAR ENDED
                                                                  MARCH 31,                           DECEMBER 31,
                                                         ---------------------------   ------------------------------------------
                                                             1996           1995           1995           1994           1993
                                                         ------------   ------------   ------------   ------------   ------------
                                                          (unaudited)    (unaudited)                   (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES                                                  (In thousands)
  Net earnings . . . . . . . . . . . . . . . . . . . . .   $     104     $      (37)     $     683     $    1,439     $      738
  Adjustments to reconcile net earnings to net cash. . .
    provided by operating activities:
     Provision for loan losses . . . . . . . . . . . . .           -             15             45             97            144
     Gain on sale of subsidiary bank                               -              -              -         (1,241)             -
     Net charge-offs and losses on other real estate owned         -              -              -             23             17
     Gains on sales of available-for-sale securities . .           -              -              -             (8)            (8)
     Losses on sales of available-for-sale securities. .           -             14             14             11             11
     Amortization of premiums on securities. . . . . . .           7              7             36            137            182
     Accretion of discounts on securities. . . . . . . .         (29)            (3)           (23)           (25)           (25)
     Depreciation and amortization expense . . . . . . .          39             45            185            196            202
     Amortization of deposit purchase premium. . . . . .          20             20             81             81             81
     Gains on sales of loans . . . . . . . . . . . . . .         (20)             -            (45)             -              -
     Proceeds from loans sold. . . . . . . . . . . . . .       1,476              -          4,343              -              -
     Originations of loans sold. . . . . . . . . . . . .      (1,456)             -          4,298              -              -
     Change in:
      Accrued interest receivable. . . . . . . . . . . .         137            (34)          (268)           (48)            60
      Other assets . . . . . . . . . . . . . . . . . . .           8            (48)           (15)            72           (119)
      Accrued interest payable . . . . . . . . . . . . .         (78)            23            181           (129)          (110)
      Other liabilities. . . . . . . . . . . . . . . . .          72           (393)          (426)           318            (74)
      Deferred taxes . . . . . . . . . . . . . . . . . .           -              1              9              -            (52)
      Minority interest. . . . . . . . . . . . . . . . .         (20)            (1)           105             47             50
                                                           ----------    -----------     ----------    -----------    -----------
       Net cash provided (used) by operating activities.         260           (391)           607            970          1,097
                                                           ----------    -----------     ----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Loans receivable originated, net of principal
    collections. . . . . . . . . . . . . . . . . . . . .         700         (2,092)        (4,894)        (7,143)        (3,130)
  Proceeds from maturities of held-tomaturity  securities          -            945          3,764          4,850          8,032
  Proceeds from sales and maturities of available-for-sale
    securities . . . . . . . . . . . . . . . . . . . . .       2,278          2,983          9,977         12,953            234
  Purchases of held-to-maturity securities . . . . . . .           -         (1,998)        (6,129)        (3,693)       (18,622)
  Purchases of available-for-sale securities . . . . . .      (1,951)          (999)       (14,736)        (6,017)          (990)
  Purchase of restricted equity securities . . . . . . .          (8)             -             (8)          (266)            15
  Net change in securities purchased under an agreement
    to resell. . . . . . . . . . . . . . . . . . . . . .           -              -              -              -          7,766
  Net additions to premises and equipment. . . . . . . .          (7)           (27)           (74)          (223)        (1,297)
  Proceeds from sales of other real estate owned . . . .           -              -              -             15              1
  Recoveries of loans previously charged off . . . . . .           -              -              3              -             11
  Net change in Federal funds sold . . . . . . . . . . .         900          1,100            300         (2,100)         1,300
  Net change in interest bearing deposits. . . . . . . .          52            (12)           (65)             -            (10)
  Proceeds from sale of subsidiary bank,
    including taxes paid . . . . . . . . . . . . . . . .           -              -              -          3,989              -
                                                           ----------    -----------     ----------    -----------    -----------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES,
  CARRIED FORWARD. . . . . . . . . . . . . . . . . . . .   $   1,964     $     (100)     $ (11,862)    $    2,365     $   (6,690)
                                                           ----------    -----------     ----------    -----------    -----------

                                      PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                                                             THREE MONTHS ENDED                       YEAR ENDED
                                                                  MARCH 31,                           DECEMBER 31,
                                                         ---------------------------   ------------------------------------------
                                                             1996           1995           1995           1994           1993
                                                         ------------   ------------   ------------   ------------   ------------
                                                          (unaudited)    (unaudited)                   (unaudited)    (unaudited)
                                                                                      (In thousands)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES,
  BROUGHT FORWARD. . . . . . . . . . . . . . . . . . . .   $   1,964     $     (100)     $ (11,862)    $    2,365     $    6,690
                                                           ----------    -----------     ----------    -----------    -----------

       Net cash provided (used) by operating and
        investing activities . . . . . . . . . . . . . .       2,224           (491)       (11,255)         3,335         (5,593)
                                                           ----------    -----------     ----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in non-interest bearing and interest
    bearing demand and savings accounts. . . . . . . . .       2,778         (1,983)           960         (6,969)         3,024
  Net change in time deposits. . . . . . . . . . . . . .        (623)         1,667          8,334         12,076          3,574
  Increase (decrease) in other borrowings. . . . . . . .      (5,477)          (343)         1,690         (5,305)         3,597
  Purchase of treasury stock . . . . . . . . . . . . . .           -              -              -              -           (124)
                                                           ----------    -----------     ----------    -----------    -----------

       Net cash provided (used) by financing activities.      (3,322)          (659)        10,984           (198)         2,923
                                                           ----------    -----------     ----------    -----------    -----------

        (Decrease) increase in cash and cash
          equivalents. . . . . . . . . . . . . . . . . .      (1,098)        (1,150)          (271)         3,137         (2,670)

Cash and equivalents sold during the period. . . . . . .           -              -              -         (2,073)             -

Cash and cash equivalents, beginning of period . . . . .       3,710          3,981          3,981          2,897          5,567
                                                           ----------    -----------     ----------    -----------    -----------

Cash and cash equivalents, end of period . . . . . . . .   $   2,612     $    2,831      $   3,710     $    3,981     $    2,897
                                                           ==========    ===========     ==========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash paid during the period for interest . . . . . . .   $     997     $      730      $   3,331     $    3,323     $    3,609
                                                           ==========    ===========     ==========    ===========    ===========

  Cash paid during the period for income taxes . . . . .   $       -     $        -      $     877     $      433     $      628
                                                           ==========    ===========     ==========    ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES

  Designation of investment securities as available-for-
     sale at adoption of SFAS No. 115,
     at amortized cost . . . . . . . . . . . . . . . . .   $       -     $        -      $       -     $        -     $   16,693
                                                           ==========    ===========     ==========    ===========    ===========

  Transfer of available-for-sale securities to held-to-
     maturity at amortized cost, net . . . . . . . . . .   $       -     $        -      $  19,290     $        -     $        -
                                                           ==========    ===========     ==========    ===========    ===========



                     The accompanying notes are an integral part of these consolidated financial statements

                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             DECEMBER 31, 1995 (AUDITED), 1994 AND 1993 (UNAUDITED)


 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Peoples State Bankshares, Inc. and subsidiary are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The more significant of the principles used in preparing the consolidated financial statements are briefly described below.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Peoples State Bankshares, Inc. (Bankshares) and its subsidiary, Peoples State Bank, Topeka, Kansas (Bank). Bankshares owns 88.88% of the outstanding common stock of the Bank. All significant intercompany transactions have been eliminated. During 1994 and 1993, the consolidated financial statements also included the accounts of Citizens State Bank, Osage City, Kansas (Citizens) which was sold by Bankshares on July 31, 1994. The results of operations through this date are included in the accompanying consolidated financial statements.

     NATURE OF OPERATIONS

     The Bank operates under a state bank charter and provides full banking services, excluding trust services. As a state-regulated bank, the Bank is subject to regulation by the Kansas Banking Department and the Federal Deposit Insurance Corporation (FDIC). The area served by Peoples State Bank is Shawnee County, Kansas and services are provided at three locations in Topeka and at branches in Silver Lake and Rossville, Kansas.

     ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INVESTMENT SECURITIES

     Effective December 31, 1993, Bankshares adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain
                                          ----------------------
     Investments in Debt and Equity Securities, which requires that
     -----------------------------------------
     investments be classified in three categories and accounted for as follows: held-to-maturity securities reported at amortized cost; trading securities reported at fair value with unrealized gains and losses included in earnings; and available-for-sale securities reported at fair value with unrealized gains and losses shown as a separate component of stockholders' equity.

     Restricted equity securities are reported at cost which equals the estimated fair value.

     Gains and losses on sales of securities are determined on a specific identification method.

                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     LOANS RECEIVABLE

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on loans with maturities in excess of one year.

     On January 1, 1995, SFAS No. 114, Accounting by Creditors for
                                       ---------------------------
     Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for
     --------------------                   ---------------------------
     Impairment of Loan-Income Recognition and Disclosure, became
     ----------------------------------------------------
     effective. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan if those methods are more conservative than methods required by SFAS No. 114.

     Interest income on installment loans is recognized over the terms of the loans by the interest method. Interest income on all other loans is credited to operations based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. The allowance is an amount management believes will be adequate to absorb probable losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions and trends that may affect the borrowers' ability to pay.

     PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line and accelerated methods based on the estimated useful lives of the related assets.

                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     INCOME TAXES

     Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, Accounting for Income Taxes.
                                            ---------------------------
     As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     Bankshares and its subsidiary file a consolidated Federal income tax return. The parent company is reimbursed from its subsidiary for any current income tax benefits derived.

     CASH AND CASH EQUIVALENTS

     For purposes of the consolidated statements of cash flows, Bankshares considers cash on hand and amounts due from banks to be cash and cash equivalents.

                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


 2.  INVESTMENT SECURITIES

     The amortized cost and estimated fair value of investments in debt securities were as follows (in thousands):

                                                                  GROSS         GROSS        ESTIMATED
                                                 AMORTIZED     UNREALIZED    UNREALIZED        FAIR
                                                   COST          GAINS         LOSSES          VALUE
                                                 ---------     ----------    ----------      ---------
     AVAILABLE-FOR-SALE
        AT DECEMBER 31, 1995
     U.S. Treasury and agency
       securities. . . . . . . . . . . . . . .   $  21,912     $      412    $      (30)     $  22,294
     Obligations of states and
       political subdivisions. . . . . . . . .       3,233             92            (4)         3,321
     Mortgage-backed securities. . . . . . . .      11,000            222             -         11,222
                                                 ---------     ----------    ----------      ---------

                                                 $  36,145     $      726    $      (34)     $  36,837
                                                 =========     ==========    ==========      =========

     HELD-TO-MATURITY
       AT DECEMBER 31, 1994 (UNAUDITED)
     U.S. Treasury and agency
       securities. . . . . . . . . . . . . . .   $   8,698     $        -    $      (50)     $   8,648
     Obligations of states and
       political subdivisions. . . . . . . . .       2,865             38            (3)         2,900
     Mortgage-backed securities. . . . . . . .       5,362             52          (134)         5,280
                                                 ---------     ----------    ----------      ---------

                                                 $  16,925     $       90    $     (187)     $  16,828
                                                 =========     ==========    ==========      =========

     AVAILABLE-FOR-SALE
       AT DECEMBER 31, 1994 (UNAUDITED)
     U.S. Treasury and agency
       securities. . . . . . . . . . . . . . .   $  12,003     $        -    $     (220)     $  11,783
     Mortgage-backed securities. . . . . . . .         119              -            (1)           118
                                                 ---------     ----------    ----------      ---------

                                                 $  12,122     $        -    $     (221)     $  11,901
                                                 =========     ==========    ==========      =========

     During December 1995, investment securities with a carrying amount of approximately $19,290,000 and fair value of approximately $19,724,000 were transferred from held-to-maturity to available-for-sale with the unrealized gain of approximately $434,000 being included with the unrealized gains on securities that continue to be classified as available-for-sale. These transfers were made as part of a one-time reassessment of the appropriateness of the classifications of all securities as allowed by generally accepted accounting principles.

                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


 2.  INVESTMENT SECURITIES (CONTINUED)

     The amortized cost and estimated fair value of debt securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands).

                                                    AVAILABLE-FOR-SALE
                                                 ------------------------
                                                                ESTIMATED
                                                 AMORTIZED        FAIR
                                                   COST           VALUE
                                                 ---------      ---------
     Due in one year or less . . . . . . . . .   $   6,322      $   6,390
     Due after one year through five years . .      18,156         18,532
     Due after five years through ten years. .         667            693
                                                 ---------      ---------
                                                    25,145         25,615

     Mortgage-backed securities. . . . . . . .      11,000         11,222
                                                 ---------      ---------

                                                 $  36,145      $  36,837
                                                 =========      =========

     At December 31, 1995, investment securities with a carrying value of approximately $33,215,000 were pledged to secure public deposits and for other purposes.


 3.  LOANS RECEIVABLE

     Loans receivable are summarized as follows (in thousands):

                                                   1995           1994
                                                ----------     ----------
                                                               (unaudited)
     Real estate . . . . . . . . . . . . . .    $   29,118     $   26,868
     Commercial. . . . . . . . . . . . . . .        11,937          9,870
     Agricultural. . . . . . . . . . . . . .         6,052          6,184
     Consumer. . . . . . . . . . . . . . . .         5,356          4,587
     Other . . . . . . . . . . . . . . . . .           575            643
                                                ----------     ----------
                                                    53,038         48,152

     Allowance for loan losses . . . . . . .          (713)          (673)
                                                ----------     ----------

                                                $   52,325     $   47,479
                                                ==========     ==========

                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


 3.  LOANS RECEIVABLE (CONTINUED)

     Changes in the allowance for loan losses are as follows (in thousands):

                                                    1995           1994          1993
                                                  --------       --------      --------
                                                                (unaudited)   (unaudited)
     Balance, beginning of year. . . . . . . .    $    673       $    808      $    733
     Provision for loan losses . . . . . . . .          45             97           144
     Charge-offs, net of recoveries. . . . . .          (5)           (40)          (69)
     Balance of subsidiary sold. . . . . . . .           -           (192)            -
                                                  --------       --------      --------

     Balance, end of year. . . . . . . . . . .    $    713       $    673      $    808
                                                  ========       ========      ========

     One impaired loan totaling approximately $118,000 and $131,000 at December 31, 1995 and 1994, respectively, has been recognized in conformity with SFAS No. 114 as amended by SFAS No. 118. The related allowance for this impaired loan at December 31, 1995 totaled approximately $18,000. There was no interest income recognized on this impaired loan during 1995.


 4.  PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows (in thousands):


                                                    1995           1994
                                                  --------       --------
                                                                (unaudited)
     Land, buildings and improvements. . . . . .  $  1,882       $  1,834
     Furniture, fixtures and equipment . . . . .       899            918
     Leasehold improvements. . . . . . . . . . .       461            435
                                                  --------       --------

                                                     3,242          3,187

     Accumulated depreciation and amortization .    (1,272)        (1,106)
                                                  --------       --------

                                                  $  1,970       $  2,081
                                                  ========       ========

                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


 5.  DEPOSITS

     Deposits are summarized as follows (in thousands):

                                                    1995           1994
                                                  --------       --------
                                                                (unaudited)
     Demand
         Noninterest-bearing . . . . . . . . .    $  9,679       $  9,150
                                                  --------       --------
     Interest-bearing
         NOW . . . . . . . . . . . . . . . . .       7,315          7,628
         Money market. . . . . . . . . . . . .       9,032          8,070
                                                  --------       --------

                                                    16,347         15,698
                                                  --------       --------

     Savings . . . . . . . . . . . . . . . . .       5,290          5,508
     Time. . . . . . . . . . . . . . . . . . .      42,814         34,480
                                                  --------       --------

                                                  $ 74,130       $ 64,836
                                                  ========       ========

     Time deposits include certificates of deposit of $100,000 and over totaling approximately $4,106,000 and $3,554,000 at December 31, 1995 and 1994, respectively.

     At December 31, 1995, the approximate scheduled maturities of certificates of deposit are as follows (in thousands):

                              1996 . . . . . . . . .    $ 31,926
                              1997 . . . . . . . . .       7,968
                              1998 . . . . . . . . .       1,270
                              1999 . . . . . . . . .       1,319
                              2000 and thereafter. .         331
                                                        --------

                                                        $ 42,814
                                                        ========

     In January 1990, the Bank acquired approximately $60,000,000 of deposits for a purchase price of $810,000. The purchase price was identified as a core deposit intangible asset and is being amortized using the straight-line method over a period of ten years, which was determined to be the average life of the acquired deposits.

                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


 6.  OTHER BORROWINGS

     Other borrowings are summarized as follows (in thousands):

                                                               MARCH 31,            DECEMBER 31,
                                                              -----------    --------------------------
                                                                 1996           1995           1994
                                                              -----------    -----------    -----------
                                                              (unaudited)                   (unaudited)
     Securities sold under repurchase agreements . . . . . .  $     8,261    $    10,188    $    10,448
     Federal Home Loan Bank line of credit advances. . . . .          400          3,950          2,000
                                                              -----------    -----------    -----------

                                                              $     8,661    $    14,138    $    12,448
                                                              ===========    ===========    ===========

     The weighted average interest rate on repurchase agreements was 4.84% and 5.52% at December 31, 1995 and 1994, respectively. The maturities ranged from daily to 365 days at December 31, 1995 and 1994. At December 31, 1995, the agreements were secured by investment securities with carrying and estimated fair values of approximately $21,418,000. At December 31, 1994, the agreements were secured by available-for-sale securities with carrying and estimated fair values of approximately $10,908,000, and held-to-maturity securities with carrying values of approximately $9,009,000 and estimated fair values of $8,913,000.

     On May 26, 1994, the Bank entered into an annually renewable agreement with the Federal Home Loan Bank of Topeka (FHLB) for a $5,000,000 line of credit which replaced the term note previously in place. Advances drawn on the line of credit bear an adjustable rate of interest which reprices daily (6.15% at December 31, 1995). The line of credit is secured by one to four family mortgage loans with a carrying value of approximately $13,281,000 and matures May 24, 1996.


 7.  INCOME TAXES

     Income tax expense (benefit) is summarized as follows (in thousands):

     1995                                         CURRENT       DEFERRED         TOTAL
                                                 ---------     ----------       -------
     Federal . . . . . . . . . . . . . . . .     $     332     $        8       $   340
     State . . . . . . . . . . . . . . . . .           106              1           107
                                                 ---------     ----------       -------
                                                 $     438     $        9       $   447
                                                 =========     ==========       =======
     1994 (UNAUDITED)
     Federal . . . . . . . . . . . . . . . .     $     709     $       10       $   719
     State . . . . . . . . . . . . . . . . .           170              2           172
                                                 ---------     ----------       -------
                                                 $     879     $       12       $   891
                                                 =========     ==========       =======
     1993 (UNAUDITED)
     Federal . . . . . . . . . . . . . . . .     $     298     $      (13)      $   285
     State . . . . . . . . . . . . . . . . .            97              1            98
                                                 ---------     ----------       -------
                                                 $     395     $      (12)      $   383
                                                 =========     ==========       =======


                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


 7.  INCOME TAXES (CONTINUED)

     The provision for Federal income tax expense differs from that computed by applying the Federal statutory rate of 34% as indicated in the following analysis (in thousands):

                                                           1995                          1994                          1993
                                                  -----------------------       -----------------------       ---------------------
                                                   AMOUNT             %          AMOUNT             %          AMOUNT           %
                                                  --------          -----       --------          -----       --------        -----
                                                                                       (unaudited)                   (unaudited)
     Expected Federal income tax
       expense . . . . . . . . . . . . . . . .    $    428           34.0       $    828           34.0        $   418         34.0
     Municipal and disallowed
       interest. . . . . . . . . . . . . . . .         (53)          (4.2)           (86)          (3.5)          (111)        (9.0)
     State taxes, net of Federal
       income tax benefit. . . . . . . . . . .          71            5.7            114            4.7             65          5.3
     Other, net. . . . . . . . . . . . . . . .           1              -             35            1.4             11          0.8
                                                  --------          -----       --------          -----       --------        -----
                                                  $    447           35.5       $    891           36.6       $    383         31.1
                                                  ========          =====       ========          =====       ========        =====


     The tax effects of each type of significant item that gave rise to deferred taxes at December 31, 1995 and 1994 were (in thousands):

                                                                                 1995           1994
                                                                             -----------    -----------
                                                                                            (unaudited)
     Net unrealized (gain) loss on available-for-sale securities . . . . .   $      (277)   $        89
     Allowance for loan losses . . . . . . . . . . . . . . . . . . . . . .           239            223
     Premises and equipment. . . . . . . . . . . . . . . . . . . . . . . .           (43)           (35)
     Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (48)           (31)
                                                                             -----------    -----------

     Net deferred tax (liability) asset. . . . . . . . . . . . . . . . . .   $      (129)   $       246
                                                                             ===========    ===========

 8.  PROFIT SHARING AND SAVINGS PLANS

     The Bank has a profit sharing plan covering all full-time employees who satisfy the age and length of service requirements. The Bank's contributions to the plan are discretionary and are determined annually by the Board of Directors. The Bank's contributions were $30,000, $25,000 and $35,000 for the years ended December 31, 1995,1994 and 1993, respectively.

     In addition, the Bank has established a pre-tax savings plan under
     Section 401(k) of the Internal Revenue Code. Under the plan, eligible employees are able to contribute up to the lesser of 15% of their compensation or $9,500. The Bank matches 50% of all employees' contributions up to 3% of their annual salary. The Bank's contributions were approximately $12,000, $12,000 and $11,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

              PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


9.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     Financial instruments which represent off-balance sheet credit risk consist of open commitments to extend credit. Open commitments to extend credit amounted to approximately $9,773,000 and $9,144,000 at December 31, 1995 and 1994, respectively. Such agreements require the Bank to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained (if deemed necessary by the Bank upon extension of credit) is based on management's credit evaluation of the customer. Collateral held varies, but may include real property, accounts receivable, inventory and property, plant and equipment.


10.  CONCENTRATION OF CREDIT RISK

     The Bank grants commercial, residential and rental real estate loans to customers in the Shawnee County, Kansas area. Although the Bank has a diversified loan portfolio, a substantial portion of the Bank's debtors' ability to honor their contracts is dependent upon the real estate economic sector. Collateral normally consists of real property.

     At December 31, 1995, the Bank's cash and due from banks included commercial bank deposit accounts aggregating approximately $122,000 in excess of the FDIC insured limit of $100,000 per institution.


11.  RELATED PARTY MATTERS

     The Bank leases one of its branch locations from Rossville Insurance Agency, Inc., which is affiliated by common ownership interests with Bankshares. This operating lease renews annually with terms, which approximate the fair market rental value, of $2,700 each month or $32,400 each year. The Bank subleases a portion of the branch facility back to the lessor.

     The Bank makes loans and loan commitments to employees, officers, directors and stockholders in the normal course of business under substantially the same terms as it does to others. An analysis of the activity with respect to such loans and loan commitments is as follows (in thousands):

                                                     1995          1994
                                                   --------    -------------
                                                                (unaudited)
     Balance, beginning of year. . . . . . . . .    $1,440        $1,231
     New loans and loan commitments. . . . . . .     1,131         1,028
     Repayments and expirations. . . . . . . . .      (928)         (819)
                                                   --------    -------------
     Balance, end of year. . . . . . . . . . . .    $1,643        $1,440
                                                   ========    =============

              PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


11.  RELATED PARTY MATTERS (CONTINUED)

     At December 31, 1995, Bankshares held a note receivable from major shareholders, Ronald and Joyce Lutz, with a current balance of $225,000. This note has an interest rate of 8.5% and matured January 31, 1996. The note was renewed for another year on January 25, 1996. This note is included with "other" loans in note 3.

12.  REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Bankshares' consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     As of December 31, 1995, the most recent notification from the FDIC and the Kansas Department of Banking categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

     To be categorized as well capitalized under prompt corrective action provisions, the Bank must maintain total risk-based capital ratios of 10.0%, Tier I risk based capital ratios of 6.0% and Tier I leverage capital ratios of 5.0%. Quantitive measures established by regulation to ensure capital adequacy also requires the Bank to maintain minimum capital ratios of total and Tier I risk-based capital (as defined by regulation) of 8% and 4%, respectively; and a Tier I leverage capital (as defined) of 4%. The Bank's actual ratios at December 31, 1995 were 13.3% and 14.5%, respectively. The Bank's leverage ratio at December 31, 1995 was 8.05%.

     The Bank, as a state-regulated bank, is subject to certain dividend restrictions as set forth by the Kansas Banking Department. Under such restrictions, the Bank may not, without prior approval, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years.

            PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


13.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosures of the estimated fair value of financial instruments are made in accordance with the requirements of SFAS No.
     107, Disclosures about Fair Value of Financial Instruments.  The
          -----------------------------------------------------
     estimated fair value amounts have been determined by Bankshares and the Bank using available market information and valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material impact on the estimated fair value amounts.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     CASH, DUE FROM BANKS AND FEDERAL FUNDS SOLD

     For cash, due from banks and Federal funds sold, the current carrying amount is a reasonable estimate of fair value.

     INTEREST BEARING DEPOSITS

     The current carrying amount of interest bearing deposits is a reasonable estimate of fair market value.

     INVESTMENT SECURITIES

     An estimate of the fair value for investment securities, including mortgage-backed securities, is made utilizing quoted market data for publicly traded securities, where available. A third-party pricing service that specializes in "matrix pricing" and modeling techniques provides estimated fair values for securities not actively traded.

     LOANS

     For certain homogenous categories of loans, such as some Small
     Business Administration guaranteed loans, student loans, residential mortgages, consumer loans, and commercial loans, fair value is estimated using quoted market prices for similar loans or securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For loans which mature or reprice within one year, the current carrying amount is a reasonable estimate of fair value. As of December 31, 1995, approximately 78% of the Bank's loan portfolio matured or repriced within one year.

     DEPOSITS

     The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

             PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


13.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

     OTHER BORROWINGS

     For securities sold under agreement to repurchase, the current carrying amount is a reasonable estimate of fair value. The FHLB line of credit advances bear a variable rate of interest which reprices daily, therefore, the current carrying amount approximates fair value.

     COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

     The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The estimated fair value of letters of credit is based on the fees currently charged for similar agreements. These instruments were determined to have no positive or negative market value adjustments and are not listed in the following table.

     The estimated fair value of Bankshare's financial instruments is as follows (in thousands):

                                                    DECEMBER 31, 1995
                                                 -----------------------
                                                  CARRYING        FAIR
                                                   AMOUNT         VALUE
                                                 ----------      -------
     Financial assets:
       Cash and cash equivalents . . . . . . . .   $ 3,710       $ 3,710
       Federal funds sold. . . . . . . . . . . .       900           900
       Interest bearing deposits . . . . . . . .        75            75
       Investment securities (note 2). . . . . .    37,364        37,364
       Loans (note 3). . . . . . . . . . . . . .    52,325        51,877

     Financial liabilities:
       Deposits (note 5) . . . . . . . . . . . .    74,130        74,161
       Other borrowings (note 6) . . . . . . . .    14,138        14,138


     The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1995 and 1994. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of the financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

              PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


14.  PENDING TRANSACTION

     On December 19, 1995, Bankshares and the Bank adopted a resolution to enter into a reorganization agreement with Ameribanc, Inc. (Ameribanc) and Mercantile Bancorporation Inc. (Mercantile). Ameribanc is a wholly-owned subsidiary of Mercantile. The reorganization agreement calls for (i) Bankshares to exchange its share (88.88%) of the Bank's $100 par value common stock for shares of Mercantile's $5 par value common stock and (ii) the Bank to merge with a wholly-owned subsidiary of Ameribanc, whereby the remaining shares (11.12%) of the Bank's common stock will be converted into the right to receive shares of Mercantile common stock. Mercantile will issue a total of 325,843 shares of its stock on the closing date. The reorganization agreement includes various conditions which, among other things, impose certain limitations on Bankshares and the Bank related to dividends or distributions to stockholders, lending activities and investment
     decisions.   The reorganization is contingent upon approval of various
     regulatory agencies and the stockholders of Bankshares and the Bank.
     If approved, the reorganization is expected to be consummated in the third quarter of 1996.


15.  UNAUDITED FINANCIAL STATEMENTS

     The consolidated balance sheets for December 31, 1994 and March 31, 1996, and the statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1993 and 1994 and the three months ended March 31, 1995 and 1996 are unaudited. In the opinion of management, all adjustments necessary for the fair presentation of the financial position and results of operations for the unaudited periods have been made.

                           PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
                                    CONSOLIDATING BALANCE SHEET                                SCHEDULE 1
                                        DECEMBER 31, 1995
                                            PEOPLES STATE     PEOPLES STATE
                                           BANKSHARES, INC.       BANK        ELIMINATIONS   CONSOLIDATED
                                           ----------------   -------------   ------------   ------------
                                                                     (In thousands)
            ASSETS

     Cash and due from banks . . . . . .   $             12   $       3,710   $       (12)   $      3,710
     Interest bearing deposits . . . . .                227              75          (227)             75
     Federal funds sold. . . . . . . . .                  -             900                           900
     Investment securities . . . . . . .                  -          36,837             -          36,837
     Restricted equity securities. . . .                  -             527             -             527
     Loans receivable, net . . . . . . .                225          52,100             -          52,325
     Premises and equipment. . . . . . .                 57           1,913             -           1,970
     Accrued interest receivable . . . .                  7           1,125             -           1,132
     Investment in subsidiary. . . . . .              7,517               -        (7,517)              -
     Core deposit intangible . . . . . .                  -             324             -             324
     Other assets. . . . . . . . . . . .                  5              55             -              60
                                           ----------------   -------------   ------------   ------------
                                           $          8,050   $      97,566   $    (7,756)   $     97,860
                                           ================   =============   ============   ============
     LIABILITIES AND STOCKHOLDERS' EQUITY

     Liabilities:
       Deposits. . . . . . . . . . . . .   $              -   $      74,369   $      (239)   $     74,130
       Other borrowings. . . . . . . . .                  -          14,138             -          14,138
       Accrued interest payable. . . . .                  -             420             -             420
       Deferred tax liability. . . . . .                  -             129             -             129
       Other liabilities . . . . . . . .                (10)             48             -              38
                                           ----------------   -------------   ------------   ------------
         Total liabilities . . . . . . .                (10)         89,104          (239)         88,855
                                           ----------------   -------------   ------------   ------------
     Minority interest . . . . . . . . .                  -               -           945             945
                                           ----------------   -------------   ------------   ------------
     Stockholders' equity:
       Common stock. . . . . . . . . . .                100           2,250        (2,250)            100
       Additional paid-in capital. . . .                107           2,250        (2,250)            107
       Retained earnings . . . . . . . .              7,659           3,547        (3,547)          7,659
       Net unrealized gain on
         available-for-sale
         securities. . . . . . . . . . .                369             415          (415)            369
                                           ----------------   -------------   ------------   ------------
                                                      8,235           8,462        (8,462)          8,235

       Less treasury stock . . . . . . .                175               -             -             175
                                           ----------------   -------------   ------------   ------------
         Total stockholders' equity. . .              8,060           8,462        (8,462)          8,060
                                           ----------------   -------------   ------------   ------------
                                           $          8,050   $      97,566   $    (7,756)   $     97,860
                                           ================   =============   ============   ============

                           See Accompanying Independent Auditors' Report.

                                 PEOPLES STATE BANKSHARES, INC. AND SUBSIDIARY
                                      CONSOLIDATING STATEMENT OF EARNINGS                         SCHEDULE 2
                                          YEAR ENDED DECEMBER 31, 1995
                                      PEOPLES STATE    PEOPLES STATE
                                     BANKSHARES, INC.      BANK        ELIMINATIONS   CONSOLIDATED
                                     ----------------  -------------   ------------   ------------
                                                             (In thousands)
INTEREST INCOME
  Loans, including fees. . . . . .   $             20  $       5,005   $          -   $      5,025
  Investments. . . . . . . . . . .                  8          2,054              -          2,062
  Federal funds sold and . . . . .
   interest bearing deposits . . .                  5             27             (5)            27
                                     ----------------  -------------   ------------   ------------
                                                   33          7,086             (5)         7,114
                                     ----------------  -------------   ------------   ------------
INTEREST EXPENSE
  Deposits . . . . . . . . . . . .                  -          2,785             (5)         2,780
  Other borrowings . . . . . . . .                  -            732              -            732
                                     ----------------  -------------   ------------   ------------
                                                    -          3,517             (5)         3,512
                                     ----------------  -------------   ------------   ------------

    Net interest income. . . . . .                 33          3,569              -          3,602

PROVISION FOR LOAN LOSSES. . . . .                  -             45              -             45
                                     ----------------  -------------   ------------   ------------

  Net interest income after
    provision for loan loss. . . .                 33          3,524              -          3,557
                                     ----------------  -------------   ------------   ------------
OTHER INCOME
  Service charges. . . . . . . . .                  -            452              -            452
  Net securities losses. . . . . .                  -            (14)             -            (14)
  Equity in earnings of subsidiary              1,034              -         (1,034)             -
  Other. . . . . . . . . . . . . .                  -            143              -            143
                                     ----------------  -------------   ------------   ------------

                                                1,034            581         (1,034)           581
                                     ----------------  -------------   ------------   ------------
OTHER EXPENSE
  Salaries and employee benefits .                478          1,148              -          1,626
  Occupancy. . . . . . . . . . . .                 55            439              -            494
  Data processing. . . . . . . . .                  -            137              -            137
  Federal deposit insurance
    premium. . . . . . . . . . . .                  -             75              -             75
  Amortization of deposit
    purchase premium . . . . . . .                  -             81              -             81
  Other. . . . . . . . . . . . . .                 32            434              -            466
                                     ----------------  -------------   ------------   ------------
                                                  565          2,314              -          2,879
                                     ----------------  -------------   ------------   ------------
    Earnings before income taxes
     and minority interest . . . .                502          1,791         (1,034)         1,259

INCOME TAX (BENEFIT) EXPENSE . . .               (181)           628              -            447
                                     ----------------  -------------   ------------   ------------

    Earnings before minority
      interest . . . . . . . . . .                683          1,163         (1,034)           812

MINORITY INTEREST. . . . . . . . .                  -              -           (129)          (129)
                                     ----------------  -------------   ------------   ------------

NET EARNINGS . . . . . . . . . . .   $            683  $       1,163   $     (1,163)  $        683
                                     ================  =============   ============   ============



                               See Accompanying Independent Auditors' Report.

                [letterhead of GRA, Thompson, White & Co., P.C.]


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Peoples State Bank
Topeka, Kansas

We have audited the accompanying balance sheet of Peoples State Bank as of December 31, 1995 and the related statements of earnings, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peoples State Bank as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.





Merriam, Kansas
March 27, 1996

                                         /s/ GRA, Thompson, White & Co., P.C.

                                         PEOPLES STATE BANK
                                           BALANCE SHEETS

                                                          MARCH 31,            DECEMBER 31,
                                                         -----------    --------------------------
                                                            1996           1995           1994
                                                         -----------    -----------    -----------
                 ASSETS                                  (unaudited)                   (unaudited)
                                                                       (In thousands)
Cash and due from banks. . . . . . . . . . . . . . . .   $     2,612    $     3,710    $     3,981
Interest bearing deposits. . . . . . . . . . . . . . .            23             75             10
Federal funds sold . . . . . . . . . . . . . . . . . .             -            900          1,200
Available-for-sale securities. . . . . . . . . . . . .        36,222         36,837         11,901
Held-to-maturity securities. . . . . . . . . . . . . .             -              -         16,145
Restricted equity securities . . . . . . . . . . . . .           535            527            519
Loans receivable, net. . . . . . . . . . . . . . . . .        51,365         52,100         47,279
Premises and equipment . . . . . . . . . . . . . . . .         1,885          1,913          2,009
Accrued interest receivable. . . . . . . . . . . . . .           992          1,125            847
Core deposit intangible. . . . . . . . . . . . . . . .           304            324            405
Deferred tax asset . . . . . . . . . . . . . . . . . .             -              -            246
Other assets . . . . . . . . . . . . . . . . . . . . .            47             55             40
                                                         -----------    -----------    -----------

                                                         $    93,985    $    97,566    $    84,582
                                                         ===========    ===========    ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits . . . . . . . . . . . . . . . . . . . . . .   $    76,684    $    74,369    $    64,846
  Other borrowings . . . . . . . . . . . . . . . . . .         8,661         14,138         12,448
  Accrued interest payable . . . . . . . . . . . . . .           342            420            239
  Deferred tax liability . . . . . . . . . . . . . . .             5            129              -
  Other liabilities. . . . . . . . . . . . . . . . . .           191             48             73
                                                         -----------    -----------    -----------

     Total liabilities . . . . . . . . . . . . . . . .        85,883         89,104         77,606
                                                         -----------    -----------    -----------

Commitments and contingencies

Stockholders' equity
  Common stock, $100 par value; 22,500
    shares authorized, issued and outstanding. . . . .         2,250          2,250          2,250
  Additional paid-in capital . . . . . . . . . . . . .         2,250          2,250          2,250
  Retained earnings. . . . . . . . . . . . . . . . . .         3,373          3,547          2,609
  Net unrealized gain (loss) on available-
     for-sale securities . . . . . . . . . . . . . . .           229            415           (133)
                                                         -----------    -----------    -----------

     Total stockholders' equity. . . . . . . . . . . .         8,102          8,462          6,976
                                                         -----------    -----------    -----------

                                                         $    93,985    $    97,566    $    84,582
                                                         ===========    ===========    ===========



             The accompanying notes are an integral part of these financial statements

                                                PEOPLES STATE BANK
                                              STATEMENTS OF EARNINGS
                                              THREE MONTHS ENDED                       YEAR ENDED
                                                  MARCH 31,                           DECEMBER 31,
                                          --------------------------    -----------------------------------------
                                             1996           1995           1995           1994           1993
                                          -----------    -----------    -----------    -----------    -----------
                                          (unaudited)    (unaudited)                   (unaudited)    (unaudited)
INTEREST INCOME                                                        (In thousands)
  Loans, including fees. . . . . . . .    $     1,238    $     1,114    $     5,005    $     4,142    $     3,601
  Investments. . . . . . . . . . . . .            586            441          2,054          1,543          1,766
  Federal funds sold and interest
    bearing deposits . . . . . . . . .              8              2             27             15             44
                                          -----------    -----------    -----------    -----------    -----------
                                                1,832          1,557          7,086          5,700          5,411
                                          -----------    -----------    -----------    -----------    -----------
INTEREST EXPENSE
  Deposits . . . . . . . . . . . . . .            799            558          2,785          1,915          2,002
  Other borrowings . . . . . . . . . .            124            195            732            643            474
                                          -----------    -----------    -----------    -----------    -----------
                                                  923            753          3,517          2,558          2,476
                                          -----------    -----------    -----------    -----------    -----------

     Net interest income . . . . . . .            909            804          3,569          3,142          2,935

PROVISION FOR LOAN LOSSES. . . . . . .              -             15             45             68            120
                                          -----------    -----------    -----------    -----------    -----------

     Net interest income after
      provision for loan losses. . . .            909            789          3,524          3,074          2,815
                                          -----------    -----------    -----------    -----------    -----------

OTHER INCOME
  Service charges. . . . . . . . . . .            106            104            452            432            393
  Net securities gains (losses). . . .              -            (14)           (14)            (8)             5
  Other. . . . . . . . . . . . . . . .             40             22            143             78             77
                                          -----------    -----------    -----------    -----------    -----------
                                                  146            112            581            502            475
                                          -----------    -----------    -----------    -----------    -----------

OTHER EXPENSES
  Salaries and employee benefits . . .            293            286          1,148          1,101          1,018
  Occupancy. . . . . . . . . . . . . .             96            103            439            358            353
  Data processing. . . . . . . . . . .             32             32            137            118            112
  Federal deposit insurance
    premium. . . . . . . . . . . . . .              1             36             75            137            137
  Management fees. . . . . . . . . . .              -              -              -            120            120
  Amortization of deposit purchase
    premium. . . . . . . . . . . . . .             20             20             81             81             81
  Other. . . . . . . . . . . . . . . .            191            101            434            457            438
                                          -----------    -----------    -----------    -----------    -----------
                                                  633            578          2,314          2,372          2,259
                                          -----------    -----------    -----------    -----------    -----------

     Earnings before income taxes. . .            422            323          1,791          1,204          1,031

INCOME TAX EXPENSE . . . . . . . . . .            146            110            628            404            342
                                          -----------    -----------    -----------    -----------    -----------

NET EARNINGS . . . . . . . . . . . . .    $       276    $       213    $     1,163    $       800    $       689
                                          ===========    ===========    ===========    ===========    ===========


                    The accompanying notes are an integral part of these financial statements

                                                         PEOPLES STATE BANK
                                                 STATEMENTS OF STOCKHOLDERS' EQUITY
                                                                                           NET
                                                                                       UNREALIZED
                                                                                       GAIN (LOSS)
                                                                                           ON
                                                          ADDITIONAL                    AVAILABLE-
                                             COMMON        PAID-IN        RETAINED       FOR-SALE
                                             STOCK         CAPITAL        EARNINGS      SECURITIES       TOTAL
                                           ----------     ----------     ----------    -----------     ----------
                                                                       (In thousands)
BALANCE AT
  DECEMBER 31, 1992
  (UNAUDITED). . . . . . . . . . . . .     $    2,250     $    2,250     $    1,820    $         -     $    6,320

Net earnings . . . . . . . . . . . . .              -              -            689              -            689

Dividends. . . . . . . . . . . . . . .              -              -           (350)             -           (350)

Initial adoption of SFAS
  No. 115. . . . . . . . . . . . . . .              -              -              -             44             44
                                           ----------     ----------     ----------    -----------     ----------
BALANCE AT
  DECEMBER 31, 1993
  (UNAUDITED). . . . . . . . . . . . .          2,250          2,250          2,159             44          6,703

Net earnings . . . . . . . . . . . . .              -              -            800              -            800

Dividends. . . . . . . . . . . . . . .              -              -           (350)             -           (350)

Net change . . . . . . . . . . . . . .              -              -              -           (177)          (177)
                                           ----------     ----------     ----------    -----------     ----------
BALANCE AT
  DECEMBER 31, 1994
  (UNAUDITED). . . . . . . . . . . . .          2,250          2,250          2,609           (133)         6,976

Net earnings . . . . . . . . . . . . .              -              -          1,163              -          1,163

Dividends. . . . . . . . . . . . . . .              -              -           (225)             -           (225)

Net change . . . . . . . . . . . . . .              -              -              -            548            548
                                           ----------     ----------     ----------    -----------     ----------
BALANCE AT
  DECEMBER 31, 1995. . . . . . . . . .     $    2,250     $    2,250     $    3,547    $       415     $    8,462

Net earnings . . . . . . . . . . . . .              -              -            276              -            276

Dividends. . . . . . . . . . . . . . .              -              -           (450)             -           (450)

Net change . . . . . . . . . . . . . .              -              -              -           (186)          (186)
                                           ----------     ----------     ----------    -----------     ----------

BALANCE AT
 MARCH 31, 1996 (UNAUDITED). . . . . .     $    2,250     $    2,250     $    3,373    $       229     $    8,102
                                           ==========     ==========     ==========    ===========     ==========



                    The accompanying notes are an integral part of these financial statements

                                                         PEOPLES STATE BANK
                                                      STATEMENTS OF CASH FLOWS

                                                             THREE MONTHS ENDED                       YEAR ENDED
                                                                  MARCH 31,                           DECEMBER 31,
                                                         ---------------------------   ------------------------------------------
                                                             1996           1995           1995           1994           1993
                                                         ------------   ------------   ------------   ------------   ------------
                                                          (unaudited)    (unaudited)                   (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES                                                  (In thousands)
  Net earnings . . . . . . . . . . . . . . . . . . . .     $     276     $      213      $   1,163     $      800     $      689
  Adjustments to reconcile net earnings to net cash
    provided by operating activities:
        Provision for loan losses. . . . . . . . . . .             -             15             45             68            120
        Net charge-offs and losses on other
          real estate owned. . . . . . . . . . . . . .             -              -              -             23              -
        Gains on sales of available-for-sale securities            -              -              -             (3)            (5)
        Losses on sales of available-for-sale securities           -             14             14             11              -
        Amortization of premiums on securities . . . .             7              7             36            114            122
        Accretion of discounts on securities . . . . .           (29)            (3)           (23)           (20)           (22)
        Depreciation and amortization expense. . . . .            35             41            169            157            103
        Amortization of deposit purchase premium . . .            20             20             81             81             81
        Gains on sales of loans. . . . . . . . . . . .           (20)             -            (45)             -              -
        Proceeds from loans sold . . . . . . . . . . .         1,476              -          4,343              -              -
        Originations of loans sold . . . . . . . . . .        (1,456)             -         (4,298)             -              -
        Change in:
          Accrued interest receivable. . . . . . . . .           133            (50)          (278)            12             48
          Other assets . . . . . . . . . . . . . . . .             8            (48)           (15)           102           (103)
          Accrued interest payable . . . . . . . . . .           (78)            23            181             31            (65)
          Other liabilities. . . . . . . . . . . . . .           143            114            (25)           (68)           (31)
          Deferred taxes . . . . . . . . . . . . . . .             -              1              9             (9)           (43)
                                                           ----------    -----------     ----------    -----------    -----------
             Net cash provided by operating activities           515            347          1,357          1,299            894
                                                           ----------    -----------     ----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Loans receivable originated, net of principal
    collections. . . . . . . . . . . . . . . . . . . .           735         (2,118)        (4,869)        (5,904)        (3,480)
  Proceeds from maturities of held-tomaturity securities           -            165          2,984          3,881          6,668
  Proceeds from sales and maturities of available-for-sale
    securities . . . . . . . . . . . . . . . . . . . .         2,278          2,983          9,977         11,147            234
  Purchases of held-to-maturity securities . . . . . .             -         (1,998)        (6,129)        (2,913)       (14,234)
  Purchases of available-for-sale securities . . . . .        (1,951)          (999)       (14,736)        (6,017)          (990)
  Purchases of restricted equity securities. . . . . .            (8)             -             (8)          (266)             -
  Net change in securities purchased under agreements
    to resell. . . . . . . . . . . . . . . . . . . . .             -              -              -              -          7,766
  Net additions to premises and equipment. . . . . . .            (7)           (27)           (73)          (168)        (1,255)
  Proceeds from sales of other real estate owned . . .             -              -              -             15             41
  Recoveries of loans previously charged-off . . . . .             -              -              3              -              2
  Net change in Federal funds sold . . . . . . . . . .           900          1,100            300         (1,200)             -
  Net change in interest bearing deposits. . . . . . .            52            (12)           (65)             -            (10)
                                                           ----------    -----------     ----------    -----------    -----------
       Net cash provided (used) by investing activities        1,999           (906)       (12,616)        (1,425)        (5,258)
                                                           ----------    -----------     ----------    -----------    -----------

NET CASH PROVIDED (USED) BY OPERATING AND INVESTING
  ACTIVITIES, CARRIED FORWARD. . . . . . . . . . . . .     $   2,514     $     (559)     $ (11,259)    $     (126)    $   (4,364)
                                                           ----------    -----------     ----------    -----------    -----------

                                                         PEOPLES STATE BANK
                                                STATEMENTS OF CASH FLOWS, CONTINUED

                                                             THREE MONTHS ENDED                       YEAR ENDED
                                                                  MARCH 31,                           DECEMBER 31,
                                                         ---------------------------   ------------------------------------------
                                                             1996           1995           1995           1994           1993
                                                         ------------   ------------   ------------   ------------   ------------
                                                          (unaudited)    (unaudited)                   (unaudited)    (unaudited)
                                                                                      (In thousands)
NET CASH PROVIDED (USED) BY OPERATING AND INVESTING
  ACTIVITIES, BROUGHT FORWARD. . . . . . . . . . . . .     $   2,514     $     (559)     $ (11,259)    $     (126)    $   (4,364)
                                                           ----------    -----------     ----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in non-interest and interest bearing
    demand and savings accounts. . . . . . . . . . . .         2,938         (1,690)         1,189          2,346          2,755
  Net change in time deposits. . . . . . . . . . . . .          (623)         1,667          8,334            977         (2,942)
  Increase (decrease) in other borrowings. . . . . . .        (5,477)          (343)         1,690           (907)         3,008
  Dividends paid . . . . . . . . . . . . . . . . . . .          (450)          (225)          (225)          (350)          (350)
                                                           ----------    -----------     ----------    -----------    -----------

          Net cash provided (used) by financing activities    (3,612)          (591)        10,988          2,066          2,471
                                                           ----------    -----------     ----------    -----------    -----------

            (Decrease) increase in cash and
              cash equivalents . . . . . . . . . . . .        (1,098)        (1,150)          (271)         1,940         (1,893)

Cash and cash equivalents, beginning of period . . . .         3,710          3,981          3,981          2,041          3,934
                                                           ----------    -----------     ----------    -----------    -----------

Cash and cash equivalents, end of period . . . . . . .     $   2,612     $    2,831      $   3,710     $    3,981     $    2,041
                                                           ==========    ===========     ==========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION

  Cash paid during the period for interest . . . . . .     $   1,001     $      781      $   3,336     $    2,528     $    2,067
                                                           ==========    ===========     ==========    ===========    ===========

  Cash paid during the period for income taxes . . . .     $       -     $        -      $     657     $      293     $      542
                                                           ==========    ===========     ==========    ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
  ACTIVITIES

  Designation of investment securities as available-
     for-sale at adoption of SFAS No. 115,
     at amortized cost . . . . . . . . . . . . . . . .     $       -     $        -      $       -     $        -     $   16,693
                                                           ==========    ===========     ==========    ===========    ===========

  Transfer of held-to-maturity securities to
     available-for-sale at amortized cost, net . . . .     $       -     $        -      $  19,290     $        -     $        -
                                                           ==========    ===========     ==========    ===========    ===========


                          The accompanying notes are an integral part of these financial statements

                         PEOPLES STATE BANK
                    NOTES TO FINANCIAL STATEMENTS
         DECEMBER 31, 1995 (AUDITED), 1994 AND 1993 (UNAUDITED)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Peoples State Bank are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The more significant of the principles used in preparing the financial statements are briefly described below.

     NATURE OF OPERATIONS

     The Bank operates under a state bank charter and provides full banking services, excluding trust services. As a state-regulated bank, the Bank is subject to regulation by the Kansas Banking Department and the Federal Deposit Insurance Corporation (FDIC). The area served by Peoples State Bank is Shawnee County, Kansas and services are provided at three locations in Topeka and at branches in Silver Lake and Rossville, Kansas. Peoples State Bankshares, Inc. (Bankshares) owns 88.88% of the Bank's outstanding common stock. These financial statements represent the Bank only and are not consolidated.

     ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INVESTMENT SECURITIES

     Effective December 31, 1993, The Bank adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain
                                          ----------------------
     Investments in Debt and Equity Securities, which requires that
     -----------------------------------------
     investments be classified in three categories and accounted for as follows: held-to-maturity securities reported at amortized cost; trading securities reported at fair value with unrealized gains and losses included in earnings; and available-for-sale securities reported at fair value with unrealized gains and losses shown as a separate component of stockholders' equity.

     Restricted equity securities are reported at cost which equals the estimated fair value.

     Gains and losses on sales of securities are determined on a specific identification method.

     LOANS RECEIVABLE

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on loans with maturities in excess of one year.

                           PEOPLES STATE BANK
                 NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     On January 1, 1995, SFAS No. 114, Accounting by Creditors for
                                       ---------------------------
     Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for
     --------------------                   ---------------------------
     Impairment of Loan-Income Recognition and Disclosure, became
     ----------------------------------------------------
     effective. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan if those methods are more conservative than methods required by SFAS No. 114.

     Interest income on installment loans is recognized over the terms of the loans by the interest method. Interest income on all other loans is credited to operations based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. The allowance is an amount management believes will be adequate to absorb probable losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions and trends that may affect the borrowers' ability to pay.

     PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line and accelerated methods based on the estimated useful lives of the related assets.

     INCOME TAXES

     Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, Accounting for Income Taxes.
                                            ---------------------------
     As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     The Bank files a consolidated Federal income tax return with its parent. The parent company is reimbursed from its subsidiary for any current income tax benefits derived.

                           PEOPLES STATE BANK
                NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Bank considers cash on hand and amounts due from banks to be cash and cash equivalents.

2.   INVESTMENT SECURITIES

     The amortized cost and estimated fair value of investments in debt securities were as follows (in thousands):

                                                                        GROSS            GROSS            ESTIMATED
                                                    AMORTIZED         UNREALIZED       UNREALIZED           FAIR
                                                      COST              GAINS            LOSSES             VALUE
                                                    ---------         ----------       ----------         ---------
     AVAILABLE-FOR-SALE
        AT DECEMBER 31, 1995
     U.S. Treasury and agency securities . . . .    $  21,912         $      412       $      (30)        $  22,294
     Obligations of states and
       political subdivisions. . . . . . . . . .        3,233                 92               (4)            3,321
     Mortgage-backed securities. . . . . . . . .       11,000                222                -            11,222
                                                    ---------         ----------       ----------         ---------
                                                    $  36,145         $      726       $      (34)        $  36,837
                                                    =========         ==========       ==========         =========
                                                                        GROSS            GROSS            ESTIMATED
                                                    AMORTIZED         UNREALIZED       UNREALIZED           FAIR
                                                      COST              GAINS            LOSSES             VALUE
                                                    ---------         ----------       ----------         ---------
     HELD-TO-MATURITY
       AT DECEMBER 31, 1994 (UNAUDITED)
     U.S. Treasury and agency securities . . . .    $   7,918         $        -       $      (49)        $   7,869
     Obligations of states and
       political subdivisions. . . . . . . . . .        2,865                 38               (3)            2,900
     Mortgage-backed securities. . . . . . . . .        5,362                 52             (134)            5,280
                                                    ---------         ----------       ----------         ---------
                                                    $  16,145         $       90       $     (186)        $  16,049
                                                    =========         ==========       ==========         =========
     AVAILABLE-FOR-SALE
       AT DECEMBER 31, 1994 (UNAUDITED)
     U.S. Treasury and agency securities . . . .    $  12,003         $        -       $     (220)        $  11,783
     Mortgage-backed securities. . . . . . . . .          119                  -               (1)              118
                                                    ---------         ----------       ----------         ---------
                                                    $  12,122         $        -       $     (221)        $  11,901
                                                    =========         ==========       ==========         =========

                           PEOPLES STATE BANK
                 NOTES TO FINANCIAL STATEMENTS, CONTINUED


2.   INVESTMENT SECURITIES (CONTINUED)

     During December 1995, investment securities with a carrying amount of $19,290,000 and estimated fair value of approximately $19,724,000 were transferred from held-to-maturity to available-for-sale with the unrealized gain of approximately $434,000 being included with the unrealized gains on securities that continue to be classified as available-for-sale. These transfers were made as part of a one-time reassessment of the appropriateness of the classifications of all securities as allowed by generally accepted accounting principles.
     The amortized cost and estimated fair value of debt securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands):

                                                     AVAILABLE-FOR-SALE
                                                   -----------------------
                                                                 ESTIMATED
                                                   AMORTIZED       FAIR
                                                     COST          VALUE
                                                   ---------    ----------
     Due in one year or less . . . . . . . . . .   $   6,322    $    6,390
     Due after one year through five years . . .      18,156        18,532
     Due after five years through ten years. . .         667           693
                                                   ---------    ----------
                                                      25,145        25,615
     Mortgage-backed securities. . . . . . . . .      11,000        11,222
                                                   ---------    ----------
                                                   $  36,145    $   36,837
                                                   =========    ==========

     At December 31, 1995, investment securities with a carrying value of for other purposes.

                       PEOPLES STATE BANK
              NOTES TO FINANCIAL STATEMENTS, CONTINUED


3.   LOANS RECEIVABLE

     Loans receivable are summarized as follows (in thousands):

                                                      1995             1994
                                                   ----------       -----------
                                                                    (unaudited)
     Real estate . . . . . . . . . . . . . . .     $   29,118       $    26,868
     Commercial. . . . . . . . . . . . . . . .         11,937             9,870
     Agricultural. . . . . . . . . . . . . . .          6,052             6,184
     Consumer. . . . . . . . . . . . . . . . .          5,356             4,587
     Other . . . . . . . . . . . . . . . . . .            350               443
                                                   ----------       -----------
                                                       52,813            47,952
     Allowance for loan losses . . . . . . . .           (713)             (673)
                                                   ----------       -----------
                                                   $   52,100       $    47,279
                                                   ==========       ===========

     Changes in the allowance for loan losses are as follows (in thousands):

                                                   1995          1994           1993
                                                              (unaudited)    (unaudited)
                                               -----------    -----------    -----------
     Balance, beginning of year. . . . . . .   $       673    $       621    $       518
     Provision for loan losses . . . . . . .            45             68            120
     Charge-offs, net of recoveries. . . . .            (5)           (16)           (17)
                                               -----------    -----------    -----------
     Balance, end of year. . . . . . . . . .   $       713    $       673    $       621
                                               ===========    ===========    ===========

     One impaired loan totaling approximately $118,000 and $131,000 at December 31, 1995 and 1994, respectively, has been recognized in conformity with SFAS No. 114 as amended by SFAS No. 118. The related allowance for this impaired loan at December 31, 1995 totaled approximately $18,000. There was no interest income recognized on this impaired loan during 1995.

4.   PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows (in thousands):

                                                     1995           1994
                                                 ------------   -------------
                                                                ( unaudited )
     Land, buildings and improvements. . . . .   $      1,752   $       1,705
     Furniture, fixtures and equipment . . . .            899             918
     Leasehold improvements. . . . . . . . . .            461             435
                                                 ------------   -------------
                                                        3,112           3,058
     Accumulated depreciation and amortization         (1,199)         (1,049)
                                                 ------------   -------------
                                                 $      1,913   $       2,009
                                                 ============   =============

                          PEOPLES STATE BANK
                NOTES TO FINANCIAL STATEMENTS, CONTINUED


 5.  DEPOSITS

     Deposits are summarized as follows (in thousands):

                                                      1995           1994
                                                   -----------    -----------
                                                                  (unaudited)
     Demand
         Noninterest-bearing . . . . . . . . .     $     9,691    $     9,160
                                                   -----------    -----------
     Interest-bearing
         NOW . . . . . . . . . . . . . . . . .           7,315          7,628
         Money market. . . . . . . . . . . . .           9,259          8,070
                                                   -----------    -----------
                                                        16,574         15,698
                                                   -----------    -----------
     Savings . . . . . . . . . . . . . . . . .           5,290          5,508
     Time. . . . . . . . . . . . . . . . . . .          42,814         34,480
                                                   -----------    -----------
                                                   $    74,369    $    64,846
                                                   ===========    ===========

     Time deposits include certificates of deposit of $100,000 and over totaling approximately $4,106,000 and $3,554,000 at December 31, 1995 and 1994, respectively.

     At December 31, 1995, the approximate scheduled maturities of certificates of deposit were as follows (in thousands):

                    1996 . . . . . . . . . .    $   31,926
                    1997 . . . . . . . . . .         7,968
                    1998 . . . . . . . . . .         1,270
                    1999 . . . . . . . . . .         1,319
                    2000 and thereafter. . .           331
                                                ----------
                                                $   42,814
                                                ==========

     In January 1990, the Bank acquired approximately $60,000,000 of deposits for a purchase price of $810,000. This purchase price was identified as a core deposit intangible asset and is being amortized using the straight-line method over a period of ten years, which was determined to be the average life of the acquired deposits.

                        PEOPLES STATE BANK
               NOTES TO FINANCIAL STATEMENTS, CONTINUED


6.   OTHER BORROWINGS

     Other borrowings are summarized as follows (in thousands):

                                                               MARCH 31,           DECEMBER 31,
                                                              -----------    --------------------------
                                                                  1996          1995           1994
                                                              -----------    -----------    -----------
                                                              (unaudited)                   (unaudited)
     Securities sold under repurchase agreements . . . . . .  $     8,261    $    10,188    $    10,448
     Federal Home Loan Bank line of credit advances. . . . .          400          3,950          2,000
                                                              -----------    -----------    -----------
                                                              $     8,661    $    14,138    $    12,448
                                                              ===========    ===========    ===========

     The weighted average interest rate on repurchase agreements was 4.84% and 5.52% at December 31, 1995 and 1994, respectively. The maturities ranged from daily to 365 days at December 31, 1995 and 1994. At December 31, 1995, the agreements were secured by investment securities with carrying and estimated fair values of approximately $21,418,000. At December 31, 1994, the agreements were secured by available-for-sale securities with carrying and estimated fair values of approximately $10,908,000, and held-to-maturity securities with carrying values of approximately $9,009,000 and estimated fair values of $8,913,000.

     On May 26, 1994, the Bank entered into an annually renewable agreement with the Federal Home Loan Bank of Topeka (FHLB) for a $5,000,000 line of credit which replaced the term note previously in place. Advances drawn on this line of credit bear an adjustable rate of interest which reprices daily (6.15% at December 31, 1995). The line of credit is secured by one to four family mortgage loans with a carrying value of approximately $13,281,000 and matures May 24, 1996.


7.   INCOME TAXES

     Income tax expense (benefit) is summarized as follows (in thousands):

     1995                                         CURRENT        DEFERRED          TOTAL
                                                  -------        --------        ---------
     Federal . . . . . . . . . . . . . . . . .    $   513        $      8        $     521
     State . . . . . . . . . . . . . . . . . .        106               1              107
                                                  -------        --------        ---------
                                                  $   619        $      9        $     628
                                                  =======        ========        =========
     1994 (UNAUDITED)
     Federal . . . . . . . . . . . . . . . . .    $   317        $     10        $     327
     State . . . . . . . . . . . . . . . . . .         75               2               77
                                                  -------        --------        ---------
                                                  $   392        $     12        $     404
                                                  =======        ========        =========
     1993 (UNAUDITED)
     Federal . . . . . . . . . . . . . . . . .    $   289        $    (12)       $     277
     State . . . . . . . . . . . . . . . . . .         65               -               65
                                                  -------        --------        ---------
                                                  $   354        $    (12)       $     342
                                                  =======        ========        =========

                            PEOPLES STATE BANK
                  NOTES TO FINANCIAL STATEMENTS, CONTINUED


7.   INCOME TAXES (CONTINUED)

     The provision for Federal income tax expense differs from that computed by applying the Federal statutory rate of 34% as indicated in the following analysis (in thousands):

                                              1995                   1994                  1993
                                       ------------------      -----------------     -----------------
                                       AMOUNT        %         AMOUNT       %        AMOUNT       %
                                       ------     -------      ------    -------     ------    -------
                                                                  (unaudited)           (unaudited)
     Expected Federal income
       tax expense . . . . . . . . .   $  609        34.0      $  409       34.0     $  351    $  34.0
     Municipal interest. . . . . . .      (53)       (3.0)        (59)      (4.9)       (61)      (5.9)
     State taxes, net of
       Federal income tax
       benefit . . . . . . . . . . .       71         4.0          51        4.2         43        4.2
     Other, net. . . . . . . . . . .        1         0.1           3        0.3          9        0.9
                                       ------     -------      ------    -------     ------    -------
                                       $  628        35.1      $  404       33.6     $  342       33.2
                                       ======     =======      ======    =======     ======    =======

     The tax effects of each type of significant item that gave rise to deferred taxes at December 31, 1995 and 1994, were (in thousands):

                                                                         1995                1994
                                                                      -----------         -----------
                                                                                          (unaudited)
     Net unrealized (gain) loss on available-for-sale securities .    $      (277)        $        89
     Allowance for loan losses . . . . . . . . . . . . . . . . . .            239                 223
     Premises and equipment. . . . . . . . . . . . . . . . . . . .            (43)                (35)
     Other . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (48)                (31)
                                                                      -----------         -----------
     Net deferred tax (liability) asset. . . . . . . . . . . . . .    $      (129)        $       246
                                                                      ===========         ===========

                       PEOPLES STATE BANK
              NOTES TO FINANCIAL STATEMENTS, CONTINUED

8.   PROFIT SHARING AND SAVINGS PLANS

     The Bank has a profit sharing plan covering all full-time employees who satisfy the age and length of service requirements. The Bank's contributions to the plan are discretionary and are determined annually by the Board of Directors. The Bank's contributions were $30,000, $25,000 and $35,000 for the years ended December 31, 1995,
     1994 and 1993, respectively.

     In addition, the Bank has established a pre-tax savings plan under
     Section 401(k) of the Internal Revenue Code. Under the plan, eligible employees are able to contribute up to the lesser of 15% of their compensation or $9,500. The Bank matches 50% of employees' contributions up to 3% of their annual salary. The Bank's contributions were approximately $12,000, $12,000 and $11,000 for the years ended December 31, 1995, 1994 and 1993, respectively.


9.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     Financial instruments which represent off-balance sheet credit risk consist of open commitments to extend credit. Open commitments to extend credit amounted to approximately $9,773,000 and $9,144,000 at December 31, 1995 and 1994, respectively. Such agreements require the Bank to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained (if deemed necessary by the Bank upon extension of credit) is based on management's credit evaluation of the customer. Collateral held varies, but may include real property, accounts receivable, inventory and property, plant and equipment.

10.  CONCENTRATION OF CREDIT RISK

     The Bank grants commercial, residential and rental real estate loans to customers in the Shawnee County, Kansas area. Although the Bank has a diversified loan portfolio, a substantial portion of the Bank's debtors' ability to honor their contracts is dependent upon the real estate economic sector. Collateral normally consists of real property.

     At December 31, 1995, the Bank's cash and due from banks included commercial bank deposit accounts aggregating approximately $122,000 in excess of the FDIC insured limit of $100,000 per institution.

                       PEOPLES STATE BANK
              NOTES TO FINANCIAL STATEMENTS, CONTINUED


11.  RELATED PARTY MATTERS

     The Bank leases one of its branch locations from Rossville Insurance Agency, Inc., which is affiliated by common ownership interests with Bankshares. This operating lease renews annually with terms, which approximate the fair market rental value, of $2,700 each month or $32,400 each year. The Bank subleases a portion of the branch facility back to the lessor.

     During 1994 and 1993, the Bank paid $120,000 each year to Bankshares for management fees related to the operations of the Bank.

     The Bank makes loans and loan commitments to employee, officers, directors and stockholders in the normal course of business under substantially the same terms as it does to others. An analysis of the activity with respect to such loans and loan commitments is as follows (in thousands):

                                                    1995         1994
                                                -----------   -----------
                                                              (unaudited)
     Balance, beginning of year. . . . . . . .  $     1,440   $     1,231
     New loans and loan commitments. . . . . .        1,131         1,028
     Repayments and expirations. . . . . . . .         (928)         (819)
                                                -----------   -----------
     Balance, end of year. . . . . . . . . . .  $     1,643   $     1,440
                                                ===========   ===========

12.  REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     As of December 31, 1995, the most recent notification from the FDIC and the Kansas Department of Banking categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

     To be categorized as well capitalized under prompt corrective action provisions, the Bank must maintain total risk-based capital ratios of 10.0%, Tier I risk based capital ratios of 6.0% and Tier I leverage capital ratios of 5.0%. Quantitive measures established by regulation to ensure capital adequacy also require the Bank to maintain minimum capital ratios of total and Tier I risk-based capital (as defined by regulation) of 8% and 4%, respectively; and a Tier I leverage capital (as defined) of 4%. The Bank's actual risk-based ratios at December 31, 1995 were 13.3% and 14.5%, respectively. The Bank's leverage ratio at December 31, 1995 was 8.05%.

                       PEOPLES STATE BANK
              NOTES TO FINANCIAL STATEMENTS, CONTINUED

12.  REGULATORY MATTERS (CONTINUED)

     The Bank, as a state-regulated bank, is subject to certain dividend restrictions as set forth by the Kansas Banking Department. Under such restrictions, the Bank may not, without prior approval, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years.


13.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosures of the estimated fair value of financial instruments are made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The
          -----------------------------------------------------
     estimated fair value amounts have been determined by the Bank using available market information and valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material impact on the estimated fair value amounts.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     CASH, DUE FROM BANKS AND FEDERAL FUNDS SOLD

     For cash, due from banks and Federal funds sold, the current carrying amount is a reasonable estimate of fair value.

     INTEREST BEARING DEPOSITS

     The current carrying amount of interest bearing deposits is a reasonable estimate of fair value.

     INVESTMENT SECURITIES

     An estimate of the fair value for investment securities, including mortgage-backed securities, is made utilizing quoted market data for publicly traded securities, where available. A third-party pricing service that specializes in "matrix pricing" and modeling techniques provides estimated fair values for securities not actively traded.

     LOANS

     For certain homogenous categories of loans, such as some Small
     Business Administration guaranteed loans, student loans, residential mortgages, consumer loans, and commercial loans, fair value is estimated using quoted market prices for similar loans or securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For loans which mature or reprice within one year, the current carrying amount is a reasonable estimate of fair value. As of December 31, 1995, approximately 78% of the Bank's loan portfolio matured or repriced within one year.

                        PEOPLES STATE BANK
              NOTES TO FINANCIAL STATEMENTS, CONTINUED

13.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

     DEPOSITS

     The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

     OTHER BORROWINGS

     For securities sold under agreement to repurchase, the current carrying amount is a reasonable estimate of fair value. The FHLB line of credit advances bear a variable rate of interest which reprices daily, therefore, the current carrying amount approximates fair value.

     COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

     The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The estimated fair value of letters of credit is based on the fees currently charged for similar agreements. These instruments were determined to have no positive or negative market value adjustments and are not listed in the following table.

     The estimated fair value of the Bank's financial instruments is as follows (in thousands):

                                                     DECEMBER 31, 1995
                                                   -----------------------
                                                   CARRYING         FAIR
                                                    AMOUNT          VALUE
                                                   --------       --------
     Financial assets:
       Cash and cash equivalents . . . . . . . .   $  3,710       $  3,710
       Federal funds sold. . . . . . . . . . . .        900            900
       Interest bearing deposits . . . . . . . .         75             75
       Investment securities (note 2). . . . . .     37,364         37,364
       Loans (note 3). . . . . . . . . . . . . .     52,100         51,652

     Financial liabilities:
       Deposits (note 5) . . . . . . . . . . . .     74,369         74,400
       Other borrowings (note 6) . . . . . . . .     14,138         14,138

     The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of the financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                        PEOPLES STATE BANK
               NOTES TO FINANCIAL STATEMENTS, CONTINUED


14.  PENDING TRANSACTION

     On December 19, 1995, Bankshares and the Bank adopted a resolution to enter into a reorganization agreement with Ameribanc, Inc. (Ameribanc) and Mercantile Bancorporation Inc. (Mercantile). Ameribanc is a wholly-owned subsidiary of Mercantile. The reorganization agreement calls for (i) Bankshares to exchange its share (88.88%) of the Bank's $100 par value common stock for shares of Mercantile's $5 par value common stock and (ii) the Bank to merge with a wholly-owned subsidiary of Ameribanc, whereby the remaining shares (11.12%) of the Bank's common stock will be converted into the right to receive shares of Mercantile common stock. Mercantile will issue a total of 325,843 shares of its stock on the closing date. The reorganization agreement includes various conditions which, among other things, impose certain limitations on Bankshares and the Bank related to dividends or distributions to stockholders, lending activities and investment
     decisions.   The reorganization is contingent upon approval of various
     regulatory agencies and the stockholders of Bankshares and the Bank.
     If approved, the reorganization is expected to be consummated in the third quarter of 1996.


15.  UNAUDITED FINANCIAL STATEMENTS

     The balance sheets for December 31, 1994 and March 31, 1996 and the statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1993 and 1994 and the three months ended March 31, 1995 and 1996 are unaudited. In the opinion of management, all adjustments necessary for the fair presentation of the financial position and results of operations for the unaudited periods have been made.

                                    ANNEX A
                                    -------

            The following is the text of the statutory dissenters' rights as set forth in Section 17-6712 of the Kansas Corporation Code:

SEC. 17-6712 PAYMENT FOR "STOCK" OF "STOCKHOLDER" OBJECTING TO MERGER OR CONSOLIDATION; "STOCKHOLDER," "STOCK" AND "SHARE" DEFINED; NOTICE TO OBJECTING STOCKHOLDERS; DEMAND FOR PAYMENT; APPRAISAL AND DETERMINATION OF VALUE BY DISTRICT COURT, WHEN; TAXATION OF COSTS; RIGHTS OF OBJECTING STOCKHOLDERS; STATUS OF STOCK; SECTION INAPPLICABLE TO CERTAIN SHARES OF STOCK.

      (a) When used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

      (b) The corporation surviving or resulting from any merger or consolidation, within 10 days after the effective date of the merger or consolidation, shall notify each stockholder of any corporation of this state so merging or consolidating who objected thereto in writing and whose shares either were not entitled to vote or were not voted in favor of the merger or consolidation, and filed such written objection with the corporation before the taking of the vote on the merger or consolidation, that the merger or consolidation has become effective. If any such stockholder, within 20 days after the date of mailing of the notice, shall demand in writing, from the corporation surviving or resulting from the merger or consolidation, payment of the value of the stockholder's stock, the surviving or resulting corporation shall pay to the stockholder, within 30 days after the expiration of the period of 20 days, the value of the stockholder's stock on the effective date of the merger or consolidation exclusive of any element of value arising from the expectation or accomplishment of the merger or consolidation.

      (c) If during a period of 30 days following the period of 20 days provided for in subsection (b), the corporation and any such stockholder fail to agree upon the value of such stock, any such stockholder, or the corporation surviving or resulting from the merger or consolidation, may demand a determination of the value of the stock of all such stockholders by an appraiser or appraisers to be appointed by the district court, by filing a petition with the court within four months after the expiration of the thirty-day period.

      (d) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the corporation, which shall file with the clerk of such court, within 10 days after such service, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation. If the petition shall be filed by the corporation, the petition shall be accompanied by such duly verified list. The clerk of the court shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the corporation and to the stockholders shown upon the list at the addresses therein stated and notice shall also be given by publishing a notice at least once, at least one week before the day of the hearing, a newspaper of general circulation in the county in which the court is located.
 The court may direct such additional publication of notice as it deems advisable. The forms of the notices by mail and by publication shall be approved by the court.

      (e) After the hearing of such petition the court shall determine the stockholders who have complied with the provisions of this section and become entitled to the valuation of and payment for their shares, and shall appoint an appraiser or appraiser to determine such value. Any such appraiser may examine any of the books and records of the corporation or corporations the stock of which such appraiser is charged with the duty of valuing, and such appraiser shall make a determination of the value of the shares upon such investigation as seems proper to the appraiser. The appraiser or appraisers shall also afford a reasonable opportunity to the parties interested to submit to the appraiser pertinent evidence on the value of the shares. The appraiser or appraisers, also, shall have the powers and authority conferred upon masters by K.S.A. 60-253, and amendments thereto.

      (f) The appraiser or appraisers shall determine the value of the stock of the stockholders adjudged by the court to be entitled to payment therefor and shall file a report respecting such value in the office of the clerk of the court, and notice of the filing of such report shall be given by the clerk of the court to the parties in interest. Such report shall be subject to exceptions to be heard before the court both upon the law and facts. The court by its decree shall determine the value of the stock of the stockholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto by the surviving or resulting corporation.
Upon payment of the judgment of the surviving or resulting corporation, the clerk of the district court shall surrender to the corporation the certificates of shares of stock held by the clerk pursuant to subsection (g). The decree may be enforced as other judgments of the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state.

      (g) At the time of appointing the appraiser or appraisers, the court shall require the stockholders, who hold certificated shares and who demanded payment for their shares to submit their certificates of stock to the clerk of the court, to be held by the clerk pending the appraisal proceedings. If any stockholder fails to comply with such direction, the court shall dismiss the proceedings as to such stockholder.

      (h) The cost of any such appraisal, including a reasonable fee to and the reasonable expenses of the appraiser, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to such appraisal or any of them as appears to be equitable, except that the cost of giving the notice by publication and by registered or certified mail hereinabove provided for shall be paid by the corporation.
The court, on application of any party in interest, shall determine the amount of interest, if any, to be paid upon the value of the stock of the stockholders entitled thereto.

      (i) Any stockholder who has demanded payment of the stockholder's stock as herein provided shall not thereafter be entitled to vote such for any purpose or be entitled to the payment of dividends or other distribution on the stock, except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation, unless the appointment of an appraiser or appraisers shall not be applied for within the time herein provided, or the proceeding be dismissed as to such stockholder, or unless such stockholder with the written approval of the corporation shall deliver to the corporation a written withdrawal of the stockholder's objections to and an acceptance of the merger or consolidation, in any of which cases the right to such stockholder to payment for the stockholder's stock shall cease.

      (j) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

      (k) This section shall not apply to the shares of any class or series of a class of Stock, which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either

(1) registered on a national securities exchange, or (2) held of record by not less than 2,000 stockholders, unless the articles of incorporation of the corporation issuing such stock shall otherwise provide; nor shall this section apply to any of the shares of stock of the constituent corporation surviving a merger, if the merger did not require for its approval the vote of the stockholders of the surviving corporation, as provided in subsection (f) of K.S.A. 17-6701 and amendments thereto. This subsection shall not be applicable to the holders of a class or series of a class of stock of a constituent corporation if under the terms of a merger of consolidation pursuant to K.S.A. 17-6701 or 17-6702, and amendments thereto, such holders are required to accept for such stock anything except (i) stock or stock and cash in lieu of fractional shares of the corporation surviving or resulting from such merger or consolidation, or (ii) stock or stock and cash in lieu of fractional shares of any other corporation, which at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either registered on a national securities exchange or held of record by not less than 2,000 stockholders, or (iii) a combination of stock or stock and cash in lieu of fractional shares as set forth in (i) and
(ii) of this subsection.

PROXY               PEOPLES STATE BANKSHARES, INC.
                  1080 S.W. WANAMAKER ROAD, SUITE A
                      TOPEKA, KANSAS  66604-3888

    FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD --------------, 1996

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of PEOPLES STATE BANKSHARES, INC.
("Peoples Bankshares"), does hereby nominate, constitute and appoint
- ---------------------- and ---------------------------, or each of them
(with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the shares of common stock, $1.00 par value, of Peoples Bankshares standing in the name of the undersigned on its books at the close of business on --------------------, 1996 at the Special Meeting of Stockholders to be held at -----------------, ---------------------,
- -------------------------, -----------------------, on -----, --------------,
1996, at -:-0 -.m. Central Time, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

            1. A proposal to approve the Agreement and Plan of Reorganization dated as of December 19, 1995 (the "Reorganization Agreement"), which provides for (i) the exchange (the "Exchange") of all of the shares of common stock of Peoples State Bank ("Peoples Bank") owned by Peoples Bankshares for shares of common stock of Mercantile Bancorporation Inc. ("MBI"), (ii) the merger (the "Merger") of Mercantile Bank of Shawnee County, a wholly owned subsidiary of Ameribanc, Inc. ("Ameribanc") in organization, with and into Peoples Bank, whereby, (x) upon consummation of the Exchange, each share of Peoples Bank common stock that is beneficially owned by Peoples Bankshares will be transferred to Ameribanc in exchange for
14.4819 shares of MBI common stock and (y) upon consummation of the Merger, each outstanding share of Peoples Bank common stock (other than the shares that have been transferred to Ameribanc pursuant to the Exchange) will be converted into 14.4819 shares of MBI common stock.


                  / / FOR       / / AGAINST     / / ABSTAIN

     2. To consider and vote upon a proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement would be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Reorganization Agreement.

                  / / FOR       / / AGAINST     / / ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO
DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" EACH OF
THE PROPOSALS LISTED ABOVE.

Dated:  ---------------

                                                ------------------------------
                                                Signature of Stockholder


                                                ------------------------------
                                                Signature of Stockholder

When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If more than one person holds the power to vote the same shares, all must sign. All joint owners must sign.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY                    PEOPLES STATE BANK
                      1064 S.W. WANAMAKER ROAD
                     TOPEKA, KANSAS  66604-3888

  FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ------------------, 1996

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of PEOPLES STATE BANK ("Peoples
Bank"), does hereby nominate, constitute and appoint -------------------- and ---------------------, or each of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the shares of common stock, $100.00 par value, of Peoples Bank standing in the name of the undersigned on its books at the close of business on ------------, 1996 at the Special Meeting of Shareholders to be held at ------------------,
- ----------------------, -----------------------, ------------------, on
- --------------------, ------------------, 1996, at -:-0 -.m. Central Time, and
at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

            1. A proposal to approve the Agreement and Plan of Reorganization dated as of December 19, 1995 (the "Reorganization Agreement"), and the related Plan of Merger dated as of ---------------- (the "Plan of Merger," and, together with the Reorganization Agreement, the "Acquisition Agreements"), which provide for (i) the exchange (the "Exchange") of all of the shares of common stock of Peoples State Bank ("Peoples Bank") owned by Peoples Bank for shares of common stock of Mercantile Bancorporation Inc. ("MBI"), (ii) the merger (the "Merger") of Mercantile Bank of Shawnee County, a wholly owned subsidiary of Ameribanc, Inc. ("Ameribanc") in organization, with and into Peoples Bank, whereby, (x) upon consummation of the Exchange, each share of Peoples Bank common stock that is beneficially owned by Peoples Bankshares will be transferred to Ameribanc in exchange for 14.4819 shares of MBI common stock and (y) upon consummation of the Merger, each outstanding share of Peoples Bank common stock (other than the shares that have been transferred to Ameribanc pursuant to the Exchange) will be converted into 14.4819 shares of MBI common stock.


                  / / FOR       / / AGAINST     / / ABSTAIN

     2. To consider and vote upon a proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement would be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Acquisition Agreements.

                  / / FOR       / / AGAINST     / / ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO
DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" EACH OF
THE PROPOSALS LISTED ABOVE.

Dated:  ---------------

                                                ------------------------------
                                                Signature of Stockholder


                                                ------------------------------
                                                Signature of Stockholder

When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If more than one person holds the power to vote the same shares, all must sign. All joint owners must sign.

           PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.

                                PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS
                ------------------------------------------

Item 20.  Indemnification of Officers and Directors
- ---------------------------------------------------

            Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he of she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.
Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he or shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding.
Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

            Article 12 of the Restated Articles of Incorporation of MBI provides that MBI shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

            Pursuant to directors' and officers' liability insurance policies, with total annual limits of $30,000,000, MBI's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of MBI, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of MBI.

Item 21.  Exhibits and Financial Statement Schedules
- ----------------------------------------------------

            A.    Exhibits.  See Exhibit Index.
                  ---------


            B.    Financial Statement Schedules.  Not Applicable.
                  -----------------------------

Item 22.  Undertakings
- ----------------------

            (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MBI pursuant to the foregoing provisions, or otherwise, MBI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MBI of expenses incurred or paid by a director, officer or controlling person of MBI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MBI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (2) MBI hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of MBI's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) MBI hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

            (4) MBI undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section
230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) MBI hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

            (6) MBI hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

            (7)   MBI hereby undertakes:

                  (a) To file during any period in which offers and sales are being made, a post-effective amendment to this Registration
                Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES
                                  ----------

            Pursuant to the requirements of the Securities Act of 1933, MBI has duly caused this Registration Statement relating to the acquisition of Peoples State Bank to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 10, 1996.

                                    MERCANTILE BANCORPORATION INC.


                                    By: /s/ Thomas H. Jacobsen
                                       -------------------------------
                                           Thomas H. Jacobsen
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                              POWER OF ATTORNEY

            We, the undersigned officers and directors of Mercantile Bancorporation Inc., hereby severally and individually constitute and appoint Thomas H. Jacobsen and John Q. Arnold, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-4, registering the issuance by Mercantile Bancorporation Inc. of shares of its common stock, and the preferred share purchase rights which trade therewith, in connection with the acquisition of Peoples State Bank, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            Signature                        Title                              Date
            ---------                        -----                              ----

/s/ Thomas H. Jacobsen                Chairman of the Board,                  May 10, 1996
- ------------------------------------  President, Chief Executive
Thomas H. Jacobsen                    Officer and Director
Principal Executive Officer


/s/ John Q. Arnold                    Senior Executive Vice President and      May 10, 1996
- ------------------------------------  Chief Financial Officer
John Q. Arnold
Principal Financial Officer

/s/ Michael T. Normile                Senior Vice President - Finance          May 10, 1996
- ------------------------------------  and Control
Michael T. Normile
Principal Accounting Officer

                                    II-4


            Signature                        Title                              Date
            ---------                        -----                              ----

/s/ Harry M. Cornell, Jr.             Director                                May 10, 1996
- ------------------------------------
Harry M. Cornell, Jr.


/s/ William A. Hall                   Director                                May 10, 1996
- ------------------------------------
William A. Hall


/s/ Thomas A. Hays                    Director                                May 10, 1996
- ------------------------------------
Thomas A. Hays


/s/ Frank Lyon, Jr.                   Director                                May 10, 1996
- ------------------------------------
Frank Lyon, Jr.


                                      Director
- ------------------------------------
Edward A. Mueller


                                      Director
- ------------------------------------
Robert W. Murray


/s/ Harvey Saligman                   Director                                May 10, 1996
- ------------------------------------
Harvey Saligman


/s/ Craig D. Schnuck                  Director                                May 10, 1996
- ------------------------------------
Craig D. Schnuck


/s/ Robert L. Stark                   Director                                May 10, 1996
- ------------------------------------
Robert L. Stark


/s/ Patrick T. Stokes                 Director                                May 10, 1996
- ------------------------------------
Patrick T. Stokes


/s/ John A. Wright                    Director                                March 1, 1996
- ------------------------------------
John A. Wright


                                 EXHIBIT INDEX

Exhibit
Number                           Description                                   Page
- ------                          ------------                                   ----

    2.1 Agreement and Plan of Reorganization dated as of December 19, 1995, by and between MBI and Ameribanc, as Buyers, and Peoples Bank and Peoples Bankshares, as Sellers.

    2.2 Plan of Merger dated as of May 2, 1996, by and between Mercantile Bank of Shawnee County (in organization) and
              Peoples Bank.

    2.3 Form of Voting Agreement dated as of December 19, 1995, by and between MBI and certain stockholders of Peoples
              Bankshares.

    3.1 MBI's Restated Articles of Incorporation, as amended and currently in effect, filed as Exhibit 3(i) to MBI's Report on Form 10-Q for the quarter ended June 30, 1994, are incorporated herein by reference.

    3.2       MBI's By-Laws, as amended and currently in effect, filed as
              Exhibit 3.2 to MBI's Report on Form 10-K for the year ended
              December 31, 1995, are incorporated herein by reference.

    4.1       Form of Indenture Regarding Subordinated Securities between
              MBI and The First National Bank of Chicago, Trustee, filed as Exhibit 4.1 to MBI's Report on Form 8-K dated
              September 24, 1992, is incorporated herein by reference.

    4.2       Rights Agreement dated as of May 23, 1988 between MBI and
              Mercantile Bank, as Rights Agent (including as exhibits thereto the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and the form of Right Certificate), filed as Exhibits 1 and 2 to MBI's Registration Statement No. 0-6045 on Form 8-A, dated May 24, 1988, is incorporated herein by reference.

    5.1 Opinion of Thompson Coburn as to the legality of the securities being registered.

    8.1 Opinion of Thompson Coburn regarding certain tax matters in the Acquisition.

   10.1 The Mercantile Bancorporation Inc. 1987 Stock Option Plan, as amended, filed as Exhibit 10-3 to MBI's Report on Form
              10-K for the year ended December 31, 1989 (File No.
              1-11792), is incorporated herein by reference.

   10.2       The Mercantile Bancorporation Inc. Executive Incentive
              Compensation Plan, filed as Appendix C to MBI's definitive
              Proxy Statement for the 1994 Annual Meeting of Shareholders is incorporated herein by reference.

   10.3       The Mercantile Bancorporation Inc. Employee Stock Purchase
              Plan, filed as Exhibit 10-7 to MBI's Report on Form 10-K for the year ended December 31, 1989 (File No. 1-11792), is incorporated herein by reference.





Exhibit
Number                           Description                                   Page
- ------                          ------------                                   ----

   10.4       The Mercantile Bancorporation Inc. 1991 Employee Incentive
              Plan, filed as Exhibit 10-7 to MBI's Report on Form 10-K for the year ended December 31, 1990 (File No. 1-11792), is incorporated herein by reference.

   10.5       Amendment Number One to the Mercantile Bancorporation Inc.
              1991 Employee Incentive Plan, filed as Exhibit 10-6 to MBI's
              Report on Form 10-K for the year ended December 31, 1994, is incorporated herein by reference.

   10.6       The Mercantile Bancorporation Inc. 1994 Stock Incentive
              Plan, filed as Appendix B to MBI's definitive Proxy
              Statement for the 1994 Annual Meeting of Shareholders, is incorporated herein by reference.

   10.7 The Mercantile Bancorporation Inc. 1994 Stock Incentive Plan for Non-Employee Directors, filed as Appendix E to MBI's definitive Proxy Statement for the 1994 Annual Meeting of
              Shareholders, is incorporated herein by reference.

   10.8       The Mercantile Bancorporation Inc. Voluntary Deferred
              Compensation Plan, filed as Appendix D to MBI's definitive
              Proxy Statement for the 1994 Annual Meeting of Shareholders, is incorporated herein by reference.

   10.9 Form of Employment Agreement for Thomas H. Jacobsen, as amended, filed as Exhibit 10-8 to MBI's Report on Form 10-K for the year ended December 31, 1989 (File No. 1-11792), is incorporated herein by reference.

   10.10      Form of Change of Control Employment Agreement for John W.
              McClure, W. Randolph Adams, John Q. Arnold and Certain Other
              Executive Officers, filed as Exhibit 10-10 to MBI's Report on Form 10-K for the year ended December 31, 1989 (File No.
              1-11792), is incorporated herein by reference.

   10.11 Amended and Restated Agreement and Plan of Reorganization dated as of December 2, 1994 by and among MBI and TCBankshares, Inc., filed as Exhibit 2.1 to MBI's Report on
              Form 8-K dated December 21, 1994, is incorporated herein by reference.

   10.12 Agreement and Plan of Reorganization dated August 4, 1995, by and between MBI and Hawkeye Bancorporation, filed as
              Exhibit 2.1 to MBI's Registration Statement No. 33-63609, is incorporated herein by reference.

   10.13 Mercantile Bancorporation Inc. Supplemental Retirement Plan, filed as Exhibit 10-12 to MBI's Report on Form 10-K for the year ended December 31, 1992 (File No. 1-11792), is incorporated herein by reference.

   23.1 Consent of KPMG Peat Marwick LLP with regard to the use of its reports on MBI's financial statements.





Exhibit
Number                           Description                                   Page
- ------                          ------------                                   ----

   23.2 Consent of GRA, Thompson, White & Co., P.C. with regard to the use of its reports on Peoples Bankshares and Peoples Bank's financial statements.

   23.3       Consent of Thompson Coburn (included in Exhibit 5.1).

   24.1       Power of Attorney (included on signature page).